UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BAYWOOD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

NEVADA	2833	77-0125664
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

14950 North 83rd Place, Suite 1
Scottsdale, Arizona 85260
(480-951-3956)
(Address, including zip code, and telephone number, including area code, of registrant’s principal place of business)

Mr. Neil Reithinger
Chief Executive Officer
Baywood International, Inc.
14950 N. 83RD Place, Suite 1
Scottsdale, Arizona 85260
(480-951-3956)
(Name, address, including zip code, and telephone number, including area code, of registrant’s agent for service)

 COPIES TO:

David I. Schaffer, Esq.	Alan Baldachin, Esq.
Meltzer, Lippe, Goldstein & Breitstone, LLP	Hand, Baldachin & Amburgey, LLP
190 Willis Avenue	317 Madison Avenue, 4th Floor
Mineola, New York 11501	New York, New York 10017
(516) 747-0300 / (516) 747-0653	(212) 956-9500 / (212) 376-6080
(Telecopy)	(Telecopy)
dschaffer@meltzerlippe.com	abaldachin@hballp.com

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: 

If this form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: 

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: 

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered[7,8,9,10]	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Series I 8% Cumulative Convertible Preferred Stock[1]	540,000	$10.00	5,240,000	$160.87
Warrants to Purchase Common Stock at $0.02 per share (“Investor Warrants)[1]	27,000,000	$0.07	2,430,000	$74.60
Warrants to Purchase Common Stock at $0.04 per share (“Placement Agent Warrants)[1]	18,900,000	$0.07	$1,342,687	$41.22
Warrants to Purchase Common Stock at $0.02 per share (“10% Note Warrants”)[2]	10,000,000	$0.07	$700,000	27.63
Warrants to Purchase Common Stock at $0.05 per share (“12% Note Warrants”)[2]	4,000,000	$0.07	$480,000	$8.59
Common Stock[3],[6]	17,496,049	$0.042	$734,834	$22.56
Common Stock Issuable Upon Conversion of Series I 8% Cumulative Convertible Preferred Stock[4],8	162,000,000
Common Stock Issuable Upon Exercise of Investor Warrants4,[9]	32,400,000
Common Stock Issuable Upon Exercise of Placement Agent Warrants4,[9]	22,680,000
Common Stock Issuable Upon Exercise of Additional Warrants4,[9]	16,800,000
Common Stock Issuable Upon Exercise of Other Warrants[5],6,10	8,284,960	$0.042	$347,968	$10.68
Common Stock Issuable Upon Conversion of Series H Preferred Stock [6]	1,177,900	$0.042	$49,471	$1.51
Total				$347.66

1 The Series I Preferred Stock and Investor Warrants were offered in Units in private offerings to accredited investors completed on March 30, 2007 and July 16, 2007.  A total of 108 Units were sold at a price of $50,000 per Unit.  Each Unit consisted of 5,000 shares of Series I Preferred Stock, convertible into 1,250,000 shares of our common stock at $0.04 per share, and Investor Warrants to purchase 250,000 shares of our common stock at $0.02 per share.  The Placement Agent Warrants were issued to Northeast Securities, Inc., the placement agent, as compensation for its services in connection with the offering.  Solely for the purpose of calculating the registration fee, a value of $10.00, equal to the Stated Value of the Series I Preferred Stock, has been allocated to each share of Series I Preferred Stock and a value of $0.07 has been allocated to each Investor Warrant and Placement Agent Warrant.
2 The 10% Note Warrants were issued to the purchasers of our 10% Notes in the aggregate principal amount of $1,000,000, and the 12% Bridge Note Warrants were issued to the purchaser of our 12% 2007 Bridge Note in the principal amount of $2,000,000.  The 10% Notes Warrants and the 12% Bridge Note Warrants (collectively the “Additional Warrants”) were issued as of March 30, 2007 at exercise prices of $0.02 and $0.05 per share, respectively.  Solely for the purpose of calculating the registration fee, a value of $0.07 has been allocated to each Additional Warrant.
3 Includes 16,322,100 shares issued upon conversion of our Series H Preferred Stock and 1,173,949 shares issued as dividends on our Series H Preferred Stock.
4 No separate registration fee has been included for the shares of common stock issuable upon conversion of the Series I Preferred Stock or the exercise of the Investor Warrants, Placement Agent Warrants or Additional Warrants which are being registered, pursuant to Rule 457(g) and (i), under the Securities Act, except that the consideration to be received upon exercise of the Warrants has been added to the proposed offering price of the Warrants.
5 Includes 2,571,426 Warrants issued as part of units sold in a private offering to accredited investors on September 19, 2006, at an exercise price of $0.035 per share, 20,000 Warrants and 120,000 Warrants issued in April 2005 and June 2006, respectively, to the purchaser of certain of our indebtedness, at exercise prices of $0.02 and $0.04 per share, respectively, and 4,192,708 Warrants issued to the purchasers of our Series H Preferred Stock in December 2005, at exercise prices of from $0.02 to $0.12 per share.  Solely for the purpose of calculating the registration fee, a value of $ 0.07 has been allocated to each of these Warrants.
6 The maximum aggregate offering price of these shares is estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee and is based on the average of the high and low sales prices of our common stock as reported on the Over the Counter Bulletin Board on July 16, 2007, a date within five days prior to the filing of the Registration Statement.
7 Pursuant to Rule 416 promulgated under the Securities Act, the shares of preferred stock and common stock offered hereby include an indeterminate number of additional shares of preferred stock and common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.
8 Represents 120% of the number of shares of our common stock issuable upon conversion of our Series I Preferred Stock.
9 Represents 120% of the number of shares our common stock issuable upon exercise of our Investor Warrants, Placement Agent Warrants and Additional Warrants, respectively.
10 Represents 120% of the number of shares our common stock issuable upon exercise of our other Warrants.

i

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed without notice. Baywood International, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and Baywood International, Inc. is not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

ii

Subject to Completion dated October 12, 2007

Preliminary Prospectus

540,000 Shares of Series I 8% Cumulative Convertible Preferred Stock

59,900,000 Common Stock Purchase Warrants

260,838,909 Shares of Common Stock

This is an offering (the "Offering") of up to an aggregate of (a) 540,000 shares (the "Preferred Shares") of Series I 8% Cumulative Convertible Preferred Stock, $1.00 par value (“the Convertible Preferred Stock”), (b) 59,900,000 Common Stock Purchase Warrants (the “Warrants”), and (c) 260,838,909 shares of common stock, $0.001 par value (the “Shares”, and together with the Preferred Shares and the Warrants, collectively the “Securities”), of Baywood International, Inc., a Nevada corporation ("We", "Us", or "Baywood"), by the Selling Securityholders named in this prospectus (the "Selling Securityholders").  Of the Warrants, 27,000,000 were issued as part of units together with the Convertible Preferred Stock (the “Investor Warrants”) and expire March 31 or July 13, 2012, 18,900,000 were issued to Northeast Securities, Inc. (“NES” or the “Placement Agent”) as compensation for services as our placement agent (the “Placement Agent Warrants”) and expire March 31 and July 13, 2012, 10,000,000 were issued to purchasers of our 10% Notes dated March 30, 2007 in the aggregate principal amount of $1,000,000 (the “10% Note Warrants”) and 4,000,000 were issued to the purchaser of our 12% 2007 Bridge Note dated March 30, 2007 (the “12% Bridge Note Warrants” and, together with the 10% Note Warrants, collectively the “Additional Warrants”), and each expire March 30, 2012.  Of the Shares, 27,000,000 are issuable upon exercise of the Investor Warrants, 18,900,000 are issuable upon exercise of the Placement Agent Warrants, 14,000,000 are issuable upon exercise of the Additional Warrants, 2,571,426 are issuable upon exercise of warrants expiring September 19, 2011,  4,332,708 are issuable upon exercise of warrants expiring between April 5, 2008 and December 31, 2009, 17,500,000 were issued or are issuable upon the conversion of our Series H Preferred Stock, $1.00 par value (the “Series H Preferred”), 1,173,949 were issued as dividends on the Series H Preferred, and 135,000,000 are issuable upon the conversion of the Convertible Preferred Stock, in each case issued by us in private placements of securities or other transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").  The 40,360,824 share balance of the 260,838,909 shares being offered represent an additional 20% of the shares underlying the Convertible Preferred Stock and Warrants which, we estimate, may become issuable upon the application of provisions for weighted average anti-dilution contained in these Securities (the “Anti-Dilution Shares”).  See “DESCRIPTION OF CAPITAL STOCK”.

Our common stock is quoted on the OTC Bulletin Board (the "OTCBB") under the symbol "BYWD".  On October 10, 2007, the closing sales price of our common stock on the OTCBB was $0.35 per share.  Our Convertible Preferred Stock, Investor Warrants, Placement Agent Warrants and Additional Warrants are also being listed on the OTCBB.

The Company estimates that the Selling Securityholders will sell the Convertible Preferred Stock at a range of $8.00 to $10.00 per share, and will sell the Warrants at a range of $0.01 to $0.02 per Warrant, until our Preferred Shares and Warrants are quoted on the OTCBB, and thereafter at prevailing market prices or privately negotiated prices.

SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF FACTORS THAT YOU SHOULD CONSIDER BEFORE BUYING OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Other than receipt of the cash exercise price upon exercise of the Investor Warrants, Placement Agent Warrants and the Additional Warrants (collectively the “Registered Warrants”), and upon exercise of our other Warrants, we will receive no proceeds from the sale of the Securities sold by the Selling Securityholders.

The date of this prospectus is October 12, 2007.

PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES. YOU SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS, ESPECIALLY THE RISKS OF INVESTING IN OUR SECURITIES DISCUSSED UNDER "RISK FACTORS". UNLESS WE STATE OTHERWISE, THE TERMS "WE", "US", "OUR", "COMPANY", "MANAGEMENT", OR SIMILAR TERMS COLLECTIVELY REFER TO BAYWOOD INTERNATIONAL, INC., A NEVADA CORPORATION, AND ITS SUBSIDIARIES, AS WELL AS THEIR RESPECTIVE PREDECESSORS. SOME OF THE STATEMENTS IN THIS "PROSPECTUS SUMMARY" ARE FORWARD-LOOKING STATEMENTS. SEE "SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS".

OUR BUSINESS
GENERAL

We are a nutraceutical company specializing in the development, marketing and distribution of our own proprietary brands under the names Baywood PURECHOICE®, Baywood SOLUTIONS®, Baywood EVOLUTION™, Complete La Femme® and LifeTime®.  We distribute our products through independent and chain health food stores, pharmacies, grocery stores, and other direct-to-consumer channels both internationally and domestically.

COMPANY OBJECTIVE AND MISSION

We develop and market nutraceutical products under the LifeTime® and Baywood brands.  The products include single ingredient items as well as multi-ingredient formulas.  Many of our formulas utilize scientifically-supported ingredients which target specific health conditions.  Through active involvement in the trends that affect consumers, we focus on building brand identity for each of the types of products and product lines we develop.  We believe our potential for growth involves the continued development of niche products that can be marketed and sold to our existing and new retail channels in North America and through existing and newly designated distributors internationally.  Retail channels include independent and chain health food stores, pharmacies, grocery and drug chains and other direct-to-consumer retailers.  We strive to achieve our objective by identifying products with favorable demographic appeal while being supported by scientifically-supported ingredients, quickly modifying products and promotions in response to changing consumer demands, and developing creative and cost-effective marketing and advertising programs specifically designed to support existing customers and attract new customers.  Our sales force provides timely feedback from the retail channels on the ever-changing consumer demands.

PRODUCTS

Our products currently consist of five nutraceutical brand lines, Baywood SOLUTIONS®, Baywood PURECHOICE®, Complete La Femme®, Baywood EVOLUTION™ and LifeTime®.  As of May 31, 2007, we had 370 distinct products including varying strengths and sizes of certain items.

HISTORY

We incorporated as Baywood Financial, Inc. in Nevada on June 13, 1986.  In March 1992, we changed our name to Baywood International, Inc.  Between 1992 and 1998, we directed most of our sales efforts to international markets and established either distribution or registration of our products in certain Pacific Rim and European countries.  Prior to 1998, we relied on the distribution of one main product to one major customer in China.  In March 1998, due to governmental restrictions in China, this customer discontinued its purchases, which caused a dramatic decrease in our sales in 1998.

Throughout 1998 and the first six months of 1999, we completely revamped our corporate strategy to focus on the development of our own proprietary brand lines to be distributed in the North American retail marketplace and internationally through designated distributors.  As a result, we transformed our business with a new marketing image, product lines, marketing campaign, and distribution channels.  Through 2006, we focused on strengthening the brand awareness and sales of our product lines, Baywood PURECHOICE®, Baywood SOLUTIONS®, Baywood EVOLUTION™ and Complete La Femme® lines.  Where we had experienced a high concentration of sales with one major customer in the international market up through 1998, our domestic marketing strategies have now diversified our sales to thousands of customers in the retail health food market.

On September 13, 2001, we formed EpiPharma, Inc. as a subsidiary, to develop and produce complex nutraceuticals and other novel technologies for therapeutic applications.  Our objective was to utilize EpiPharma as a vehicle to pursue the acquisition and investment in other novel, cutting-edge technologies and companies in the healthcare field.  In August 2005, EpiPharma entered into a letter of intent to merge with Strategic Healthcare Systems, Inc., a healthcare management company.  On December 29, 2005, EpiPharma entered into a definitive Securities Purchase Agreement and Plan of Reorganization with Strategic Healthcare Systems whereby Strategic Healthcare Systems and the stockholders of Strategic Healthcare Systems sold, and EpiPharma purchased, all of the outstanding shares of capital stock of Strategic Healthcare Systems, in exchange for an aggregate of 95,000,000 shares of EpiPharma’s common stock held by us.  In connection with this agreement, we retained 1,500,000 shares of EpiPharma’s common stock and received 500,000 shares of EpiPharma’s Series A Preferred Shares, par value $1.00 per share.  In addition we received cash of $200,000.  The combination of cash and shares received under this agreement resulted in a gain on sale of subsidiary in our financial statements.  Furthermore, Neil Reithinger, our President, Chief Executive Officer and Acting Chief Financial Officer, resigned all of his positions as an officer of EpiPharma, including, without limitation, his position as President and Karl Rullich, our Vice President, resigned all of his positions as an officer and director of EpiPharma, including his positions as Vice President, Secretary and Treasurer.  Concurrently with Mr. Reithinger’s and Mr. Rullich’s resignations of their positions within EpiPharma, the existing management of Strategic Healthcare Systems assumed control of the management of EpiPharma.  On March 9, 2006, EpiPharma changed its name from EpiPharma, Inc. to Strategic Healthcare Systems, Inc.

On December 15, 2005, we sold 350,000 shares of Series H Preferred to a group of accredited investors.  Effective as of May 15, 2007, 326,442 shares of Series H Preferred were converted into 16,322,100 shares of our common stock.

In connection with the issuance of the Series H Preferred, we issued warrants (the “Series H Warrants”) to purchase an aggregate of 4,192,708 shares of our common stock, expiring December 15, 2008.  In connection with the incurrence of certain indebtedness in 2005 and 2006, we issued warrants (the “Ancillary Warrants”), to purchase an aggregate of 140,000 shares of our common stock, expiring on April 5, 2008 and June 28, 2009, respectively.

On September 19, 2006, we completed a $300,000 private placement of Units (the “2006 Bridge Financing”).  Each Unit consisted of (i) $50,000 principal amount of 10% Senior Convertible Notes (the “Senior Convertible Notes”) and (ii) five-year Warrants to purchase 428,571 shares of our common stock (the “Bridge Warrants”) at a price per share of $0.035, which represents 30% of the principal amount of the Senior Convertible Notes divided by the exercise price.  The Senior Convertible Notes were to mature on the earlier of (a) 12 months after initial issuance, (b) upon the consummation by us of a merger, business combination, sale of all or substantially all of our assets or other change of control or (c) following the closing of an equity or debt financing in which we receive at least $7,000,000 in gross proceeds (a "Qualified Placement").  The principal amount and accrued interest of the Senior Convertible Notes were convertible, at the option of each investor, into the securities sold in a Qualified Placement, on the same terms and conditions as other investors in the Qualified Placement.  Investors in the 2006 Bridge Financing have customary "piggyback" registration rights, as well as in certain cases the right to demand that we file a single registration statement, in each case with respect to the shares of our common stock issuable upon exercise of the Bridge Warrants.  Registration rights, if any, with respect to any capital stock issuable upon conversion of the Senior Convertible Notes were to be set forth in the terms of the Qualified Placement.  We paid Northeast Securities, Inc., the placement agent for the sales of the Units in the 2006 Bridge Financing (the “Placement Agent”), a fee of 10% of the gross proceeds received by us and reimbursed the Placement Agent $15,000 of its expenses.  We used the net proceeds of the 2006 Bridge Financing for working capital purposes.  The 2006 Bridge Financing was made to a limited number of “accredited investors” and is believed by us to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) or 4(6) thereof and/or Regulation D thereunder.  As of March 30, 2007, the investors converted all of the principal amount of the Senior Convertible Notes into 6 Units in the 2007 Private Placement described below and $16,832 of accrued interest was paid in cash.  The 2,571,426 shares of our common stock issuable upon exercise of the Bridge Warrants are included in this Offering.

On April 5, 2007, effective March 30, 2007, we acquired, through our newly-formed wholly-owned subsidiary, Baywood Acquisition, Inc. (“Baywood Acquisition”), substantially all of the assets, and assumed certain liabilities, of Nutritional Specialties, Inc., d/b/a LifeTime® or LifeTime® Vitamins, a California corporation (“NSI”), for a purchase price of approximately $11,100,000 (the “Acquisition”). As provided in the Asset Purchase Agreement, dated March 30, 2007, among the Company, Baywood Acquisition, NSI and Thomas Pinkowski, Charles Ung and M. Amirul Karim, the stockholders of NSI (the “Asset Purchase Agreement”), the purchase price was payable as to $7,600,000 in cash, $1,100,000 in our common stock (valued at $.05 per share, or 22,000,000 shares), an aggregate of $1,300,000 in promissory notes of the Company, consisting of 8% unsecured promissory notes in the aggregate amount of $700,000 and 8% unsecured convertible promissory notes in the aggregate amount of $600,000, convertible into shares of our common stock at $0.05 per share, assumption of indebtedness of approximately $1,100,000, and five-year warrants to purchase an aggregate of 700,000 shares of our common stock at an exercise price of $.05 per share (the “Seller Warrants”).

In connection with the Acquisition, the Company raised an aggregate of $10,215,000, including (i) $5,215,000 in an offering of Units (the “2007 Private Placement”), with each Unit consisting of 5,000 Preferred Shares, convertible into 1,250,000 shares of common stock at $.04 per share, and five-year Warrants (the “Investor Warrants”) to purchase 250,000 shares of common stock at an exercise price of $.02 per share (the “Initial Offering”), (ii) the issuance of 10% Notes in an aggregate principal amount of $1,000,000 (the “10% Notes”), (iii) the issuance of a 12% 2007 Bridge Note in the principal amount of $2,000,000 (the “12% Bridge Note”), and (iv) bank financing in an aggregate principal amount of $2,000,000 (“Bank Financing”).  As part of the Initial Offering, all of our Senior Convertible Notes were converted into an aggregate of six Units.  The purchasers of the 10% Notes were issued Warrants (the “10% Note Warrants”) to purchase 10,000,000 shares of our common stock, at an exercise price of $.02 per share, and the purchaser of the 12% Bridge Note was issued Warrants (the “12% Bridge Note Warrants” and, together with the 10% Note Warrants, collectively the “Additional Warrants”) to purchase 4,000,000 shares of our common stock at an exercise price of $.05 per share.  Following the Initial Offering and until the termination of the 2007 Private Placement effective as of July 16, 2007, we sold an additional 3.7 Units for an aggregate purchase price of $185,000.  The Preferred Shares and Investor Warrants comprising such Units and the Additional Warrants, and the shares of our common stock underlying these Preferred Shares, Investor Warrants and Additional Warrants, are included in this Offering.  The sale of the Units, 10% Notes and 12% Bridge Note was conducted through NES as the exclusive placement agent.

The Units were offered and sold to investors who qualified as “accredited investors” as defined in Rule 501(a) under the Securities Act, pursuant to an exemption from registration under Section 4(2) or 4(6) of the Securities Act and/or Regulation D thereunder.

The purchasers of the 10% Notes were O. Lee Tawes, III, a member of our board of directors (the “Board”) and an affiliate of the Placement Agent, and his designee.  Mr. Tawes, Mr. David Tsiang, a member of the Board and the Managing Director of Investment Banking of the Placement Agent, NES and other affiliates or employees of the Placement Agent also purchased an aggregate of $1,060,000 of Units in the 2007 Private Placement.  Other affiliates or employees of the Placement Agent also purchased an aggregate of four Units in the 2006 Bridge Financing.  See “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS”.

The Bank Financing was provided by Vineyard Bank N.A., with offices in Orange, California (“Vineyard”), and consisted of a $1,500,000 term loan and a $500,000 revolving line of credit loan to the Company.  The term loan, which was closed as of March 30, 2007, has a three-year maturity with a 10-year amortization, at an interest rate of 9% per annum.  The revolving line of credit loan has a two-year maturity at an interest rate equal to the prime rate plus 1%, fully floating, payable interest only until maturity, and requires one consecutive 30-day period each year when no revolving line of credit debt is outstanding.  Both loans are secured by a first priority security interest in all business assets of the Company.  Both loans contain financial covenants, including cash flow coverage and leverage ratios.

On July 12, 2007, the Company repaid the 12% 2007 Bridge Note from the proceeds of an additional financing (the “Refinancing”) from Vineyard, consisting of a $2,000,000 term loan having a two-year maturity, at an interest rate equal to the prime rate plus 2%.  The Refinancing is secured by the same collateral and contains substantially the same terms and conditions as the Bank Financing.  Repayment of the Refinancing has been guaranteed by O. Lee Tawes, III.

We have caused Baywood Acquisition to change its name to Nutritional Specialties, Inc., d/b/a LifeTime® (“LifeTime”) and we are operating LifeTime as a separate subsidiary, based at its current location in Orange, California.  Mr. Pinkowski, formerly the President of NSI, is now a Vice President of the Company and the President of LifeTime.

On the date of this prospectus, our authorized common stock consists of 200,000,000 shares, of which approximately 131,596,110 shares are issued and outstanding.  Assuming conversion of all Convertible Preferred Stock, Series H Preferred and convertible notes and exercise of all outstanding options, Warrants and Seller Warrants, we will have an additional 229,352,037 shares of common stock outstanding, or a total of 360,948,147 fully diluted shares outstanding.  As a result, we currently do not have enough authorized shares of common stock to meet our obligations to issue shares upon conversion of the Convertible Preferred Stock, Series H Preferred and convertible notes and options and the exercise of the Warrants and the Seller Warrants.  The Board has authorized, and our stockholders, by written consent of a majority entitled to vote thereon, have approved, amendments to our Articles of Incorporation (the “Charter Amendment”) (i) to increase our authorized common stock from 200,000,000 to 500,000,000 shares, (ii) to effectuate a 1:20 reverse split of our outstanding common stock (the “Reverse Split”), and (iii) to reduce the par value of our preferred stock from $1.00 to $.001 per share.  It is intended that the Charter Amendment will become effective on or about November 15, 2007.  The Charter Amendment will not become effective, however, until twenty (20) days after a definitive information statement relating thereto (the “Information Statement”) has been filed with and approved by the Securities and Exchange Commission (“SEC”) and delivered to the stockholders.  We filed an amended Information Statement with the SEC on July 9, 2007, which has since been reviewed and cleared by the Staff, and is in the process of being mailed to the stockholders.  Accordingly, purchasers in this Offering who elect to convert their Convertible Preferred Stock or Series H Preferred or exercise their Warrants before the Charter Amendment becomes effective may be unable to do so in full or in part because the Company, prior to the Charter Amendment becoming effective, may not have sufficient authorized shares of common stock to deliver to the purchaser.  See “RISK FACTORS – RISKS RELATED TO OUR SECURITIES”.

If the Charter Amendment were effective on the date of this prospectus, we would have 500,000,000 shares of common stock authorized and a total of 18,047,407 fully diluted shares of common stock outstanding.  In addition, when the Reverse Split becomes effective, the conversion prices of the Convertible Preferred Stock and the Series H Preferred and the respective exercise prices of the Warrants will be increased in accordance with their terms by a multiple of 20; for example, the conversion price of the Convertible Preferred Stock will be $.80 per share and the exercise price of the Bridge Warrants will be $.70 per share.  Additional information regarding the effect of the Reverse Split will be provided, by footnote or other disclosure, from time to time in this prospectus as the Company deems appropriate.

Effective March 30, 2007, the Company, the Placement Agent and certain significant stockholders, including officers and directors, holding in the aggregate a substantial percentage of the Company’s common stock (on an as-converted basis) entered into a three-year Voting Agreement (the “Voting Agreement”) whereby such stockholders agreed to vote all shares of capital stock of the Company now or thereafter directly or indirectly owned by them in such manner as may be necessary to elect (and maintain in office) a five-person Board consisting of, in part, two directors designated by the Placement Agent.  The initial Placement Agent designees are O. Lee Tawes, III and David Tsiang.

Our principal executive offices are located at 14950 North 83rd Place, Suite 1, Scottsdale, Arizona 85260. Our telephone number is (480) 951-3956 and our web address is www.bywd.com.  We do not intend for the content of our website to be incorporated into this prospectus.

We have not been a party to any bankruptcy, receivership or similar proceeding.  Except for the Acquisition, and except as otherwise described herein, we have not been involved in any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

THE OFFERING

Convertible Preferred Stock offered	540,000 Preferred Shares

Warrants offered	Warrants to purchase 59,900,000 shares of common stock [1]

Common stock offered	260,838,909 shares [2],4
Common stock to be outstanding after this Offering	360,948,147 shares [3,4]

Total dollar value of common stock issuable upon
conversion of Preferred Shares being offered	$8,699,625[5]

Use of proceeds after expenses	For general corporate purposes and working capital. See “Use of Proceeds.”

OTCBB Trading Symbol	BYWD

Unless otherwise indicated, all information contained in this prospectus gives effect to the acquisition by us of substantially all the assets of NSI effective as of March 30, 2007.

Unless otherwise indicated, the information contained in this prospectus does not give effect to the following:

•	The Reverse Split;
•	the issuance of shares of our common stock upon exercise of the Warrants; and
•	the issuance of shares of our common stock upon conversion of the Convertible Preferred Stock and the Series H Preferred.

1
Includes 27,000,000 Investor Warrants issued in the 2007 Private Placement, 10,000,000 10% Note Warrants, 4,000,000 12% Bridge Note Warrants, and 18,900,000 Placement Agent Warrants.  Post-Reverse Split, such numbers would be 1,350,000, 500,000, 200,000, and 945,000, respectively.

[2]
13,041,945 shares post-Reverse Split.  Includes 16,322,100 (81,610 shares post Reverse-Split) shares issued upon conversion of Series H Preferred, 1,173,949 (58,697 post-Reverse Split) issued as dividends on the Series H Preferred,  and the balance issuable upon conversion of the Convertible Preferred Stock and the remaining Series H Preferred  and the exercise of all Warrants.  Includes 40,360,824 (2,018,041 shares post-Reverse Split) Anti – Dilution Shares.  See “DESCRIPTION OF CAPITAL STOCK”.

[3]	18,047,407 shares post-Reverse Split. Excludes 40,360,824 (2,018,041 shares post-Reverse Split) Anti-Dilution Shares.
[4]	Assumes the exercise in full of all options, Warrants and Seller Warrants and the conversion in full of all convertible notes, the Convertible Preferred Stock and the Series H Preferred.
[5]
Based on product of (i) 130,375,000 shares of common stock underlying Preferred Shares sold as of March 30, 2007 and (ii) $.065 closing market price per share of common stock on that date, plus product of (iii) 4,625,000 shares of common stock underlying Preferred Shares sold as of July 16, 2007 and (iv) $.042 closing market price per share of common stock on that date.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.  WE ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.  YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS IS ACCURATE AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS ONLY.  OUR BUSINESS, PROSPECTS, FINANCIAL CONDITION, AND RESULTS OF OPERATIONS MAY HAVE CHANGED SINCE THAT DATE.

SUMMARY CONSOLIDATED FINANCIAL DATA OF BAYWOOD INTERNATIONAL, INC.; SUMMARY FINANCIAL DATA OF NSI; AND PRO FORMA FINANCIAL DATA OF BAYWOOD INTERNATIONAL, INC. AND NSI

The following condensed statement of operations data of Baywood for the years ended December 31, 2005 and 2006, and the selected balance sheet data at December 31, 2006, are derived from our financial statements and the related notes, audited by Epstein, Weber & Conover, PLC, our independent auditors.  The following condensed statement of operations data of NSI for the years ended August 31, 2005 and 2006, and the selected balance sheet data at August 31, 2006, are derived from the financial statements of NSI and the related notes, audited by Epstein, Weber & Conover, PLC.  Our financial statements and the related notes as of December 31, 2006 and for the two years ended December 31, 2006, and the financial statements and the related notes of NSI as of August 31, 2006 and for the two years ended August 31, 2006, are included elsewhere herein.  The unaudited consolidated selected statement of operations data of Baywood for the six months ended June 30, 2006 and 2007, and the unaudited consolidated selected balance sheet data at June 30, 2006 and 2007, are derived from our unaudited financial statements, which have been prepared on a basis consistent with our audited financial statements and, in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of our financial position and results of operations.  The unaudited selected statement of operations data of NSI for the three months ended March 31, 2006 and 2007, and the unaudited selected balance sheet data at March 31, 2006 and 2007, are derived from the unaudited financial statements of NSI, which have been prepared on a basis consistent with its audited financial statements and, in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of its financial position and results of operations.  The pro forma selected balance sheet data of Baywood and NSI at December 31, 2006 and the pro forma selected statement of operations data of Baywood and NSI for the three months ended March 31, 2007 are derived from their respective unaudited financial statements.  The results of operations for any interim period are not necessarily indicative of results to be expected for the entire year.  The following data should be read in conjunction with “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” and our financial statements and the related notes and the financial statements and related notes of NSI included elsewhere in this prospectus.

BAYWOOD INTERNATIONAL, INC.
STATEMENT OF OPERATIONS DATA

	YEARS ENDED DECEMBER 31,		SIX MONTHS ENDED JUNE 31,
	2006	2005	2007	2006
Net sales	$1,077,929	$1,224,687	$3,412,683		$694,695
Cost of goods sold	560,862	659,455	1,990,022		374,613
Gross profit	517,067	565,232	1,442,661		320,082
Total operating expenses	870,105	1,084,461	1,190,303		459,088
Total other (income) expense	271,472	(84,005)	922,554		75,379
Income (loss) before provision (benefit) for income taxes	(624,510)	(435,224)	(690,196)		(214,385)
Provision for income taxes	-	-	-		-
Net income (loss)	$(624,510)	$(435,224)	$(690,196)		(214,385)
EARNINGS PER SHARE INFORMATION:
Basic and diluted net income per share	$(.01)(.29)*	$(.0)(.23)*1	$(.01)(.11)*	$	(---)(.03)*

* If Reverse Split had been effective.

NSI
STATEMENT OF OPERATIONS DATA

	YEARS ENDED AUGUST 31,		THREE MONTHS ENDED MARCH 31,
	2006	2005	2007	2006
Net sales	$11,944,205	$10,621,287	$3,234,803	$3,219,108
Cost of goods sold	6,883,547	6,321,416	1,790,731	1,900,985
Gross profit	5,060,658	4,300,271	1,444,072	1,318,123
Total operating expenses	3,819,099	3,624,465	837,336	923,497
Total other (income) expense	(13,329)	(3,186)	(25,219)	(25,012)
Income (loss) before provision (benefit) for income taxes	1,254,888	678,992	631,955	419,638
Provision for income taxes	-	-
Net income (loss)	$1,254,888	$678,992	$631,955	$419,638

BAYWOOD INTERNATIONAL, INC.
BALANCE SHEET DATA

AT DECEMBER 31, 2006

Cash and cash equivalents	$22,200
Working capital	(3,025,365)
Total assets	480,444
Long-term debt	-
Stockholders' equity (deficiency)	$(2,754,281)

NSI
BALANCE SHEET DATA

AT AUGUST 31,
2006
Cash and cash equivalents	$417,870
Working capital	1,555,026
Total assets	2,708,627
Long-term debt	1,118,329
Stockholders' equity	$487,427

BAYWOOD INTERNATIONAL, INC.
NSI
PRO FORMA STATEMENT OF OPERATIONS DATA

	AT MARCH 31,
	2007		2006
Net sales	$3,440,936		$3,535,599
Cost of goods sold	1,810,467		2,072,871
Gross profit	1,630,469		1,499,493
Total operating expenses	1,021,829		1,141,681
Total other (income) expense	124,315		(61,227)
Income (loss) before provision (benefit) for income taxes	484,325		309,844
Provision for income taxes	-		-
Net income (loss)	$484,325		$309,844
EARNINGS PER SHARE INFORMATION:
Basic and diluted net income per share	$.01/.23	*	$.01/$.15	*

* If Reverse Split had been effective.

BAYWOOD INTERNATIONAL, INC.
NSI
PRO FORMA BALANCE SHEET DATA

AT DECEMBER 31,
2006
Cash and cash equivalents	$1,275,911
Working capital	(3,291,999)
Total assets	14,615,095
Long-term debt	3,441,884
Stockholders' equity (deficiency)	$4,448,938

RISK FACTORS

AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE BUYING PREFERRED SHARES, WARRANTS OR OUR COMMON STOCK. OUR BUSINESS, PROSPECTS, FINANCIAL CONDITION, AND RESULTS OF OPERATIONS MAY BE MATERIALLY AND ADVERSELY AFFECTED DUE TO ANY OF THE FOLLOWING RISKS. THE TRADING OF OUR SECURITIES COULD DECLINE DUE TO ANY OF THESE RISKS. YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT IN OUR SECURITIES. SOME OF THE STATEMENTS IN "RISK FACTORS" ARE FORWARD LOOKING STATEMENTS. SEE "SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS".

RISKS RELATED TO OUR BUSINESS

OUR INDEPENDENT AUDITORS HAVE EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN AND, IF WE DO NOT CONTINUE AS A GOING CONCERN, YOU MAY LOSE YOUR ENTIRE INVESTMENT.

In their report dated March 30, 2007, our independent auditors, Epstein Weber & Conover, PLC, stated that our financial statements for the year ended December 31, 2006 were prepared assuming that we would continue as a going concern.  Our ability to continue as a going concern is an issue raised as a result of a loss for the year ended December 31, 2006 in the amount of $624,510 and a loss for the year ended December 31, 2005 in the amount of $435,224.  We continue to experience net operating losses.  Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from officers, directors and third parties, including obtaining additional funding from the sale of our securities and obtaining loans from individuals or various financial institutions where possible.  Our ability to generate profits in turn depends in large part on the success of the Acquisition, of which there can be no assurance.  The going concern qualification in the auditor's report is designed to emphasize the uncertainty related to our business as well as the level of risk associated with an investment in our common stock.  If we do not continue as a going concern, you may lose your entire investment.

WE HAVE HAD A HISTORY OF LOSSES AND IF WE CANNOT CONSISTENTLY GENERATE POSITIVE CASH FLOWS OR RAISE SUFFICIENT CAPITAL THEN WE WILL NOT REALIZE OUR GROWTH POTENTIAL AND OUR BUSINESS COULD SUFFER FINANCIALLY.

Our net losses in 2002, 2003, 2004, 2005 and 2006 were $281,119, $373,758, $657,291, $435,224 and $624,510, respectively.  We are attempting to generate positive cash flows as we grow by maintaining costs.  However, we expect to require increasing cash flows to finance our needs for inventory to successfully build the distribution of our products into the marketplace.  We believe the Acquisition, as well as the funds raised in 2007 Private Placement for working capital, will enable us to meet our obligations for growth and to implement more aggressive sales, marketing and advertising programs.  However, if the Acquisition is not successful and if cash shortfalls occur, it is possible management will not make adequate financing advances to us.  If we cannot raise the necessary capital, we may not meet our projections for growth and our sales could be adversely affected due to delays in shipments and loss of customers.

WE DEPEND ON THIRD-PARTY SUPPLIERS AND MANUFACTURERS.  ANY DISRUPTION OR EXTENDED DELAY IN PRODUCT SUPPLY FROM ANY OF OUR THIRD-PARTY SUPPLIERS COULD HAVE A SIGNIFICANT ADVERSE IMPACT ON OUR OPERATIONS.

There are numerous companies that produce or supply the types of products we distribute.  We do not manufacture any of our products and depend entirely on third party manufacturers and suppliers.  Typically, we do not have supply agreements, but submit purchase orders for our products.  We currently utilize nine different contract manufacturers, including two manufacturers owned or controlled by Charles Ung and M. Amirul Karim, respectively, stockholders of NSI, pursuant to agreements which obligate LifeTime to buy specified products from these companies for an initial three year period so long as pricing and other terms are competitive with those of other manufacturers.  Although we believe that a number of alternative manufacturers are available and that we could replace our main suppliers with alternative sources at comparable prices and terms, any disruption or extended delay in our product supply from any of our third party suppliers could have a significant adverse impact on our operations.  In addition, the time needed to replace any of our main suppliers could adversely affect our operations by delaying shipments and potentially losing customers to our competition.

IF WE CANNOT MAINTAIN ADEQUATE INVENTORY, OUR REVENUES WILL LIKELY DECREASE AND OUR BUSINESS MAY BE HARMED.

From time to time, we have experienced difficulty maintaining sufficient inventory to meet customer demand.  This has resulted from a lack of financing necessary to build and manage our inventory.  We may not be able to obtain such financing in the future on acceptable terms or at all.  If we do not have sufficient inventory to meet our demand, our revenues will likely decrease. Additionally, if we do not fill our customers' orders, they may turn to other suppliers and we could lose the relationship entirely.

WE EXPERIENCED A REDUCTION IN SALES DURING 2006, AND WE NEED TO GENERATE ADDITIONAL SALES TO SUPPLEMENT OUR CASH FLOW.

In 2006, our net sales were $1,077,929 compared to net sales of $1,224,687 in 2005, a decrease of 12%.  The decrease in net sales for the twelve-month period is primarily due a decrease in sales to our customers in the U.S. and Canada that resulted from our inability to finance the promotion and marketing of our products for our retail customers.  In addition, since our business is dependent on the introduction of new products, the decrease in sales was also a result of our inability to properly finance the inventory to supply any new products into the marketplace.  As a result, we are attempting to generate further business in other existing areas of distribution and develop new relationships overseas so that we are able to recapture those lost sales.  If we are not successful, or if we are not able to grow the revenue of LifeTime on a consolidated basis, our cash flows could be limited and we could have difficulty paying our expenses.  As a result, we may have to raise additional financing or curtail our operations.

OUR BUSINESS IS SENSITIVE TO PUBLIC PERCEPTION.  IF ANY OF OUR PRODUCTS PROVES TO BE HARMFUL TO CONSUMERS OR IF SCIENTIFIC STUDIES PROVIDE UNFAVORABLE FINDINGS REGARDING THEIR SAFETY OR EFFECTIVENESS, THEN OUR BRANDS AND OUR IMAGE IN THE MARKETPLACE WOULD BE NEGATIVELY IMPACTED.

Our business could be adversely affected if any of our products or similar products distributed by other companies prove to be harmful to consumers or if scientific studies provide unfavorable findings regarding the safety or effectiveness of our products or any similar products.  Our dietary supplement products contain vitamins, minerals, herbs and other ingredients that we regard as safe when taken as directed by us and that various scientific studies and literature have suggested may offer health benefits.  While quality control testing is conducted on the ingredients in our products, we are highly dependent upon consumers' perception of the overall integrity of the dietary supplements business.  The safety and quality of products made by competitors in our industry may not adhere to the same quality standards that ours do, and may result in a negative consumer perception of the entire industry.  If our products suffer from this negative consumer perception, it is likely our sales will slow and we will have difficultly generating revenues.

WE ARE AT RISK FOR PRODUCT LIABILITY CLAIMS AND REQUIRE ADEQUATE INSURANCE TO PROTECT US AGAINST SUCH CLAIMS.  IF WE ARE UNABLE TO SECURE THE NECESSARY INSURANCE COVERAGE AT AFFORDABLE COST TO PROTECT OUR BUSINESS AGAINST ANY CLAIMS, THEN OUR EXPOSURE TO LIABILITY WILL GREATLY INCREASE AND OUR ABILITY TO MARKET AND SELL OUR PRODUCTS WILL BE MORE DIFFICULT SINCE CERTAIN CUSTOMERS RELY ON THIS INSURANCE IN ORDER TO DISTRIBUTE OUR PRODUCTS.

We are constantly at risk that consumers and users of our products will bring lawsuits alleging product liability.  We are not aware of any claims pending against us or our products that would adversely affect our business.  While we will continue to attempt to take what we consider to be appropriate precautions, these precautions may not protect us from significant product liability exposure in the future.  We maintain $2,000,000 in product liability insurance for our products through third party providers.  We believe our insurance coverage is adequate; however, there can be no assurance that we will be able to retain our existing coverage or that this coverage will be cost-justified or sufficient to satisfy any future claims.  In addition to carrying our own coverage, we also require our manufacturers to carry product liability insurance.  If we are sued, we may not have sufficient resources to defend against the suit or to pay damages.  A material lawsuit could negatively impact our business.

OUR STOCK PRICE IS VOLATILE AND, IF CONTINUED VOLATILITY OCCURS OR IF OUR STOCK PRICE CONTINUES TO BE LOW, THEN OUR STOCK MAY BE LESS ATTRACTIVE TO INVESTORS, WE MAY NOT BE ABLE TO RAISE ADEQUATE CAPITAL AND WE MAY BE SUBJECT TO THE RISK OF LITIGATION.

During the years ended December 31, 2006, 2005 and 2004, and to date in 2007, the trading price of our common stock has ranged from $0.17 to $0.01.  The volatility in our stock price could be caused by a variety of factors, many of which are beyond our control.  These factors include, but are not limited to, the following:

•	operating results that vary from the expectations of management, securities analysts and investors;
•	changes in expectations as to our business, prospects, financial condition, and results of operations, including financial estimates by third-party analysts and investors;
•	announcements by us or our competitors of new product innovations and material developments;
•	the operating and securities price performance of other companies that investors believe are comparable to us;
•	future sales of our equity or equity-related securities;
•	changes in general conditions or trends in our industry and in the economy, the financial markets, and the domestic or international political situation;
•	fluctuations in oil and gas prices;
•	additions or departures of key personnel;
•	future sales of our common stock; and
•	regulatory considerations.

Domestic and international stock markets often experience significant price and volume fluctuations that are unrelated to the operating performance of companies with securities trading in those markets.  These fluctuations, as well as political events, terrorist attacks, threatened or actual war, and general economic conditions unrelated to our performance, may adversely affect the price of our common stock.  In the past, securities holders of other companies often have initiated securities class action litigation against those companies following periods of volatility in the market price of those companies' securities.  If the market price of our stock fluctuates and our stockholders initiate this type of litigation, we could incur substantial costs and experience a diversion of our management's attention and resources, regardless of the outcome.  This could materially and adversely affect our business, prospects, financial condition, and/or results of operations.  In addition, the exposure of our common stock to the general investing community is limited and thereby inhibits our ability to obtain new investors to help finance our business.

After the Reverse Split becomes effective, the immediate effect will be to reduce the number of shares of our outstanding common stock and to increase the trading price of such common stock. However, the effect of the Reverse Split upon the market price of our common stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances would indicate that a reverse split sometimes improves stock performance, but in many cases does not.  There can be no assurance that the trading price of our common stock after the Reverse Split will rise in proportion to the reduction in the number of shares of our common stock outstanding as a result of the Reverse Split or remain at an increased level for any period.  Also, there is no assurance that the Reverse Split would not eventually lead to a decrease in the trading price of our common stock.  The trading price of our common stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions.

WE MUST DEVELOP AND INTRODUCE NEW PRODUCTS TO SUCCEED.

Our future growth depends on new product development.  The success of new product introductions depends on various factors, including the following:

•	proper new product selection;
•	successful sales and marketing efforts;
•	timely delivery of new products;
•	availability of raw materials; and
•	customer acceptance of new products.

We face challenges in developing new products, primarily with funding development costs and diversion of management time.  On a regular basis, we evaluate opportunities to develop new products through product line extensions and product modifications.  We may not successfully develop product line extensions or integrate newly developed products into our business.  In addition, newly developed products may not contribute favorably to our operations and financial condition.  Our failure to develop and introduce new products on a timely basis would adversely affect our future operating results.

WE MAY NEED ADDITIONAL CAPITAL AND IF WE DO NOT GENERATE SUFFICIENT CASH FLOW AND WE CANNOT RAISE ADDITIONAL CAPITAL, WE WILL NOT BE ABLE TO FULFILL OUR BUSINESS PLAN.

We may need to obtain additional funding in the future in order to finance our business strategy, operations, and growth.  Currently we operate profitably and generate positive cash flow.  If cash flow is not sufficient, however, we may not be able to obtain additional financing in sufficient amounts or on acceptable terms when needed.  If we fail to arrange for sufficient capital on a timely basis in the future, we may be required to curtail our business activities until we can obtain adequate financing.  Debt financing must be repaid regardless of whether or not we generate profits or cash flows from our business activities.  Equity financing may result in dilution to existing stockholders and may involve securities that have rights, preferences, or privileges that are senior to our common stock or other securities.

WE HAVE OUTSTANDING INDEBTEDNESS WHICH MAY HAVE TO BE RENEGOTIATED OR REFINANCED.

In addition to the indebtedness we incurred in connection with the Acquisition, including the 8% Notes and 8% Convertible Notes issued to the Sellers in the aggregate principal amount of $1,300,000, the 10% Note in the principal amount of $1,000,000 and the indebtedness to Vineyard under the Bank Financing and the Refinancing in the aggregate principal amount of $4,000,000, we have outstanding notes and credit lines aggregating approximately $1,940,000 (“Other Indebedness”).  Of the Other Indebtedness, a $350,000 note is held by O. Lee Tawes, III, an affiliate of the Company, notes in the aggregate amount of $370,000 are held by officers and related parties of the Company and the balance is held by other third parties.  We are in default on scheduled debt repayments of the Other Indebtedness of $799,945 as of June 30, 2007, including the note held by Mr. Tawes and the notes held by officers and related parties.  The creditors under the defaulted notes have not demanded payment due, we believe, to their close relationship with the Company.  Over the next three months we intend, although there can be no assurance, to negotiate extensions of the due dates of the defaulted notes.  If we are unable to repay any of the foregoing indebtedness or Other Indebtedness when due, renegotiate or refinance on acceptable terms, or obtain necessary waivers, this could have a material adverse effect on our business, prospects, financial condition and/or results of operations.

WE MAY FACE SIGNIFICANT COMPETITION WHICH COULD ADVERSELY AFFECT OUR REVENUES, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The market for nutraceuticals is highly competitive in each of our existing and anticipated product lines and methods of distribution.  Numerous manufacturers and distributors compete with us for customers throughout the United States, Canada and internationally in the packaged nutritional supplement industry selling products to retailers such as mass merchandisers, drug store chains, independent pharmacies and health food stores.  Many of our competitors are substantially larger and more experienced than we are.  In addition, they have longer operating histories and have materially greater financial and other resources than we do.  Many of these competitors are private companies, and therefore, we cannot compare our revenues with respect to the sales volume of each competitor.  If we cannot compete in the marketplace, we may have difficulty selling our products and generating revenues.  Additionally, competition may drive down the prices of our products, which could adversely affect our cost of goods sold and our profitability, if any.

IF WE ARE UNABLE TO MANAGE OUR PROJECTED GROWTH, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN AND WE MAY NOT ACHIEVE PROFITABILITY IN THE FUTURE.

We believe we must expand our business to achieve profitability.  Any further expansion of our business may strain our current managerial, financial, operational, and other resources.  We will need to continually improve our operations and our financial, accounting, and other internal control systems in order to manage our growth effectively.  Success in managing this expansion and growth will depend, in part, upon the ability of our senior management to manage our growth effectively.  Any failure to do so may lead to inefficiencies and redundancies, and result in reduced growth prospects.  As a result, our profitability may be curtailed or eliminated.

OUR REVENUES AND OPERATING RESULTS MAY FLUCTUATE UNEXPECTEDLY FROM QUARTER TO QUARTER, WHICH MAY CAUSE OUR STOCK PRICE TO DECLINE.

Our revenues and operating results may fluctuate significantly in the future due to various factors including, but not limited to, increased sales, increased inventory expenses, changes in our operating expenses, market acceptance of our products, regulatory changes that may affect the marketability of our products and buying cycles of our customers.  As a result of these and other factors, we believe that period-to-period comparisons of our operating results may not be meaningful in the short term and that you should not rely upon our performance in a particular period as indicative of our performance in any future period.

WE DEPEND UPON OUR EXECUTIVE OFFICERS AND KEY PERSONNEL.

Our performance depends substantially on the performance of our executive officers and other key personnel.  The success of our business in the future will depend on our ability to attract, train, retain and motivate high quality personnel, especially highly qualified managerial personnel.  The loss of services of any executive officers or key personnel could have a material adverse effect on our business, revenues, and results of operations or financial condition.  Except for a policy on the life of Thomas Pinkowski which we are in the process of obtaining, we do not maintain key person life insurance on the lives of our officers or key employees.

Competition for talented personnel is intense, and we may not be able to continue to attract, train, retain or motivate other highly qualified technical and managerial personnel in the future.  In addition, market conditions may require us to pay higher compensation to qualified management and technical personnel than we currently anticipate.  Any inability to attract and retain qualified management and technical personnel in the future could have a material adverse effect on our business, prospects, financial condition, and/or results of operations.

RISKS RELATED TO OUR SECURITIES

IF OUR AUTHORIZED COMMON STOCK IS NOT INCREASED, HOLDERS OF OUR CONVERTIBLE PREFERRED STOCK AND WARRANTS MAY BE UNABLE TO RECEIVE COMMON STOCK UPON CONVERSION OR EXERCISE AND WE MAY BE SUBJECT TO DAMAGES AND LIABILITY.

Pursuant to our Articles of Incorporation, as amended, we are currently authorized to issue up to 200,000,000 shares of common stock and 10,000,000 shares of preferred stock.  As of the date of this prospectus, there are approximately 131,596,110 shares of common stock issued and outstanding and 360,948,147 shares of common stock on a fully diluted basis, including 135,000,000 shares of common stock issuable upon the conversion of the Convertible Preferred Stock at $.04 per share, 1,177,900 shares of common stock issuable upon the conversion of the Series H Preferred at $.02 per share and 67,504,134 shares of common stock issuable upon the exercise of the Investor Warrants, the Seller Warrants, the Bridge Warrants, the Additional Warrants, the Series H Warrants, the Ancillary Warrants and the Placement Agent Warrants.  Our number of fully diluted common shares also includes shares of common stock that we are obligated to issue upon the exercise of all outstanding warrants and options and the conversion of the 8% Convertible Notes and all other outstanding convertible debt.

We currently do not have enough authorized shares of common stock to meet our obligations to issue shares upon conversion of the Convertible Preferred Stock, the Series H Preferred and the exercise of the Investor Warrants, the Seller Warrants, the Bridge Warrants, the Additional Warrants, the Class H Warrants, the Ancillary Warrants and the Placement Agent Warrants and the conversion of the 8% Convertible Notes.

On November 20, 2006, our Board and a majority of our stockholders approved, acting by written consent pursuant to the Nevada Revised Statutes (“NRS”) and the Company’s By-laws, amendments to our Articles of Incorporation (the “Charter Amendment”) (i) to increase our authorized common stock from 200,000,000 to 500,000,000 shares, (ii) to effect a 1:20 reverse split of our outstanding common stock (the “Reverse Split”), and (iii) to reduce the par value of our preferred stock from $1.00 to $.001 per share.  Prior to the Reverse Split becoming effective, we are required to file an information statement on Form 14C promulgated pursuant to the Exchange Act (the “Information Statement”) with the SEC, and the staff of the SEC (the “Staff”) must approve the Information Statement for mailing to stockholders.  The Staff has the discretion to either review our Information Statement or approve it for mailing to our stockholders without a review.  We filed an amended Information Statement with the SEC on July 9, 2007, which has since been reviewed and cleared by the Staff, and is in the process of being mailed to the stockholders.  Pursuant to certain regulations, after approval by the SEC, we must wait 20 days after we mail the Information Statement to our stockholders before the Reverse Split becomes effective.  Upon the effectiveness of the Reverse Split, there would be 500,000,000 shares of our common stock authorized as of the date of this prospectus, 6,579,805 shares of common stock issued and outstanding and 18,047,407 shares of common stock outstanding on a fully diluted basis, including 6,750,000 shares of common stock issuable upon the conversion of the Convertible Preferred Stock at $.80 per share, 58,895 shares of common stock issuable upon the conversion of the Series H Preferred at $.40 per share and 3,375,206 shares of common stock issuable upon the exercise of the Warrants and the Seller Warrants at their respective initial exercise prices (which will have been multiplied by 20 to give effect to the Reverse Split).  If the holders of any of our convertible securities, options or warrants, including the purchasers in this Offering, attempt to convert or exercise their securities, as the case may be, before the Reverse Split becomes effective, we will be unable to provide for the conversion or exercise, as the case may be, of some or all of the subject securities.  As a result, the holders, including the purchasers in this Offering, would be unable to realize any profit from their investment in our securities.  In addition, we could be liable to the holders thereof for any damages arising from our inability to satisfy our obligations to them.  If the Company were compelled to pay damages to the holders of its securities or to defend lawsuits or other proceedings against the Company, or both, this could have a material adverse effect on our business, prospects, financial condition and/or results of operations.

OUR CURRENT MANAGEMENT MAY CONTROL THE RIGHT TO VOTE OUR COMMON STOCK AND THEY MAY BE ABLE TO CONTROL OUR COMPANY INDEFINITELY.

After giving effect to (i) the sale of Units in the 2007 Private Placement, (ii) the Acquisition, (iii) the exchange of our Class F Preferred Shares for our common stock, and (iv) the conversion of our Series G Preferred Stock and Series H Preferred into our common stock, the members of our Board and management team will collectively own or control the right to vote over 27% of our outstanding common stock.  As a result, our Board and management may collectively be able to effectively control our management and affairs and all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, for an indefinite period of time.  This concentration of ownership might adversely affect the market value of our common stock in the future and the voting and other rights of our other stockholders.  See “MANAGEMENT-VOTING AGREEMENT.”

PROVISIONS IN OUR CORPORATE CHARTER AND UNDER NEVADA LAW ARE FAVORABLE TO OUR DIRECTORS.

Pursuant to our Articles of Incorporation, members of our management and Board are indemnified against liability for violations of their duty as officers and directors, except in limited circumstances.  This means that you may be unable to prevail in a legal action against our officers or directors even if you believe they have breached their fiduciary duty of care.  In addition, our Articles of Incorporation allows us to indemnify our officers and directors from and against any and all expenses or liabilities arising from or in connection with their serving in such capacities with us.  This means that if you were able to enforce an action against our directors or officers, in all likelihood we would be required to pay any expenses they incurred in defending the lawsuit and any judgment or settlement they otherwise would be required to pay.

CERTAIN PROVISIONS IN OUR CHARTER, AND THE COMPOSITION OF OUR CURRENT STOCKHOLDER BASE, MAY PREVENT OR DELAY A CHANGE OF CONTROL OF OUR COMPANY.

Our Articles of Incorporation authorize the issuance of preferred stock without a stockholder vote or other stockholder approval.  Furthermore, approximately 27% of our outstanding common stock is held by insiders, and insiders also hold shares of our preferred stock which grants them the right to vote with the common stock as a class.  As a result, insiders can greatly influence any stockholder vote.  Without a disparate stockholder base or a fluid aggregation of stockholders, it will be more difficult for a third party to acquire the Company without the consent of the insiders.

RISKS RELATED TO LIFETIME

LIFETIME’S CUSTOMERS AND SUPPLIERS ARE CONCENTRATED.

As of August 31, 2007, approximately 19.8% of trade accounts receivable was due from two customers.  For the year ended August 31, 2006, net sales to these customers were approximately $1,260,000.  At August 31, 2006, approximately 54% and 20% of accounts payable were due to two vendors.  For the year ended August 31, 2006, purchases relating to these two vendors were approximately $2,787,000 and $1,241,000, respectively.  A slowdown or loss of these customers or these suppliers could materially adversely affect LifeTime’s results of operations and its ability to generate significant cash flow.

RISKS RELATED TO PURCHASE OF CONVERTIBLE PREFERRED STOCK AND REGISTERED WARRANTS

WE MAY BE UNABLE TO PAY DIVIDENDS.

We may be unable to generate sufficient funds that are legally available to pay the dividends on your Preferred Shares as they become due.  While the terms of the Bank Financing and the Refinancing, as defined below, permit the payment of dividends on the Convertible Preferred Stock so long as there is no default in the Bank Financing and Refinancing, any other funding agreements or indentures that we may enter into in the future will likely limit our ability to pay cash dividends on our capital stock.  Dividends on the Preferred Shares which are not paid quarter-annually when due, however, will cumulate and be payable upon the happening of a liquidation, merger, sale of assets, change in control or other similar event, and the holders will have the right to convert accrued and unpaid dividends into common stock at the conversion price of the Convertible Preferred Stock then in effect.  Moreover, in the event any dividend shall not be paid in full when due (after a 10-day grace period), then for each quarterly period or portion thereof that the dividend shall not be paid in full, (i) the conversion price will be reduced by $.0025 (1/4 of 1 cent) ($.05 (5 cents) after giving effect to the Reverse Split) but shall not be reduced below a conversion price of $.03 per share ($.60 per share after giving effect to the Reverse Split); and (ii) the dividend rate shall be increased by 50 basis points (1/2 of 1%), but shall not exceed a dividend rate of 10% per annum.  See “DIVIDEND POLICY”.

THE VALUE OF THE CONVERSION RIGHT AND EXERCISE RIGHT MAY DECLINE.

The Preferred Shares are convertible at the option of the holder into shares of common stock at an initial conversion price of $.04 per share ($.80 per share after giving effect to the Reverse Split) of common stock, and are also subject to mandatory conversion upon a specified public offering or after March 12, 2008 under certain circumstances.  Upon any such conversion, accrued and unpaid dividends may also be converted at the same conversion price, at the option of the holders.  The Investor Warrants and the Additional Warrants are exercisable at the option of the holder at prices ranging from $.02 to $.05 per share ($.40 to $1.00 per share after giving effect to the Reverse Split).  In the event the market price of our shares of common stock should decline below the conversion price of $.04 per share, or any subsequent conversion price resulting from the failure to pay a dividend when due or the application of the anti-dilution provisions of the Convertible Preferred Stock, holders of Preferred Shares will receive upon conversion shares of common stock with a market value less than the effective price paid for their Preferred Shares.  In the event the market price of our common stock should decline below the exercise price of any of the Registered Warrants, or any subsequent exercise price resulting from the application of the anti-dilution provisions of the Registered Warrants, holders of Registered Warrants will be unable to realize any benefit from the Registered Warrants unless and until the market price shall increase above the exercise price before the expiration of the Registered Warrants.

FUTURE CLASSES OF PREFERRED STOCK MAY BE ISSUED WITH GREATER RIGHTS THAN THE CONVERTIBLE PREFERRED STOCK.

Our issuance of additional series of shares of our preferred stock could adversely affect holders of shares of our common stock and, as a result, holders of the Preferred Shares and Registered Warrants.  Our Board is authorized to issue additional classes or series of shares of our preferred stock without any action on the part of our stockholders, subject to the limitations of the Convertible Preferred Stock.  Our Board also has the power, without stockholder approval, to set the terms of any such classes or series of shares of our preferred stock that may be issued, including voting rights, dividend rights, conversion features, preferences over shares of our common stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms.  If we issue shares of our preferred stock in the future that have preference over shares of our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue shares of our preferred stock with voting rights that dilute the voting power of shares of our common stock, the rights of holders of shares of our common stock or the market price of shares of our common stock, and as a result our Convertible Preferred Stock and Registered Warrants, could be adversely affected.

IN THE EVENT OF BANKRUPTCY, ALL CREDITORS’ CLAIMS WILL HAVE PRIORITY OVER THE RIGHTS OF HOLDERS OF SHARES.

In the event of bankruptcy, liquidation or winding up, our assets will be available to pay obligations on our Convertible Preferred Stock only after all of our liabilities have been paid. In addition, our Convertible Preferred Stock will effectively rank junior to all existing and future liabilities of our subsidiaries and any capital stock of our subsidiaries held by third parties.  The rights of holders of our Preferred Shares to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to the prior claims of that subsidiary's creditors and equity holders.  In the event of bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries' liabilities, to pay amounts due on any or all of our Convertible Preferred Stock then outstanding, and holders of our common stock will not have the right to receive any amount of our assets unless and until all amounts due on all our preferred stock have been paid in full.

YOU MAY HAVE TO PAY TAXES AS A RESULT OF ADJUSTMENTS (OR FAILURE TO MAKE ADJUSTMENTS) TO THE CONVERSION RATE OF OUR CONVERTIBLE PREFERRED STOCK.

The number of shares of common stock that you are entitled to receive as a result of conversion of the Convertible Preferred Stock and exercise of the Registered Warrants is subject to adjustment for certain events. In the event of such adjustments (or a failure to make adjustments), holders of Preferred Shares, Registered Warrants or our common stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend.

THERE IS NO ESTABLISHED MARKET FOR OUR CONVERTIBLE PREFERRED STOCK OR WARRANTS AND THERE CAN BE NO ASSURANCE THAT SUCH A MARKET WILL DEVELOP IN THE FUTURE.

Currently, only our common stock is traded in the securities markets, on the OTCBB.  While we intend to list our Convertible Preferred Stock and Registered Warrants for sale on the OTCBB, we have never before listed any of our securities other than our common stock for sale in any public market.  Accordingly, while we believe that the trading price of our Convertible Preferred Stock and Registered Warrants will be influenced principally by the trading price of our common stock, we have no historical information upon which to base any judgment as to the extent of the trading market which will be established for our Convertible Preferred Stock or Registered Warrants.  Moreover, there can be no assurance that you will be able to sell any of your Preferred Shares or Registered Warrants at a time or at prices which would be satisfactory to you.

RISKS RELATED TO THE LIFETIME ACQUISITION

WE MAY FAIL TO REALIZE THE ANTICIPATED BENEFITS OF THE ACQUISITION.

The success of the Acquisition will depend, in part, on our ability to realize the anticipated cost savings from shared corporate and administrative areas and the rationalization of duplicative expenses.  However, to realize the anticipated benefits from the Acquisition, we must successfully combine the business of the Company and LifeTime in a manner that permits those costs savings to be realized.  LifeTime is substantially larger than the Company, and will continue to operate as a separate subsidiary, with its own headquarters, for the foreseeable future.  Our management has no experience in operating or integrating a company of the size of LifeTime.  If we are not able to successfully achieve these objectives, the anticipated benefits of the Acquisition may not be realized fully or at all or may take longer or cost more to realize than expected.  The Company and LifeTime have operated and will continue to operate independently.  It is possible that the integration process could result in the loss of valuable employees, the disruption of each company’s ongoing business or inconsistencies in standards, controls, procedures, practices, and policies that could adversely impact our operations.

THE ACQUISITION OF LIFETIME MAY PROVE DISRUPTIVE AND COULD RESULT IN THE COMBINED BUSINESS FAILING TO MEET OUR EXPECTATIONS.

The process of integrating the operations of LifeTime may require a disproportionate amount of resources and management attention.  LifeTime is substantially larger than the Company, and our management has no experience in operating or integrating a company of the size of LifeTime.  Our future operations and cash flows will depend largely upon our ability to operate LifeTime efficiently, achieve the strategic operating objectives for our business and realize significant cost savings and synergies.  Our management team may encounter unforeseen difficulties in managing the integration.  In order to successfully combine and operate our business, our management team will need to focus on realizing anticipated synergies and cost savings on a timely basis while maintaining the efficiency of our operations.  Any substantial diversion of management attention or difficulties in operating the combined business could affect our revenues and ability to achieve operational, financial and strategic objectives.

OUR HISTORICAL AND PRO FORMA COMBINED FINANCIAL INFORMATION MAY NOT BE REPRESENTATIVE OF OUR RESULTS AS A COMBINED COMPANY.

The pro forma combined financial information included in this prospectus is constructed from the separate financial statements of the Company and NSI for periods prior to the consummation of the Acquisition.  However, neither the historical financial information for us and for NSI, nor the pro forma combined financial information included in this Prospectus, may reflect what our results of operations and financial condition would have been had we been a combined entity during the periods presented, or what our results of operations and financial condition will be in the future.  The challenge of integrating a previously independent business, particularly given the size of LifeTime relative to the Company, makes evaluating our business and our future financial prospects difficult.  Our potential for future business success and operating profitability must be considered in light of the risks, uncertainties, expenses and difficulties typically encountered by recently organized or combined companies.

THE BANK FINANCING AND REFINANCING AGREEMENTS CONTAIN FINANCIAL COVENANTS THAT MAY LIMIT OUR ABILITY TO OPERATE OUR BUSINESS; OUR FAILURE TO COMPLY WITH ANY OF THESE FINANCIAL COVENANTS COULD HAVE A MATERIAL ADVERSE IMPACT ON OUR BUSINESS.

The term loan agreement and the line of credit facility agreement with Vineyard Bank, N.A. (“Vineyard”) which, together, comprise the Bank Financing, as well as the Refinancing documents, contain financial covenants which we will be required to maintain as well as certain restrictive covenants on our business, both of which will limit our ability to operate our business, including restrictions on our ability to:

•	incur additional debt or issue guarantees;
•	create liens;
•	make loans or investments;
•	sell certain assets;
•	acquire other businesses;
•	declare or pay dividends or make other distributions to stockholders, except for scheduled dividend payments on our Convertible Preferred Stock so long as we are not in default; and
•	consolidate, merge or transfer our assets outside of the ordinary course of business.

The Bank Financing and the Refinancing are also secured by a first priority security interest in substantially all of the assets of the Company and LifeTime.  As a result of this security interest, as well as the financial and restrictive covenants described above, our ability to respond to changes in business and economic conditions and to obtain additional financing, if needed, may be significantly restricted, and we may be prevented from engaging in transactions that might otherwise be beneficial to us.   In addition, a significant decrease in our operating results could adversely affect our ability to maintain required financial covenants under the Bank Financing and Refinancing agreements.  If financial covenants are not maintained, our creditors will have the option to require immediate repayment of all outstanding debt under such agreements.  In such event, we may be required to renegotiate certain terms of these agreements, obtain waivers from the creditors or obtain new debt agreements with other creditors, which may contain less favorable terms.  If we are unable to renegotiate acceptable terms, obtain necessary waivers or obtain new debt agreements, this could have a material adverse effect on our business, prospects, financial condition and/or results of operations.

RISKS RELATED TO THIS OFFERING

IN RECENT YEARS, THE STOCK MARKET IN GENERAL HAS EXPERIENCED EXTREME PRICE AND VOLUME FLUCTUATIONS. THIS VOLATILITY HAS HAD A SIGNIFICANT EFFECT ON THE MARKET PRICE OF SECURITIES ISSUED BY MANY COMPANIES FOR REASONS OFTEN UNRELATED TO THEIR OPERATING PERFORMANCE. THESE BROAD MARKET FLUCTUATIONS MAY ADVERSELY AFFECT OUR COMMON STOCK PRICE, AND THE PRICE OF OUR PREFERRED SHARES AND REGISTERED WARRANTS, REGARDLESS OF OUR OPERATING RESULTS. AS THE MARKET PRICE OF OUR SECURITIES MAY FLUCTUATE SIGNIFICANTLY, THIS MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR SHARES OF CONVERTIBLE PREFERRED STOCK,  REGISTERED WARRANTS OR SHARES OF COMMON STOCK WHEN YOU WANT OR AT PRICES YOU FIND ATTRACTIVE.

The price of the common stock is quoted on the OTCBB and constantly changes. We expect that the market price of our common stock as well as our Convertible Preferred Stock and Registered Warrants will continue to fluctuate. These fluctuations may result from a variety of factors, many of which are beyond our control. These factors include:

•	quarterly variations in our operating results;
•	operating results that vary from the expectations of management, securities analysts and investors;
•	changes in expectations as to our business, prospects, financial condition, and results of operations, including financial estimates by third-party analysts and investors;
•	announcements by us, our partners or our competitors of new product innovations and material developments;
•	the operating and securities price performance of other companies that investors believe are comparable to us;
•	future sales of our equity or equity-related securities;
•	changes in general conditions or trends in our industry and in the economy, the financial markets, and the domestic or international political situation;
•	fluctuations in oil and gas prices;
•	additions or departures of key personnel; and
•	regulatory considerations.

As a result of these fluctuations, you may experience difficulty selling Preferred Shares, Registered Warrants or shares of our common stock when desired or at acceptable prices.

SHARES OF OUR COMMON STOCK AND OTHER SECURITIES MAY BE “PENNY STOCKS”.

If the market price per share of our common stock or our Preferred Shares, or the exercise price of our Registered Warrants, is less than $5.00, the shares of our common stock, the Preferred Shares and the Registered Warrants sold in this Offering will be “penny stocks” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of these Securities.  In addition “penny stock” rules adopted by the SEC under the Exchange Act subject the sale of these Securities to regulations which impose sales practice requirements on broker-dealers.  For example, broker-dealers selling penny stocks must, prior to effecting the transaction, provide their customers with a document that disclosures the risks of investing in penny stocks.

Furthermore, if the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer’s account by obtaining information concerning the customer’s financial situation, investment experience and investment objectives.  The broker-dealer must also make a determination whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in penny stocks.  Accordingly, the SEC’s rules may limit the number of potential purchasers of shares of our common stock, the Preferred Shares and the Registered Warrants sold in this Offering.  Moreover, various state securities laws impose restrictions on transferring “penny stocks,” and, as a result, investors in our Securities may have their ability to sell their Securities impaired.

FUTURE SALES OF COMMON STOCK, CONVERTIBLE PREFERRED STOCK AND REGISTERED WARRANTS BY OUR EXISTING STOCKHOLDERS COULD ADVERSELY AFFECT THE STOCK PRICE OF OUR SECURITIES.

All numbers in parentheses below represent the applicable number of shares after the Reverse Split becomes effective.

The market price of our common stock, Convertible Preferred Stock and Registered Warrants could decline as a result of sales of a large number of shares of our common stock in the market after this Offering, or the perception that these sales could occur.  These sales also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.  We can make no prediction as to the effect, if any, that future sales of shares of common stock or equity-related securities, or the availability of shares of common stock for future sale, will have on the trading price of our common stock, Convertible Preferred Stock and Registered Warrants.  Immediately after the effectiveness under the Securities Act of the registration statement of which this prospectus forms a part, we will have outstanding 131,596,110 (6,579,805) shares of common stock.  Of these shares, 59,182,337 shares (2,959,117), including 17,496,049 (874,802) shares being offered in this Offering, will be freely tradeable, except that shares owned by our affiliates and certain other shares will continue to be subject to volume, manner of sale and other limitations under Rule 144 of the Securities Act.  Giving effect to the exercise in full of all options, Warrants and Seller Warrants and the conversion in full of convertible notes, the Convertible Preferred Stock and Series H Preferred, immediately after the commencement of this Offering, we would have outstanding 360,948,147 (18,047,407) shares of common stock.  Of these shares, 275,234,374 shares (13,761,718), including 220,478,085 (11,023,904) shares being offered in this Offering, will be freely tradeable, subject to the foregoing limitations under Rule 144.

The market price of our Convertible Preferred Stock and Registered Warrants also could decline as a result of sales of a large number of Preferred Shares and Registered Warrants in the market after this Offering, or the perception that such sales could occur.  All of our outstanding Convertible Preferred Stock and Registered Warrants are being registered for sale in this Offering and will become freely tradeable except for Convertible Preferred Stock and Registered Warrants owned by our affiliates, which will be subject to volume, manner of sale and other limitations under Rule 144.

WE DO NOT EXPECT TO PAY CASH DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE.

We have not declared or paid any cash dividends on our common stock and do not expect to pay cash dividends in the foreseeable future.  As a result, investors may have to sell their shares of our common stock to realize their investment.  Except for the payment of dividends on our Convertible Preferred Stock when due, we currently intend to retain all future earnings for use in the operation of our business and to fund future growth.  In addition, the terms of our Convertible Preferred Stock and the Bank Financing limit our ability to pay dividends on our common stock.  If this prohibition were to be waived, our ability to pay future cash dividends on our common stock would depend upon our results of operations, financial condition, cash requirements, the availability of a surplus and other factors.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements.  We have based these forward-looking statements on our current expectations and projections about future events.  These statements include, but are not limited to:

•	statements as to the anticipated timing of business developments;
•	statements as to the development of new products;
•	expectations as to the adequacy of our cash balances and the proceeds of this Offering to support our operations for specified periods of time and as to the nature and level of cash expenditures;
•	expectations as to the market opportunities for our products, as well as our ability to take advantage of those opportunities; and
•	estimates of how we intend to use the net proceeds of this Offering.

These statements may be found in the sections of this prospectus entitled "PROSPECTUS SUMMARY", "RISK FACTORS", "USE OF PROCEEDS", "MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS", and "BUSINESS", as well as in this prospectus generally. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including all the risks discussed in "Risk Factors" and elsewhere in this prospectus.

In addition, statements that use the terms "can", "continue", "could", "may", "potential", "predicts", "should", "will", "believe", "expect", "plan", "intend", "estimate", "anticipate", and similar expressions are intended to identify forward-looking statements.  All forward-looking statements in this prospectus reflect our current views about future events and are based on assumptions and are subject to risks and uncertainties that could cause our actual results to differ materially from future results expressed or implied by the forward-looking statements.  Many of these factors are beyond our ability to control or predict.  You should not put undue reliance on any forward-looking statements.  Unless we are required to do so under federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

USE OF PROCEEDS

We estimate that we will receive $1,707,250 in proceeds assuming the exercise in full of the Warrants.  We intend to use the net proceeds of such exercises for general corporate purposes and working capital purposes.  We will receive no proceeds from the resale of the Securities by the Selling Securityholders.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock and do not currently anticipate paying cash dividends in the foreseeable future.  Our Business Loan Agreement with Vineyard contains covenants prohibiting the payment of all dividends, except for dividends on the Convertible Preferred Stock which may be paid as provided below, so long as there is no default under the Business Loan Agreement.  The agreements into which we may enter in the future, including indebtedness, also may impose limitations on our ability to pay dividends or make other distributions on our capital stock.

The holders of our Preferred Shares accrue cumulative dividends at the rate of 8% of their stated value (which is $10 per share) per annum.  All of our outstanding Convertible Preferred Stock is convertible into shares of common stock at the conversion price of $0.04 ($0.80 per share after giving effect to the Reverse Split), per share.  At the date hereof, there are 540,000 shares of Convertible Preferred Stock outstanding.  These dividends are payable quarterly in cash and are due and payable unless and to the extent that funds are not legally available to the Company to pay dividends.  In the event any dividend shall not be paid in full when due (after a 10-day grace period), then for each quarterly period or portion thereof that such dividend shall not be paid in full, (i) the conversion price will be reduced by $.0025 (1/4 of 1 cent) (($.05 (5 cents) after giving effect to the Reverse Split) but shall not be reduced below a conversion price of $.03 ($.60 after giving effect to the Reverse Split) per share; and (ii) the dividend rate shall be increased by 50 basis points (1/2 of 1%), but shall not exceed a dividend rate of 10% per annum.  The Company made the initial quarterly dividend payments in July and October 2007 in the aggregate amounts of $105,500 and $108,000, respectively.  The Company intends to pay all dividends when due on its Convertible Preferred Stock and reasonably believes that it will have the ability to do so.  The holders of our Series H Preferred accrue cumulative dividends at the rate of 8% of their stated value (which is $1 per share) per annum, payable in shares of common stock.  At the date hereof, there are 23,558 shares of Series H Preferred outstanding.  See "DESCRIPTION OF SECURITIES".

Future dividends on our common stock, if any, will be at the discretion of the Board and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.

CAPITALIZATION

The following table presents our capitalization as of June 30, 2007, (i) on an actual basis, (ii) on an adjusted basis and (iii) on an adjusted basis after giving effect to the Reverse Split.  The actual column reflects our capital at June 30, 2007 with the following adjustments reflected:

•
Our issuance of 108 Units in the 2007 Private Placement, including the conversion of $300,000 aggregate principal amount of Senior Convertible Notes into an aggregate of six Units, the issuance of the 10% Notes and 12% Bridge Note, the incurrence of the Bank Financing and the receipt of estimated net proceeds of $9,557,438 from such transactions, after deducting commissions and estimated offering expenses paid and payable by us;

•	The issuance of 22,000,000 shares of our common stock, $1,300,000 of notes, and the assumption of $1,100,000 in indebtedness in connection with the Acquisition; and

•
The exchange of 11,710 shares of Class F Preferred Shares into 23,420,000 shares of our common stock, the conversion of 200,000 shares of our Series G Preferred Stock into 5,000,000 shares of our common stock and the conversion of 326,442 shares of our Series H Preferred into 16,322,100 shares of our common stock.

The “As Adjusted” columns reflect our capital with the following adjustments:

•
The conversion of 540,000 shares of our Convertible Preferred Stock into 135,000,000 shares of our common stock at the conversion price of $0.04 per share, the conversion of 23,558 shares of our Series H Preferred into 1,177,900 shares of our common stock at the conversion price of $0.02 per share and the exercise of Warrants to purchase an aggregate of 59,900,000 shares of our common stock at initial exercise prices ranging from $0.02 to $0.12 per share; and

•	The incurrence of the Refinancing and the repayment of the 12% Bridge Note.

You should read the following table in conjunction with "SELECTED HISTORICAL FINANCIAL DATA OF BAYWOOD INTERNATIONAL, INC.", "MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and our financial statements and related notes included elsewhere in this prospectus.

	June 30, 2007
	Actual	As Adjusted	As Adjusted (Reverse Split)
Long-term debt	$5,844,921	$5,844,921	$5,844,921
Capital leases	-	-	-
STOCKHOLDERS’ EQUITY
Class A Preferred Stock, par value $1.00, authorized 35,000 shares, issued and outstanding 35,000 shares	35,000	35,000	35,000
Series H Preferred Stock, par value $1.00, authorized 350,000 shares, issued and outstanding 23,558 shares	23,558	-	-
Series I 8% Cumulative Convertible Preferred Stock, par value $.001, authorized 1,000,000 shares, issued and outstanding 540,000 shares	540	-	-
Common Stock, par value $0.001 per share, authorized 200,000,000 shares (500,000,000 post-Charter Amendment), issued and outstanding 131,596,110, as adjusted 334,578,814 (16,728,907 post-Reverse Split)	131,596	327,955	16,398
Additional paid in capital	19,168,544	19,340,805	$19,652,362
Retained earnings	(14,951,410)	(14,326,762)	(14,326,762)
TOTAL STOCKHOLDERS’ EQUITY	$4,407,828	$5,376,998	$5,376,998
TOTAL CAPITALIZATION	$10,252,749	$11,221,919	$11,221,919

SELECTED HISTORICAL FINANCIAL DATA OF BAYWOOD INTERNATIONAL, INC.

The following selected statement of operations data for the years ended December 31, 2006 and 2005, and the selected balance sheet data at December 31, 2006, are derived from the Company’s audited financial statements included elsewhere herein.  The following data should be read in conjunction with "MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and the financial statements and the related notes included elsewhere in this prospectus.

BAYWOOD INTERNATIONAL, INC.
STATEMENT OF OPERATIONS DATA

	YEARS ENDED DECEMBER 31,
	2006	2005
Net sales	$1,077,929	$1,224,687
Cost of goods sold	560,862	659,455
Gross profit	517,067	565,232
Total operating expenses	870,105	1,084,461
Total other (income) expense	271,472	(84,005)
Income (loss) before provision (benefit) for income taxes	(624,510)	(435,224)
Provision for income taxes	-	-
Net income (loss)	$(624,510)	$(435,224)
EARNINGS PER SHARE INFORMATION:
Basic and diluted net income per share	$(.01)($.29)*	$(.01)($.23)*
________
* If Reverse Split had been effective.

BAYWOOD INTERNATIONAL, INC.
BALANCE SHEET DATA

AT DECEMBER 31,
2006
Cash and cash equivalents	$22,200
Working capital	(3,025,365)
Total assets	480,444
Long-term debt	-
Stockholders' equity (deficiency)	$(2,754,281)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE FOLLOWING MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS. WE ASSUME NO OBLIGATION TO UPDATE FORWARD-LOOKING STATEMENTS OR THE RISK FACTORS. YOU SHOULD READ THE FOLLOWING DISCUSSION IN CONJUNCTION WITH OUR FINANCIAL STATEMENTS AND RELATED NOTES FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART.

OVERVIEW

We incorporated as Baywood Financial, Inc. in Nevada on June 13, 1986.  In March 1992, we changed our name to Baywood International, Inc.  Between 1992 and 1998, we directed most of our sales efforts to international markets and established either distribution or registration of our products in certain Pacific Rim and European countries.  Prior to 1998, we relied on the distribution of one main product to one major customer in China.  In March 1998, due to governmental restrictions in China, this customer discontinued its purchases, which caused a dramatic decrease in our sales in 1998.

Throughout 1998 and the first six months of 1999, we completely revamped our corporate strategy to focus on the development of our own proprietary brand lines to be distributed in the North American retail marketplace and internationally through designated distributors.  As a result, we transformed our business with a new marketing image, product lines, marketing campaign, and distribution channels.  Through 2006, we focused on strengthening the brand awareness and sales of our product lines, Baywood PURECHOICE®, Baywood SOLUTIONS®, Baywood EVOLUTION™ and Complete La Femme® lines.  Where we had experienced a high concentration of sales with one major customer in the international market up through 1998, our domestic marketing strategies have now diversified our sales to thousands of customers in the retail health food market.

On April 5, 2007, effective March 30, 2007, we acquired, through our newly-formed wholly-owned subsidiary, Baywood Acquisition, Inc. (“Baywood Acquisition”), substantially all of the assets, and assumed certain liabilities, of Nutritional Specialties, Inc., d/b/a LifeTime® or LifeTime® Vitamins, a California corporation (“NSI”), for a purchase price of approximately $11,100,000 (the “Acquisition”). As provided in the Asset Purchase Agreement, dated March 30, 2007, among the Company, Baywood Acquisition, NSI and Thomas Pinkowski, Charles Ung and M. Amirul Karim, the stockholders of NSI (the “Asset Purchase Agreement”), the purchase price was payable as to $7,600,000 in cash, $1,100,000 in our common stock (valued at $.05 per share, or 22,000,000 shares), an aggregate of $1,300,000 in promissory notes of the Company, consisting of 8% unsecured promissory notes in the aggregate amount of $700,000 and 8% unsecured convertible promissory notes in the aggregate amount of $600,000, convertible into shares of our common stock at $0.05 per share, assumption of indebtedness of approximately $1,100,000, and five-year warrants to purchase an aggregate of 700,000 shares of our common stock at an exercise price of $.05 per share (the “Seller Warrants”).

We have caused Baywood Acquisition to change its name to Nutritional Specialties, Inc., d/b/a Lifetime® (“LifeTime”) and we are operating LifeTime as a separate subsidiary, based at its current location in Orange, California.  Mr. Pinkowski, formerly the President of NSI, is now a Vice President of the Company and the President of LifeTime.

CRITICAL ACCOUNTING POLICIES

We have identified the policies below as critical to our business operations and the understanding of our results of operations.  The impact and any associated risks related to these policies on our business operations are discussed throughout this section.  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized when the product is shipped.  Sales returns are recorded as a reduction to sales when a customer and the Company agree a return is warranted.  All returns must be authorized in advance and must be accompanied by an invoice number within 180 days.  If returned, our customers are responsible for returning merchandise in resalable condition.  Full credit cannot be given for merchandise that has been defaced, marked, stamped, or priced in any way.  All price tags and glue residue must be removed prior to return if credit is expected.  A restocking fee of 15% is assessed if we remove any price tags or glue residue, and we do not accept products kept longer than two years.  We estimate returns based on historical experience and record an allowance for product returns and uncollectible accounts receivable.  Management communicates regularly with customers to compile data on the volume of product being sold to the end consumer.  This information is used by management to estimate any sales returns prior to the release of any financial information.  Our experience has been such that sales returns can be estimated accurately based on feedback within 30 days of customer receipt.

Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive income and its components within the financial statements.  Other comprehensive income consists of charges or credits to stockholders’ equity, other than contributions from or distributions to stockholders, excluded from the determination of net income.  Our comprehensive income consists of unrealized gains on available-for-sale securities.

Marketable Securities

We account for our marketable securities under Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” which requires certain securities to be categorized as either trading, available-for-sale or held-to-maturity.  Based on our intent to invest in the securities at least through a minimum holding period, our available-for-sale securities are carried at fair value with net unrealized gain or (loss) recorded as a separate component of stockholders’ equity. Held-to-maturity securities are valued at amortized cost.  If a decline in fair value of held-to-maturity securities is determined to be other than temporary, the investment is written down to fair value.

Property, Equipment and Depreciation

Property and Equipment consisted of the following at December 31, 2006:

Furniture and fixtures	$49,004
Computers	155,614
Equipment	6,457
Leasehold improvements	35,600
Total	$246,675
Less: Accumulated depreciation	(219,091)
Net property and equipment	$27,584

Furniture, fixtures, computers and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of five years.  Leasehold improvements are recorded at cost and amortized over five years.  Depreciation expense for the years ended December 31, 2006 and 2005 was $5,260 and $8,245, respectively.

Cash and Equivalents

We consider cash to be all short-term, highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less.
Inventories

Inventories consist primarily of finished product, but at times will include certain raw materials, packaging and labeling materials and are recorded at the lower of cost or market on an average cost basis. We do not process raw materials but rather have third party suppliers formulate, encapsulate and package finished goods.

Stock-Based Compensation

Effective January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”), which requires us to measure the cost of employee services received in exchange for all equity awards granted including stock options based on the fair market value of the award as of the grant date.  SFAS 123R supersedes Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS 123”) and Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”).  We have adopted SFAS 123R using the modified prospective method.  Accordingly, prior period amounts have not been restated.  Under the modified prospective method, stock options awards that are granted, modified or settled after December 31, 2005 will be valued at fair value in accordance with provisions of SFAS 123R and recognized on a straight line basis over the service period of the entire award.

Prior to 2006, we accounted for stock-based compensation in accordance with APB 25 using the intrinsic method, which did not require compensation cost to be recognized for our stock options as all options previously granted had an exercise price equal to the market value of the underlying common stock on the date of the grant.

We did not grant any stock options in the years ended December 31, 2006 and 2005.  Accordingly, no compensation cost has been recognized for the stock options granted to employees in the years ended December 31, 2006 and 2005.  Had compensation cost for our stock options been determined based on the fair value at the grant date, consistent with the provisions of SFAS 123, our net loss and loss per share would have been increased to the pro forma amounts indicated below:

2005
Net Loss - as reported	$(435,224)
Net Loss - pro forma	N/A
Loss per share - as reported	$(0.01)
Loss per share - pro forma	N/A

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for years ended December 31:

	2006	2005
Dividend yield	N/A	N/A
Volatility	N/A	N/A
Risk free interest rate	N/A	N/A
Expected asset life	N/A	N/A

Income Taxes

We account for income taxes under the liability method pursuant to the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”.  Deferred taxes arise from temporary differences, due to differences between accounting methods for tax and financial statement purposes.

Loss Per Share

Net loss per share is calculated using the weighted average number of shares of common stock outstanding during the year.  We have adopted SFAS No. 128, “Earnings Per Share”.

Advertising Expenses

Our advertising primarily consists of print in trade and consumer publications and for promotional expenses relating to certain radio and media placements for certain products.  We expense advertising costs as incurred.  Advertising expense totaled approximately $45,000 and $76,000 for the years ended December 31, 2006 and 2005, respectively, and is included in marketing expenses in the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Financial Instruments

Financial instruments consist primarily of cash, accounts receivable, and obligations under accounts payable, accrued expenses and notes payable.  The carrying amounts of cash, accounts receivable, accounts payable, certain notes payable and accrued expenses approximate fair value because of the short term maturity of those instruments.  The fair value of notes payable to related parties could not be determined because of conversion features and the affiliated nature of those instruments.

Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed

We review our long-lived assets and identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.  If such assets were considered to be impaired, the impairment to be recognized would be measured by the amount by which the carrying amount of the assets exceeds the fair market value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

We evaluate the recoverability of property and equipment and intangibles not held for sale by comparing the carrying amount of the asset or group of assets against the estimated undiscounted future net cash flows expected to result from the use of the asset or group of assets. If the undiscounted estimated cash flows are less than the carrying value of the asset or group of assets being reviewed, an impairment loss would be recorded.  The loss would be measured based on the estimated fair value of the asset or group of assets compared to cost.  The estimated fair value would be based on the best information available under the circumstances, including prices for similar assets and the results of valuation techniques, including the present value of expected future cash flows using a discount rate commensurate with the risks involved.  Our long-lived assets were tested for impairment at December 31, 2006 and no impairment was found.

Recently Issued Accounting Standards

In June 2006, FASB issued FIN No. 48, “Accounting for Uncertainty Taxes”.  The interpretation applies to all tax positions related to income taxes subject to FASB Statement No. 109, “Accounting for Income Taxes”.  FIN No. 48 clarifies the accounting for uncertainty in income taxes by prescribing a minimum recognition threshold in determining if a tax position should be reflected in the financial statements.  Only tax positions that meet the “more likely than not” recognition threshold may be recognized.  The interpretation also provides guidance on classification, interest and penalties, accounting in interim periods, disclosure, and transition requirements for uncertain tax positions.  FIN No. 48 will be effective for our fiscal year ending December 31, 2007.  We are currently evaluating the impact FIN No. 48 will have on our financial condition and results of operations.  We do not presently believe that there are material tax positions that would result in a material impact upon implementation of FIN No. 48.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”.  This standard establishes a single authoritative definition of fair value, sets out a framework for measuring fair value and expands disclosures about fair value measurements.  SFAS No. 157 applies to fair value measurements already required or permitted by existing standards.  SFAS No. 157 will be effective for our fiscal year ending December 31, 2008.  We are currently evaluating the requirements of SFAS No. 157 and have not yet determined the impact on our financial condition and results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and other Postretirement Plans – an amendment of FASB Statement No. 87, 88, 106 and 132R”.  This pronouncement requires an employer to make certain recognitions, measurements, and disclosures regarding defined benefit postretirement plans.  We do not have any defined benefit postretirement plans and SFAS No. 158 will not have any impact on our financial condition and results of operations.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108 “Considering the Effects of Prior Year Misstatements in Current Year Financial Statements” (“SAB 108”).  SAB 108 provides guidance on consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment.  SAB 108 is effective for fiscal years ending after November 15, 2006.  The adoption of SAB 108 did not have an impact on our consolidated financial statements.

In February 2007, the FASB issued SFAS No 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value.  SFAS 159 will be effective for us on January 1, 2008.  We are currently evaluating the impact of adopting SFAS 159 on our financial position, cash flows and results of operations.

Fair Value of Financial Instruments

The carrying values of cash and cash equivalents, accounts receivable and accounts payable and notes payable approximate fair values due to the short-term maturities of these instruments.  The fair value of capital leases approximates the carrying value of these instruments because the terms are similar to those in the marketplace under which they could be replaced.

RESULTS OF OPERATIONS

The following table sets forth our income statement data as a percentage of net sales for the periods indicated.

	2006	2005
Net sales	100.0	100.0
Cost of sales	52.0	53.9
Gross profit	48.0	46.1
Selling, General and Administrative expenses:
Marketing	22.2	27.0
General and administrative	58.1	60.9
Depreciation and amortization	.5	.7
Other (income) and expense – net	25.2	(6.9)
Loss before income taxes	(58.0)	(35.6)
Income tax provision	-	-
Net (loss)	(58.0)	(35.6)

Comparisons of Year 2006 to 2005

Net sales for the year ended December 31, 2006 were $1,077,929 compared to net sales of $1,224,687 for the year ended December 31, 2005, a decrease of 12.0%.  The decrease in net sales for the twelve-month period is primarily due a decrease in sales to our customers in the U.S. and Canada that resulted from our inability to finance the promotion and marketing of our products for our retail customers.  In addition, since our business is dependent on the introduction of new products, the decrease in sales was also a result of our inability to properly finance the inventory to supply any new products into the marketplace.  During the year ended December 31, 2006, we did generate further business in other existing areas of distribution in the international markets.  As a result, management intends to utilize the cash flows that are generated from any new areas of distribution to finance our needs to promote our existing products and introduce new products in the U.S. and Canada.

Our gross profit margin for the year ended December 31, 2006 was 48.0% compared to 46.2% for the same period last year.  The overall increase of 1.8% in gross profit margin is primarily due to the higher mix of sales during the twelve months ended December 31, 2006 of higher margin products into the U.S. market.  Historically, gross margins may be affected positively or negatively due to the impact of sales volumes in the U.S., Canadian or other international markets.  In general, in any particular quarter, we may experience fluctuations in gross profit due to our utilization of sales discounts that we implement from time to time to introduce new products to our retail customers and distributors in the U.S. and Canada to gain initial and further distribution.  Although offset by the sale of a higher mix of higher margin products in the U.S. market, any sales that we experience in the international markets typically have had lower gross margins as compared to sales into the U.S. and Canada.  Any fluctuations in gross margins that may occur in the U.S. are not, in management’s belief, indicative of our products viability or appeal in the marketplace.  Instead, these discounts and promotions may be necessary from time to time as we continue to penetrate the marketplace and to enable our products to become more widely distributed and well recognized.

Selling, general and administrative expenses for the year ended December 31, 2006 were $870,105 compared to $1,084,461 for the same period last year, a decrease of $214,356, or 19.8%, for the year.  While total variable commission expense decreased as a result of a decrease in sales in the U.S. and Canada for the year, our continued efforts to closely monitor our operational expenditures and attempts to control costs reduced our overall expenses.  As sales grow in the future, we intend to budget our expenditures for certain marketing and selling expenses accordingly.  We may promote our products through print in trade and consumer publications, public relations appearances, radio, television and other advertising mediums as sales increase.  The overall decrease for the year ended December 31, 2006 is due to the aggregate effect of our cost-cutting measures implemented throughout our Company, especially in lieu of our overall decrease in sales which has caused us to seek further efficiencies in our operations in order to minimize expenses and conserve our cash flow.

Interest expense for the year ended December 31, 2006 was $271,744 compared to $151,512 for the same period last year.  Our interest expense was incurred from interest on notes payable to officers, directors and third parties, as well as from our outstanding bank line of credit.

There is no income tax benefit recorded because any potential benefit of the operating loss carryforwards has been equally offset by an increase in the valuation allowance on the deferred income tax asset.

Net loss for the year ended December 31, 2006 was $624,510, or $0.01 per share, compared to a net loss of $435,224, or $0.01 per share, for the same period last year.  Net loss for the year ended December 31, 2005 was offset by a one-time gain on sale of subsidiary of $235,500.  Not taking into account that gain, net loss for the year ended December 31, 2005 was $670,724, or $0.02 per share.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2006, we had $209,360 in current assets of which $67,989, or 32.5%, was cash and receivables.  Total current liabilities for the same period totaled $3,234,725.  This represents a ratio of current assets to current liabilities of 0.06 at December 31, 2006.

At December 31, 2006, we had a net working capital deficiency of approximately $3,025,365.  Our need for cash in 2006 was primarily funded through loans and operational cash flow.

We had extended payment terms with certain vendors and have borrowed funds from certain officers and directors.  In addition, certain officers have elected to defer the payment of their salaries or convert their salaries to equity to conserve cash.  These deferred salaries have been accrued.  We intend to pay these loans and deferred salaries in the future when we are able to generate an increased level of cash flows.  While we could attempt to raise additional debt or equity financing to pay such deferred salaries, we have elected to focus our efforts on growing the business with the expectation that future cash flows from operations will generate enough cash to repay these debts.  Furthermore, these officers are actively involved in our day-to-day operations and understand that if we are not able to generate sufficient cash to pay these deferred salaries, they may never get paid.

Hong Kong Trustful Pharmaceutical Company Limited, or HKT, is an affiliated company of Dr. Francis Choi, our former major stockholder and primary holder of our preferred stock.  Prior to the year ended December 31, 2005, we had an arrangement with HKT whereby dividends payable to Dr. Choi were be offset by sale of product to HKT.  On orders from HKT, except for certain designated products, one-third of the sales price was applied against the dividend payable obligation.  These sales were priced at 15% off of the normal list price to HKT.  Revenue was recognized in a manner consistent with other non-affiliate sales, net of the 15% discount.  This process was conducted only when HKT provided a purchase order for products that HKT needed during the normal course of its business.  We believed that the terms of this arrangement were on terms as favorable as could have been obtained from unrelated third parties.

On August 9, 2005, we received a demand letter on behalf of Dr. Choi, for the redemption of his Class E preferred stock.  The redemption amount of this Class E preferred stock was $800,000.  On December 19, 2005, we reached an agreement with Dr. Choi to make an immediate cash payment to Dr. Choi of $350,000 and to pay Dr. Choi an additional $150,000 at the earlier of such time as we (i) achieve a positive stockholders' equity measured as of the last day of each fiscal quarter and as reflected on a balance sheet prepared in accordance with accounting principles generally accepted in the United States or (ii) sell, in one or more related transactions, all or substantially all of our assets or we shall merge with another entity and we shall not be the entity that survives such merger.  Contemporaneous with such payment, Dr. Choi agreed to assign, transfer, convey and deliver to us (1) 800,000 shares of Class E preferred stock, with stated value of $800,000; (2) 5,625 shares of Class F Preferred Shares, with a stated value of $450,000; and (3) 7,301,587 shares of common stock in certificated form.  In addition, Dr. Choi agreed not to claim payment for any related dividends or interest.  Furthermore, we agreed with Dr. Choi to a full mutual release of liability from any and all prior claims or obligations.  During the year ended December 31, 2005 and 2006, we experienced a significant decrease in sales to HKT that we believe is due to a slowdown in sales and marketing of our products by HKT’s marketing entity, Healthy International, Ltd.  At this time, we believe that it is doubtful that this relationship will generate any significant amount of sales in the future.  Due to the discontinuance of our stockholder relationship with Dr. Choi, any future sales from HKT will not be offset against dividends payable and revenue will be recognized at the normal list price.  As a result of the Acquisition, the Company achieved a positive net worth as of March 31, 2007, and has since paid the additional $150,000 to Dr. Choi.

On September 19, 2006, we completed a $300,000 private placement of Units (the “2006 Bridge Financing”).  Each Unit consisted of (i) $50,000 principal amount of 10% Senior Convertible Notes (the “Senior Convertible Notes”) and (ii) Warrants to purchase 428,571 shares of our common stock (the “Bridge Warrants”) at a price per share of $0.035, which represents 30% of the principal amount divided by the exercise price.  The Senior Convertible Notes will mature on the earlier of  (i) 12 months after initial issuance, (ii) upon the consummation by us of a merger, business combination, sale of all or substantially all of our assets or other change of control or (iii) following the closing of an equity or debt financing in which we receive at least $7,000,000 in gross proceeds (a "Qualified Placement").  The principal amount and accrued interest on the Senior Convertible Notes were convertible, at the option of each investor, into investment in the securities sold in a Qualified Placement, on the same terms and conditions as other investors in the Qualified Placement.  Investors in this offering have customary "piggyback" registration rights, as well as in certain cases the right to demand that we file a single registration statement, in each case with respect to the shares of our common stock issuable upon exercise of the Bridge Warrants.  Registration rights, if any, with respect to any capital stock issuable upon conversion of the Senior Convertible Notes were to be set forth in the terms of the Qualified Placement.  We paid Northeast Securities, Inc., the placement agent for the sales of Units in the 2006 Bridge Financing (the “Placement Agent”), a fee of 10% of the gross proceeds received by us and reimbursed the Placement Agent $15,000 of its expenses.  We used the net proceeds of the private placement for working capital purposes.  The private placement was made to a limited number of “accredited investors” and is believed by us to be exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or 4(6) thereof and/or Regulation D thereunder.  As of March 30, 2007, the investors converted all of the Senior Convertible Notes into six Units in the 2007 Private Placement described below.

On April 5, 2007, effective March 30, 2007, we acquired, through a newly formed wholly-owned subsidiary, Baywood Acquisition, Inc. (“Baywood Acquisition”), substantially all of the assets, and assumed certain liabilities, of Nutritional Specialties, Inc., d/b/a LifeTime® or LifeTime® Vitamins, a California corporation (“NSI”), for a purchase price of approximately $11,100,000.  As provided in the Asset Purchase Agreement, dated March 30, 2007, among us, Baywood Acquisition, NSI and the stockholders of NSI (the “Asset Purchase Agreement”), the purchase price was payable as to $7,600,000 in cash, $1,100,000 in our common stock valued at $0.05 per share, or 22,000,000 shares, an aggregate of $1,300,000 in promissory notes, consisting of 8% unsecured promissory notes in the aggregate amount of $700,000 (the “8% Notes”) and 8% unsecured convertible promissory notes in the aggregate amount of $600,000, (the “8% Convertible Notes”) assumption of indebtedness of approximately $1,100,000, and five-year warrants to purchase an aggregate of 700,000 shares of our common stock at an exercise price of $0.05 per share (the “Seller Warrants”).  At the direction of NSI, the purchase price was delivered directly to the three shareholders of NSI, in the varying amounts specified by them.  The 8% Notes and the 8% Convertible Notes each will be payable in equal quarterly installments over a two year period, commencing on June 30, 2007, with interest accruing from the date of issuance.  The 8% Convertible Notes are convertible into shares of our common stock at a conversion price of $0.05 per share, subject to adjustment for stock splits, combinations and other similar events.

In connection with the Acquisition, we raised an aggregate of $10,215,000, including (i) $5,215,000 in an offering of Units (the “2007 Private Placement”), with each Unit consisting of 5,000 Preferred Shares, convertible into 1,250,000 shares of common stock at $0.04 per share, and a five-year Warrant (the “Investor Warrants”) to purchase 250,000 shares of common stock at an exercise price of $0.02 per share (the “Initial Offering”), (ii) the issuance of 10% Notes in an aggregate principal amount of $1,000,000 (the “10% Notes”), (iii) the issuance of a 12% 2007 Bridge Note in the principal amount of $2,000,000 (the “12% Bridge Note”), and (iv) bank financing in an aggregate principal amount of $2,000,000 (the “Bank Financing”), of which $1,500,000 was drawn down as the proceeds of a term loan as of March 30, 2007.  As part of the Initial Offering, $300,000 of our Senior Convertible Notes was converted into an aggregate of six Units.  The purchasers of the 10% Notes were issued warrants to purchase 10,000,000 shares of common stock at an exercise price of $0.02 per share (the “10% Note Warrants”), and the purchaser of the 12% Bridge Note was issued warrants to purchase 4,000,000 shares of common stock at an exercise price of $0.05 per share (the “12% Bridge Note Warrants” and, together with the 10% Note Warrants, collectively the “Additional Warrants”).  Following the Initial Offering and until the termination of the 2007 Private Placement effective as of July 16, 2007, we sold an additional 3.7 Units for an aggregate purchase price of $185,000.  The sale of the Units, 10% Notes and 12% Bridge Note was conducted through NES as the exclusive placement agent.

The Units were offered and sold to investors who qualified as “accredited investors” as defined in Rule 501(a) under the Securities Act pursuant to an exemption from registration under Rule 506 of Regulation D and Section 4(2) of the Securities Act.

The Bank Financing was provided by Vineyard Bank N.A., with offices in Orange, California (“Vineyard”), and consisted of a $1,500,000 term loan and a $500,000 revolving line of credit loan to the Company.  The term loan, which was closed as of March 30, 2007, has a three-year maturity with a 10-year amortization, at an interest rate of 9% per annum.  The revolving line of credit loan has a two-year maturity at an interest rate equal to the prime rate plus 1%, fully floating, payable interest only until maturity, and requires one consecutive 30-day period each year when no revolving line of credit debt is outstanding.  Both loans are secured by a first priority security interest in all business assets of the Company.  Both loans contain financial covenants, including cash flow coverage and leverage ratios.

On July 12, 2007, the Company repaid the 12% Bridge Note from the proceeds of the Refinancing from Vineyard, consisting of a $2,000,000 term loan having a two-year maturity, at an interest rate equal to the prime rate plus 2 percent.  The Refinancing is secured by the same collateral and contains substantially the same terms and conditions as the Bank Financing.  Repayment of the Refinancing has been guaranteed by O. Lee Tawes, III, an affiliate of the Placement Agent and a member of the Board.

We currently generate positive cash flows.  We will require increasing cash flows to finance our needs for inventory to successfully build the distribution of our products into the marketplace, and we expect that our operations will be sufficient to support our cash needs.

We believe that our needs for capital over the next 12 to 24 months will be minimized if we are able to experience increases in sales via the introduction of new products, support our inventory needs and adequately support the promotion of our products in the marketplace.  Since our existing operations are capable of absorbing growth without any further operational expense, any increases in sales will allow us to lessen our needs for long-term capital.  However, as we expand our product lines more rapidly and attempt to implement more aggressive advertising programs that require further investments of capital, we will need to raise the necessary capital for this at that time.  Since management has no immediate plans for aggressive product expansion and advertising promotion, the amount and nature of how we would raise any necessary funds cannot be determined at this time.

Going Concern

Our financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  As reflected in the financial statements accompanying the registration statement of which this prospectus forms a part, we had a working capital deficiency of $3,025,365 at December 31, 2006.  We have had material operating losses and have had to rely on borrowings from officers, directors and other third parties to meet operating obligations.  We have not yet created positive cash flows and our ability to generate profitable operations is uncertain.  These factors raise substantial doubt about our ability to continue as a going concern.  We intend to integrate our newly acquired subsidiary over the next several months and generate positive cash flow from profitable operations.  However, we cannot provide any assurance that profits from operations will generate sufficient cash flow to meet our working capital deficiency.

RESULTS OF OPERATIONS FOR THE THREE AND SIX MONTH PERIODS ENDING JUNE 30, 2007 AND 2006

Net sales for the three and six months ended June 30, 2007 were $3,206,550 and $3,412,683, respectively, compared to $378,205 and $694,695, respectively, for the same periods last year, an increase of $2,828,345, or 748%, and $2,717,988, or 391%, respectively.  The increase in net sales for the three month period is attributable to our acquisition of Nutritional Specialties, Inc., d/b/a LifeTime® (“LifeTime”) on April 5, 2007, effective March 30, 2007.  Our results for the three month period ended June 30, 2007 reflect the consolidation of LifeTime for that three month period as a wholly-owned subsidiary.  Our results for the six months ended June 30, 2007 reflect the consolidation of LifeTime as a wholly-owned subsidiary as of the effective date of the acquisition, or March 30, 2007, and do not reflect activity from LifeTime prior to that date.

Our gross profit margin for the three and six month periods ended June 30, 2007 was 41% and 41.7%, respectively, compared to 46% and 46.1%, respectively, for the same periods last year.  The overall decrease of 4.4% is primarily due to the effects of the change in mix of sales of products of LifeTime as a larger percentage of total sales on a consolidated basis compared to our sales of our existing products in previous quarters.  Furthermore, in any particular period, LifeTime may utilize sales discounts to expand our existing products or introduce new products to our retail customers which also may cause gross margins to fluctuate.  Certain of these discounts and promotions may be necessary from time to time as we continue to penetrate the marketplace and to enable our products to become more widely distributed and well recognized.

Selling, general and administrative expenses for the three and six month periods ended June 30, 2007 were $985,283 and $1,190,303, respectively, compared to $240,906 and $459,088, respectively, for the same periods last year, an increase of $744,377, or 309%, and $731,215, or 159%, respectively.  Our selling, general and administrative expenses for the three month period ended June 30, 2007 reflect the consolidation of LifeTime for that three month period as a wholly-owned subsidiary.  Our results for the six months ended June 30, 2007 reflect the consolidation of LifeTime as a wholly-owned subsidiary as of the effective date of the acquisition, or March 30, 2007, and do not reflect activity from LifeTime prior to that date.  As sales grow in the future, we intend to budget our expenditures for certain marketing and selling expenses accordingly.  We may promote our products through print in trade and consumer publications, public relations appearances, radio, television and other advertising mediums as sales increase.  We expect that we will continue to seek further operational efficiencies and monitor our cash flow, even as implement marketing and sales initiatives and grow our business.

Other income and expenses for the three and six months ended June 30, 2007 was $790,790 and $922,554, compared to $39,164 and $75,379 for the same period last year, an increase of $751,626 and $847,175 for the three and six months, respectively.  Our interest expense was incurred from interest on notes payable in conjunction with our acquisition and related financing, to certain officers and directors, as well as from our outstanding bank line of credit.  The increase in other expenses in the three and six month period is due to certain acquisition and financing related charges of $751,674.

There is no income tax benefit recorded because any potential benefit of the operating loss carry forwards has been equally offset by an increase in the valuation allowance on the deferred income tax asset.

Net loss for three and six months ended June 30, 2007 was $(462,187), or less than $(.01) per share, and $(690,196), or $(.01) per share, respectively, as compared to $(104,591), or less than $(.01) per share, and $(214,385), or less than $(.01) per share, respectively, for the same periods last year.

Liquidity and Capital Resources

As of June 30, 2007, we had $3,465,736 in current assets of which $2,075,580, or 59.9%, was cash and receivables.  Total current liabilities for the same period totaled $3,418,183.  This represents a ratio of current assets to current liabilities of .61 at June 30, 2007.

At June 30, 2007, we had net working capital of approximately $48,000.  Our needs for cash during the six month period ended June 30, 2007 were funded through operational cash flow.

On September 19, 2006, we completed a $300,000 private placement of Units (the “2006 Bridge Financing”).  Each Unit consisted of (i) $50,000 principal amount of 10% Senior Convertible Notes (the “Senior Convertible Notes”) and (ii) Warrants to purchase 428,571 shares of our common stock (the “Bridge Warrants”) at a price per share of $0.035, which represents 30% of the principal amount divided by the exercise price.  The Senior Convertible Notes will mature on the earlier of  (i) 12 months after initial issuance, (ii) upon the consummation by us of a merger, business combination, sale of all or substantially all of our assets or other change of control or (iii) following the closing of an equity or debt financing in which we receive at least $7,000,000 in gross proceeds (a "Qualified Placement").  The principal amount and accrued interest on the Senior Convertible Notes were convertible, at the option of each investor, into investment in the securities sold in a Qualified Placement, on the same terms and conditions as other investors in the Qualified Placement.  Investors in this Offering have customary "piggyback" registration rights, as well as in certain cases the right to demand that we file a single registration statement, in each case with respect to the shares of our common stock issuable upon exercise of the Bridge Warrants.  Registration rights, if any, with respect to any capital stock issuable upon conversion of the Senior Convertible Notes were to be set forth in the terms of the Qualified Placement.  We paid Northeast Securities, Inc., the placement agent for the sales of Units in the 2006 Bridge Financing (the “Placement Agent”), a fee of 10% of the gross proceeds received by us and reimbursed the Placement Agent $15,000 of its expenses.  We used the net proceeds of the private placement for working capital purposes.  The private placement was made to a limited number of “accredited investors” and is believed by us to be exempt from registration under the Securities Act  of 1933, as amended, pursuant to Section 4(2) or 4(6) thereof and/or Regulation D thereunder.  As of March 30, 2007, the investors converted all of the Senior Convertible Notes into six Units in the 2007 Private Placement described below.

REGISTRATION PENALTIES

The Company has an obligation under the 2007 Registration Rights Agreement with respect to its Preferred Stock and Registered Warrants and our common stock underlying the Preferred Stock and Registered Warrants to pay penalties of up to $42,000 per month, up to maximum of $420,000 if the registration statement which includes this prospectus is not filed with the SEC by May 27, 2007 or is not declared effective within 150 days of the original issuance of the Preferred Stock and Registered Warrants (August 27, 2007).  Accordingly, the penalty incurred to date in the approximate amount of $168,000 will be recorded as a liability in the fiscal quarter ending September 30, 2007.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to market risk for changes in interest rates as its revolving credit bank borrowings accrue interest at a floating rate of 1% over the Prime Lending Rate (currently at 8.75% per annum).  We believe that changes in interest rates shall not have a material effect on its liquidity, financial condition or results of operations.

IMPACT OF INFLATION

Management believes that results of operations are not dependent upon moderate changes in inflation rates as it expects to be able to pass along wholesale price increases to our customers.

SEASONALITY

We do not generally experience seasonality in our business.

SUBSEQUENT EVENT

The Board has authorized, and our stockholders, by written consent of a majority entitled to vote thereon, have approved, amendments to our Articles of Incorporation (the “Charter Amendment”) (i) to increase our authorized common stock from 200,000,000 to 500,000,000 shares, (ii) to effectuate, a 1:20 reverse split of our outstanding common stock, and (iii) to reduce the par value of our preferred stock from $1.00 to $.001 per share.  It is intended that the Charter Amendment will become effective on or about November 15, 2007.  The Charter Amendment will not become effective, however, until twenty (20) days after the Information Statement has been filed with and approved by the SEC and delivered to the stockholders.  We filed an amended Information Statement on July 9, 2007, which has since been reviewed and cleared by the Staff, and is in the process of being mailed to the stockholders.  To determine the effect of the Reverse Split on Management’s Discussion and Analysis, (i) all common share amounts shown above should be divided by 20, (ii) all conversion prices and exercise prices set forth above on a per common share basis, and other per common share values, should be multiplied by 20, and (iii) all net loss per common share amounts should be multiplied by 20.

BUSINESS

GENERAL

We are a nutraceutical company specializing in the development, marketing and distribution of our own proprietary brands under the names Baywood PURECHOICE®, Baywood SOLUTIONS®, Baywood EVOLUTION™, Complete La Femme® and LifeTime®.  We distribute our products through independent and chain health food stores, pharmacies, grocery stores, and other direct-to-consumer channels both internationally and domestically.

HISTORY

We incorporated as Baywood Financial, Inc. in Nevada on June 13, 1986.  In March 1992, we changed our name to Baywood International, Inc.  Between 1992 and 1998, we directed most of our sales efforts to international markets and established either distribution or registration of our products in certain Pacific Rim and European countries.  Prior to 1998, we relied on the distribution of one main product to one major customer in China.  In March 1998, due to governmental restrictions in China, this customer discontinued its purchases, which caused a dramatic decrease in our sales in 1998.

Throughout 1998 and the first six months of 1999, we completely revamped our corporate strategy to focus on the development of our own proprietary brand lines to be distributed in the North American retail marketplace and internationally through designated distributors.  As a result, we transformed our business with a new marketing image, product lines, marketing campaign, and distribution channels.  Through 2006, we focused on strengthening the brand awareness and sales of our product lines, Baywood PURECHOICE®, Baywood SOLUTIONS®, Baywood EVOLUTION™ and Complete La Femme® and any other branded lines we choose to develop in North America and internationally through designated distributors.  Where we had experienced a high concentration of sales with one major customer in the international market up through 1998, our domestic marketing strategies have now diversified our sales to thousands of customers in the retail health food market.

On September 13, 2001, we formed EpiPharma, Inc. as a subsidiary, to develop and produce complex nutraceuticals and other novel technologies for therapeutic applications.  Our objective was to utilize EpiPharma as a vehicle to pursue the acquisition and investment in other novel, cutting-edge technologies and companies in the healthcare field.  In August 2005, EpiPharma entered into a letter of intent to merge with Strategic Healthcare Systems, Inc., a healthcare management company.  On December 29, 2005, EpiPharma entered into a definitive Securities Purchase Agreement and Plan of Reorganization with Strategic Healthcare Systems whereby Strategic Healthcare Systems and the stockholders of Strategic Healthcare Systems sold, and EpiPharma purchased, all of the outstanding shares of capital stock of Strategic Healthcare Systems, in exchange for an aggregate of 95,000,000 shares of EpiPharma’s common stock held by us.  In connection with this agreement, we retained 1,500,000 shares of EpiPharma’s common stock and received 500,000 shares of EpiPharma’s Series A Preferred Stock, par value $0.001 per share.  In addition we received cash of $200,000.  The combination of cash and shares received under this agreement resulted in a gain on sale of subsidiary in our financial statements.  Furthermore, Neil Reithinger, our President, Chief Executive Officer and Acting Chief Financial Officer, resigned all of his positions as an officer of EpiPharma, including, without limitation, his position as President and Karl Rullich, our Vice President, resigned all of his positions as an officer and director of EpiPharma, including his positions as Vice President, Secretary and Treasurer.  Concurrently with Mr. Reithinger’s and Mr. Rullich’s resignations of their positions within EpiPharma, the existing management of Strategic Healthcare Systems assumed control of the management of EpiPharma.  On March 9, 2006, EpiPharma changed its name from EpiPharma, Inc. to Strategic Healthcare Systems, Inc.

On September 19, 2006, we completed the 2006 Bridge Financing.  Each Unit consisted of (i) $50,000 principal amount of Senior Convertible Notes and (ii) Bridge Warrants to purchase 428,571 shares of our common stock at a price per share of $0.035, which represents 30% of the principal amount divided by the exercise price.  The Senior Convertible Notes will mature on the earlier of (a) 12 months after initial issuance, (b) upon the consummation by us of a merger, business combination, sale of all or substantially all of our assets or other change of control or (c) following the closing of a Qualified Placement.  The principal amount and accrued interest on the Senior Convertible Notes were convertible, at the option of each investor, into the securities sold in a Qualified Placement, on the same terms and conditions as other investors in the Qualified Placement.  Investors in the 2006 Bridge Financing have customary "piggyback" registration rights, as well as in certain cases the right to demand that we file a single registration statement, in each case with respect to the shares of our common stock issuable upon exercise of the Bridge Warrants.  Registration rights, if any, with respect to any capital stock issuable upon conversion of the Senior Convertible Notes were to be set forth in the terms of the Qualified Placement.  We used the net proceeds of the 2006 Bridge Financing for working capital purposes.  As of March 30, 2007, the investors converted all of the Senior Convertible Notes into six Units in the 2007 Private Placement, and the Company paid all accrued interest in cash in the aggregate amount of $16,832.

On April 5, 2007, effective March 30, 2007, we acquired, through Baywood Acquisition, substantially all of the assets, and assumed certain liabilities, of NSI, for a purchase price of approximately $11,100,000. As provided in the Asset Purchase Agreement, the purchase price was payable as to $7,600,000 in cash, $1,100,000 in our common stock (valued at $.05 per share, or 22,000,000 shares), an aggregate of $1,300,000 in promissory notes of the Company, consisting of the 8% Notes in the aggregate amount of $700,000 and the 8% Convertible Notes in the aggregate amount of $600,000, assumption of indebtedness of approximately $1,100,000, and the Seller Warrants.

In connection with the Acquisition, we raised an aggregate of $10,215,000, including (i) $5,215,000 in the 2007 Private Placement, with each Unit consisting of 5,000 Preferred Shares, convertible into 1,250,000 shares of common stock at $0.04 per share, and the Investor Warrants to purchase 250,000 shares of common stock at an exercise price of $0.02 per share, (ii) the issuance of the 10% Notes in an aggregate principal amount of $1,000,000, (iii) the issuance of the 12% Bridge Note in the principal amount of $2,000,000, and (iv) the Bank Financing in an aggregate principal amount of $2,000,000.  As part of the Initial Offering, $300,000 of our Senior Convertible Notes was converted into an aggregate of six Units.  The purchasers of the 10% Notes were issued the 10% Note Warrants to purchase an aggregate 10,000,000 shares of common stock, at an exercise price of $0.02 per share, and the purchaser of the 12% Bridge Note was issued the 12% Bridge Note Warrants to purchase 2,000,000 shares of common stock at an exercise price of $0.05 per share.  Following the Initial Offering and until the termination of the 2007 Private Placement effective as of July 16, 2007, we sold an additional 3.7 Units for an aggregate purchase price of $185,000.  The sale of the Units, 10% Notes and 12% Bridge Note was conducted through NES as the exclusive placement agent.

The 10% Note (i) bears interest at the rate of 10% per annum, payable monthly in arrears, commencing April 30, 2007, (ii) is payable as to $500,000 of principal on February 28, 2008 and as to the balance, if not paid by the Company by February 28, 2009, will become a demand note from and after such date, (iii) is subject to prepayment by the Company without premium or penalty, but with accrued interest, after March 1, 2008, or at any time upon the closing of any offering of equity securities of the Company after the 2007 Private Placement for aggregate gross proceeds of at least $4,000,000, (iv) is subject to mandatory prepayment at the option of the holder upon the occurrence of a sale of the business or other change of control, as defined in the 10% Note, (v) is entitled to the same registration rights for the 10% Note Warrants and the Common Stock issuable upon exercise thereof as are being granted to investors in the 2007 Private Placement, and (vi) is subordinated to the prior payment of the indebtedness incurred in the Bank Financing, except that scheduled principal and interest payments may be made so long as the Bank Financing is not in default.

The 12% Bridge Note (i) bears interest at the rate of 12% per annum, payable at maturity, (ii) is payable 90 days after the date of issuance, (iii) is subject to a late charge of 5% of any amount not paid within 15 days of the due date; (iv) is entitled to the same registration rights for the 12% Bridge Note Warrants and the Common Stock issuable upon exercise thereof as are being granted to investors in the 2007 Private Placement, and (v) is subordinated to the prior payment of the indebtedness incurred in the Bank Financing, except that scheduled principal and interest payments may be made so long as the Bank Financing is not in default.  Payment of principal and interest on the 12% 2007 Bridge Note has been unconditionally guaranteed by O. Lee Tawes, III, an affiliate of the Placement Agent and a member of the Board.

The Bank Financing was provided by Vineyard, and consisted of a $1,500,000 term loan and a $500,000 revolving line of credit loan to the Company.   The term loan, which was closed as of March 30, 2007, has a three-year maturity with a 10-year amortization, at an interest rate of 9% per annum.  The revolving line of credit loan has a two-year maturity at an interest rate equal to the prime rate plus 1%, fully floating, payable interest only until maturity, and requires one consecutive 30-day period each year when no revolving line of credit debt is outstanding.  Both loans are secured by a first priority security interest in all business assets of the Company.  Both loans contain financial covenants, including cash flow coverage and leverage ratios.

On July 12, 2007, the Company repaid the 12% Bridge Note from the proceeds of the Refinancing from Vineyard, consisting of a $2,000,000 term loan having a two-year maturity, at an interest rate equal to the prime rate plus 2%.  The Refinancing is secured by the same collateral and contains substantially the same terms and conditions as the Bank Financing.  Repayment of the Refinancing has been guaranteed by O. Lee Tawes, III.

The purchasers of the 10% Notes were O. Lee Tawes, III, and his designee.  Mr. Tawes, Mr. David Tsiang, a member of the Board and the Managing Director of Investment Banking of the Placement Agent, NES and other affiliates or employees of the Placement Agent also purchased an aggregate of $1,060,000 of Units in the 2007 Private Placement.  Other affiliates or employees of the Placement Agent also purchased an aggregate of four Units in the 2006 Bridge Financing.  See “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS”.

The Board has authorized, and our stockholders, by written consent of a majority entitled to vote thereon, have approved, the Charter Amendment.  It is intended that the Charter Amendment will become effective on or about November 15, 2007.  The Charter Amendment will not become effective, however, until twenty (20) days after the Information Statement has been filed with and approved by the SEC and delivered to the stockholders.  We filed an amended Information Statement on July 9, 2007, which has since been reviewed and cleared by the Staff, and is in the process of being mailed to the stockholders.  Accordingly, purchasers in this Offering who elect to convert their Convertible Preferred Stock or exercise their Registered Warrants before the Charter Amendment becomes effective may be unable to do so in full or in part because the Company, prior to the Charter Amendment becoming effective, may not have sufficient authorized shares of common stock to deliver to the purchaser.  See “RISK FACTORS-RISKS RELATED TO OUR SECURITIES”.

If the Reverse Split were effective on the date of this prospectus, we would have 500,000,000 shares of common stock authorized and a total of 18,047,409 fully diluted shares of common stock outstanding. In addition, when the Reverse Split becomes effective, the conversion price of the Convertible Preferred Stock and the respective exercise prices of the Warrants will be increased in accordance with their terms by a multiple of 20; for example, the conversion price of the Convertible Preferred Stock will be $.80 per share, and the exercise price of the Bridge Warrants will be $.70 per share.  To determine the effect of the Reverse Split on the historical events set forth above in this prospectus, (i) all common share amounts should be divided by 20, (ii) all conversion prices and exercise prices set forth on a per common share basis, and other per common share values, should be multiplied by 20, and (iii) all net loss per common share amounts should be multiplied by 20.

We have caused Baywood Acquisition to change its name to Nutritional Specialties, Inc., d/b/a LifeTime® (“LifeTime”) and we are operating LifeTime as a separate subsidiary, based at its current location in Orange, California.  Mr. Pinkowski, formerly the President of NSI, is now a Vice President of the Company and the President of LifeTime.

Our principal executive offices are located at 14950 North 83rd Place, Suite 1, Scottsdale, Arizona 85260. Our telephone number is (480) 951-3956 and our web address is www.bywd.com.  We do not intend for the content of our website to be incorporated into this prospectus.

COMPANY OBJECTIVE AND MISSION

We develop and market nutraceutical products under the brands Lifetime and Baywood. Combined we offer over 370 products, including varying strengths and sizes of certain items.  The products include single ingredient items as well as multi-ingredient formulas.  Many of our formulas utilize scientifically-supported ingredients which target specific health conditions.  Through active involvement in the trends that affect consumers, we focus on building brand identity for each of the types of products and product lines we develop.  We believe our potential for growth involves the continued development of niche products that can be marketed and sold to our existing and new retail channels in North America and through existing and newly designated distributors internationally.  Retail channels include independent and chain health food stores, pharmacies, grocery and drug chains and other direct-to-consumer retailers.  We strive to achieve our objective by identifying products with favorable demographic appeal while being supported by scientifically-supported ingredients, quickly modifying products and promotions in response to changing consumer demands, and developing creative and cost-effective marketing and advertising programs specifically designed to support existing customers and attract new customers.  Our sales force provides timely feedback from the retail channels on the ever-changing consumer demands.

OUR PRODUCTS

The Baywood brand consists of four nutraceutical brand lines, Baywood SOLUTIONS®, Baywood PURECHOICE®, Complete La Femme® and Baywood EVOLUTION™.  As of May 31, 2007, we had 21 distinct products in the Baywood brand.

PRODUCT NAME	FUNCTION
Original Snore Formula	Relief of Snoring
Original Allergy Formula	Relief of Allergies
CellXcite™	Immune Support & Antioxidant
Ultra Cranberry Extract™	Supports Urinary Tract Health
C-2 Relief	Cox-2 Inhibitor (All Natural Pain Relief)
Fat Eliminator™	Weight Loss (Fat Blocker)
Carb Eliminator™	Weight Loss (Carbohydrate Blocker)
Maximum Strength Carb Eliminator™	Weight Loss (Carbohydrate Blocker)
Super Joints™	Joint and Connective Tissue Support
Magnesium FIZZ™	Effervescent Magnesium Drink (Calming)
Cal-Mag FIZZ™	Effervescent Calcium and Magnesium Drink
Beta-s™	Healthy Cholesterol Maintenance
Natto-Z™	Fibrinolytic Enzyme that Supports Cardiovascular Health and Circulation
Relora®	Natural Relief for Stress and Anxiety
SAMe	Joint and Emotional Health
Vein Support Formula	Vein Tonicity and Capillary Resistance
Breast & Balance™	Hormone Balancing, PMS Support and Breast Enhancement
Breast & Balance™ Lotion	Topical Hormone Balancing, PMS Support and Breast Enhancement
Lip Maximizing Formula	Lip Enhancement and Furrow Reduction
Complete Manicure™	At-Home Manicure
Metabolic Burn Tropin-EF™	Ephedra-Free Fat Burner and Metabolic Support

The LifeTime® brand consists of a wide range of products covering substantially all categories of nutraceutical products.  The categories include:

Category	Number of items
A Vitamins	8
B Vitamins	24
C Vitamins	18
E Vitamins / Essential Oils	18
Multiples	33
Minerals	43
Acidophilus and Digestive Aids	26
Protein and Yeast	10
Green Food Supplements	10
Special Nutritional Products	87
Sports Nutrition	14
Amino Acids	11
Aloe Vera	7
Specialty Paks	1
Diet Supplements	9
Herbals	8
Kids Supplements	3
Special Brands	7
Collagen Beauty Products	6
Natural Sources (Homeopathics and fruit concentrates)	12

We intend to develop other new products within these lines in the future.  We believe that there may be products that are developed outside of these lines that need their own separate identity.  We can provide no assurance as to the continued viability of any current products within the marketplace or the expected marketability of any future products that we may develop or acquire.

INTERNATIONAL SALES

We sell some of our brands in Canada, Croatia, Turkey, England, Dubai, Holland, Sweden, Portugal and certain parts of Asia.  Sales in these countries are conducted through distributors who service various retail outlets in their respective territories.

RESEARCH AND DEVELOPMENT

We do not operate any laboratory facilities to develop our products.  Instead, we develop our products by identifying scientifically-supported ingredients that have broad therapeutic or other health-related benefits.  Our research and development efforts in deciding on any particular ingredient to include in any particular formula for any new product primarily involve review of scientific literature, active participation in industry trade shows and seminars on new ingredients, gathering information through our relationships with our existing suppliers and ongoing feedback from our sales and marketing personnel on current and future product trends.  We include these ingredients into single-ingredient products or complex formulas that combine other natural-based ingredients and then position these finished formulas for sale into our existing brand lines.

MANUFACTURING AND QUALITY CONTROL

For all of our products, we use third-party manufacturers who manufacture and package our products according to formulas and packaging guidelines that we dictate.  In order to minimize costs, we may elect to purchase raw or bulk materials directly from our suppliers and have them shipped to our manufacturers so that we may incur only tableting, encapsulating and/or packaging costs and avoid the additional costs associated with purchasing the finished product.

We are dependent on certain third-party manufacturers, although we believe that other contract manufacturers could be quickly secured if any of our current manufacturers cease to perform adequately.  As of August 31, 2007, we utilized nine different contract manufacturers, including two manufacturers owned or controlled by Charles Ung and M. Amirul Karim, respectively, stockholders of NSI, pursuant to agreements which obligate LifeTime to buy specified products from these companies for an initial three year period, subject to two annual renewal terms, so long as pricing and other terms are competitive with those of other manufacturers.  For the period ended August 31, 2007, we purchased 42.6% of our finished goods from two manufacturers.

We have not experienced any material adverse effect on our business as a result of shortages of raw materials or packaging materials used in the manufacture of our products.  An unexpected interruption or a shortage in supply could adversely affect our business derived from these products.  We are not substantially dependent on any raw material supplier or packaging supplier since alternative sources of materials, with equal quality, could be quickly obtained if any of our current suppliers cease to supply us adequately.

We rely on our contract manufacturers to maintain the quality of product components as new products are assessed and developed.  As we evaluate the needs for certain products within existing or new markets, we develop the most effective formulas and rely on our third party suppliers to provide certain raw materials and our manufacturers to manufacture the product.  Products are then sampled and tested for final approval and packaging.  To monitor the quality of the raw materials that the suppliers provide and the products that the third-party manufacturers produce, we randomly test our products through independent labs to ensure potency.  In addition, we select those manufacturers who themselves adhere to high standards of good manufacturing practices.

DISTRIBUTION

Our product lines are marketed and distributed through independent and chain health food stores, pharmacies, grocery and drug chains and other direct-to-consumer retailers both internationally and in the United States.  As of August 31, 2007, we estimate that we have penetrated less than 25% of health food retail channels in the United States alone.  Our products reach the retail channels in the United States and Canada either through distributors or through direct shipments from us.  Outside of the United States and Canada, our products are sold through relationships with designated distributors.

We generally maintain sufficient inventories to meet customer orders as received.  From time to time, we experience back orders that result from variations in demand for products outside of our control or expectations.  As of August 31, 2007, we had no significant customer backlog.

We do not generally experience wide variances in the amount of inventory we maintain.  We guarantee efficacy on all of our products.  In certain circumstances and in an effort to support our retail channels, we allow our customers to return unsold merchandise if it does not turnover in a timely manner.  We estimate returns based on historical experience and record an allowance for product returns and uncollectible accounts receivable.  Historically, returns have been immaterial, and we did not record an allowance for product returns or for uncollectible accounts at June 30, 2007.

COMPETITION

The market for nutraceuticals is highly competitive.  Numerous manufacturers and distributors compete with us for customers throughout the United States, Canada and internationally in the packaged nutritional supplement industry selling products to retailers such as mass merchandisers, drug store chains, independent pharmacies and health food stores.  Many of our competitors are substantially larger and more experienced than us, have longer operating histories and have materially greater financial and other resources than us.  We may not be able to successfully compete with them in the marketplace.

Our principal competition in the health food store distribution channel comes from a limited number of large nationally known manufacturers and many smaller manufacturers of dietary supplements.  Since we do not market our products into mass-market distribution channels, we do not face direct competition from broad line manufacturers and major private label manufacturers and other companies.  However, we face indirect competition from mass-market distribution channels to the extent that consumers may choose to forgo their purchases of certain dietary supplements in the health food store distribution channels based on price and availability.  In addition, we compete with several large pharmaceutical companies.  Our main competitors include, but are not limited to, Rainbow Light, New Chapter, Schiff, Solgar, Nature’s Way, Solaray, Natrol, Source Naturals, Enzymatic Therapy, Now Foods, Natural Factors, Blue Bonnet, Pioneer Nutritionals, Nature’s Plus, Olympian Labs, Garden of Life, Pure Essence Labs and Nutricology.  We also face competition in the health food store distribution channels from private label dietary supplements offered by health and natural food store chains.

We believe that we compete favorably with other nutritional supplement companies because of the quality of our products, our ability to timely introduce new products and our customer service.  In addition, we focus on distinguishing our products from our competitors by offering more unique combinations of ingredients that have scientific support, but are either under-utilized or under-recognized in our industry.

MARKETING

The nutritional supplement business is characterized by trends in which consumers favor certain products while other products fall out of favor.  This presents a challenge to us of introducing new products which can replace business lost from products for which consumer demand is waning.  As a result, we are continually researching new products.  Developing a single new product can be a time-consuming effort depending upon the complexity of the product and the amount of research that must be dedicated to validate the product concept.  We have historically focused on introducing very niche products with complex formulas that are not easily duplicated by our competition.  Product introductions do not come without risk as certain product introductions may not be successful with consumers in the marketplace.

The competition for shelf space at retailers is intense.  We have ongoing discussions with our retail customers with regard to the allocation of shelf space and the level of promotional support for our products.  Our sales staff provides a high level of service to build a high level of loyalty with our retail customers. Retailers look to us for promotional support of our products in order to maximize sales.  We look to retailers for advantageous placement of our products and promotion of our products in promotional media such as newspaper advertisements.  Additionally, we often provide product displays for our products to retailers as a marketing aid to help them display and sell our products.  The cost of promotions and marketing support to retailers can be very high and we must continually review our promotional efforts to ensure that they are cost effective.

TRADEMARKS AND PATENTS

We regard our trademarks, copyrights, domain names, trade dress, trade secrets, proprietary technologies, and similar intellectual property as important to our success, and we rely on trademark and copyright law, trade-secret protection, and confidentiality and/or license agreements with our employees, customers, partners, and others to protect our proprietary rights.  We have licensed in the past, and expect that we may license in the future, certain proprietary rights, technologies or copyrighted materials, from third parties and we rely on those third parties to defend their proprietary rights, copyrights and technologies.

From time to time, we register our principal brand names in the United States and certain foreign countries.  Our material trademarks include the Baywood PURECHOICE®, Baywood SOLUTIONS® and Complete La Femme® and LifeTime® brands. We currently own these brand names as registered trademarks and substantially all of our net sales were from products bearing these brands.  Sometimes, however, the names used to describe some of our products are either too generic or commonplace to register.  One example is S-Adenosyl-Methionine, or SAMe, which is the name of the raw material in the product and can be used by other companies in the industry.  The steps we take to protect our proprietary rights in our brand names may not be adequate to prevent the misappropriation of our brand names in the United States or abroad.  Existing trademark laws afford only limited practical protection for our product lines.  The laws and the level of enforcement of such laws in certain foreign countries where we market our products often do not protect our proprietary rights in our products to the same extent as the laws of the United States.  Because of the rapid pace of the natural product industry's development, we believe that the legal protection for our product is less significant to our success than the knowledge, technical expertise and marketing skills of our personnel, the frequency of product expansion and pace of market penetration.

Additionally, we license directly or indirectly through our contract manufacturers certain intellectual property from third parties.  One example is Phase 2™, which is the primary ingredient in our Carb Eliminator™ and Maximum Strength Carb Eliminator™ and is the trademark of our supplier.  We license this product non-exclusively from a raw material supplier, Pharmachem Labs, thereby being able to utilize the supplier’s recognized tradename and scientific data.  The sales of certain of our products rely on our ability to maintain these licensing arrangements.  If we lose the right to use these licenses, our business could be adversely affected.  We believe we are currently in compliance with all of the requirements of our license arrangements.  Currently, we are required to pay a royalty per unit to the owner of the patent under which we sell two of our products, Baywood Original Snore Formula™ and Baywood Original Allergy Formula™.  There is no other annual license or other fees that we are required to pay under these license arrangements, except that we can only use the supplier’s trademark if we purchase the ingredient directly from them.

GOVERNMENT REGULATION

Our advertising claims are subject to the jurisdiction of the Federal Trade Commission, or FTC, as well as the Food and Drug Administration, or FDA.  In both cases, we are required to obtain scientific data to support any advertising or labeling health claims we make concerning our products, although no pre-clearance or filing is required to be made with either agency.

Our products and our business operations may at any time be subject to regulation by one or more federal agencies.  The FDA in particular is primarily responsible for regulation of the labeling, manufacture and sale of nutritional supplements, which the FDA believes to be unapproved drugs or food additives rather than food supplements.  These products are primarily regulated by the FDA under the auspices of the Federal Food, Drug and Cosmetic Act, or FFDCA.  Under the FFDCA, most dietary supplements are currently regulated as foods, which require no approval from the FDA prior to marketing.  Therefore, the regulation of dietary supplements is far less restrictive than that imposed upon manufacturers and distributors of prescription drugs.  Dietary supplements, however, must be labeled correctly to avoid being misbranded under the FFDCA.  Health claims made by nutritional supplement companies with respect to their product are specifically regulated by the FDA.  If such products make unapproved health claims, the FDA may consider them as unapproved drugs, which require approval by the FDA prior to marketing.

The Dietary Supplement Health and Education Act of 1994, or DSHEA, was enacted on October 25, 1994.  DSHEA amends the FFDCA by defining dietary supplements, which include vitamins, mineral, nutritional supplements, herbs and botanicals, as a new category of food separate from conventional food. DSHEA provides a regulatory framework to ensure safe, quality dietary supplements and to foster the dissemination of accurate information about such products.  Under DSHEA, the FDA is generally prohibited from regulating dietary supplements as food additives or as drugs unless product claims, such as claims that a product may diagnose, mitigate, cure or prevent an illness, disease or malady, permit the FDA to attach drug status to a product.

To the extent we establish our own manufacturing facilities in the future and produce products deemed by the FDA now or in the future to be a food or dietary supplement, the operation of our manufacturing facilities will be subject to regulation by the FDA in compliance with good manufacturing practices just as our third party manufacturers currently are subjected to.  Although we do not anticipate any difficulties in complying with good manufacturing practices, any such difficulties that are encountered at such a time could have a material adverse effect on our financial condition and results of operations.

The regulations prohibit the use of any health claim on a dietary supplement unless the health claim is supported by a significant scientific agreement and is pre-approved by the FDA.  Accordingly, most dietary supplements will be precluded from bearing most health claims.  The FDA regulations do not at present limit consumer access to dietary supplements, unless such products present safety concerns.  We cannot determine at this time whether the new regulations will have any adverse effect on our operations.

Overseas, registration may be mandatory in certain countries prior to distribution.  This process may take from several months to over a year.  At any one time, we may have several products awaiting approval for registration and eventual distribution.  We can provide no assurance as to the timing of such approvals or that, once such approvals are obtained, we will be able to successfully market and distribute any product.

We believe we are currently in compliance with each of these laws, rules and regulations and we believe we have not had any incidence of noncompliance over the past three years.

EMPLOYEES

At August 31, 2007, we had 30 full-time employees, including 21 employees of LifeTime.  None of our employees are represented by a collective bargaining arrangement and we believe our relations with employees are good.  We have 25 sales representatives in the U.S. who are independent contractors and are not employees.

FACILITIES

Our principal executive office is located at 14950 North 83rd Place, Suite 1, Scottsdale, Arizona 85260.  We lease approximately 7,800 square feet of office space under an operating lease that expires on September 30, 2008.  We believe that our facilities will provide sufficient capacity to handle our needs in the coming year.  Rent expense under this lease was $96,827 and $92,291 for the years ended December 31, 2006 and 2005, respectively.  The future minimum lease obligation for the remaining term of the lease of twenty-one months at December 31, 2006 is $169,446.  LifeTime’s principal executive office is located at 1967 North Glassell Street, Orange, California 92865.  LifeTime leases approximately 10,381 square feet of office space under an operating lease that expires on June 30, 2008.  We believe this facility will provide sufficient capacity to handle LifeTime’s needs in the coming year.  Rent expense under this lease was $75,990 and $31,145 for the years ended December 31, 2006 and 2005, respectively.  The future lease obligation for the remaining term of the lease of 18 months at December 31, 2006 is $118,344.

LEGAL MATTERS

We may from time to time be a party to lawsuits incidental to our business.  As of August 31, 2007, we were not aware of any current, pending, or threatened litigation or proceedings that could have a material adverse effect on our results of operations, cash flows or financial condition.

MARKET PRICE FOR OUR COMMON STOCK, PREFERRED SHARES AND WARRANTS

Our common stock trades publicly on the OTCBB under the symbol “BYWD”.  The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities.  The OTCBB securities are traded by a community of market makers that enter quotes and trade reports.

The following table sets forth the quarterly high and low closing prices per share of our common stock by the OTCBB during the last two fiscal years and for the first three quarters of 2007.  The quotes were obtained on the Internet through Yahoo! Finance, and represent inter-dealer quotations, without adjustment for retail mark-up, markdown or commission and may not represent actual transactions.  The trading volume of our securities fluctuates and may be limited during certain periods.  As a result of these volume fluctuations, the liquidity of any investment in our securities may be adversely affected.

Year Ended December 31, 2005	High	Low

March 31, 2005	$0.17	$0.06
June 30, 2005	0.09	0.02
September 30, 2005	0.06	0.03
December 31, 2005	0.05	0.02

Year Ended December 31, 2006	High	Low

March 31, 2006	$0.04	$0.02
June 30, 2006	0.03	0.02
September 30, 2006	0.06	0.01
December 31, 2006	0.07	0.04

Nine Months Ended September 30, 2007	High	Low

March 31, 2007	$0.07	$0.03
June 30, 2007	$0.10	$0.05
September 30, 2007	$0.05	$0.04

Upon the Reverse Split becoming effective, the immediate effect will be to reduce the number of shares of our outstanding common stock and to increase the trading price of such common stock. However, the effect of the Reverse Split upon the market price of our common stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances would indicate that a reverse split sometimes improves stock performance, but in many cases does not.  There can be no assurance that the trading price of our common stock after the Reverse Split will rise in proportion to the reduction in the number of shares of our common stock outstanding as a result of the Reverse Split or remain at an increased level for any period.  Also, there is no assurance that the Reverse Split would not eventually lead to a decrease in the trading price of our common stock.

As of June 30, 2007, there were approximately 521 holders of record of our common stock.  Upon the Reverse Split becoming effective, the number of holders of record as of June 30, 2007 would be approximately 234.

Our Convertible Preferred Stock will be listed for trading on the OTCBB under the symbol “_____”, and our Registered Warrants will be listed for trading on the OTCBB under the symbol “________” for the Investor Warrants, “_____” for the 10% Note Warrants, “_____“ for the 12% Bridge Note Warrants and “_________” for the Placement Agent Warrants.  To date there has been no trading history for the Convertible Preferred Stock or Registered Warrants.

MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

Set forth below is certain information with respect to the individuals who are our directors and executive officers.

Name	Age	Position(s) or Office(s) Held

Neil Reithinger	37	Chairman of the Board, President and Chief Executive Officer

Karl H. Rullich	73	Vice President, Secretary and Director

Thomas Pinkowski	53	Vice President

O. Lee Tawes, III	59	Director

David Tsiang	44	Director

Neil Russell	59	Director

NEIL REITHINGER has been our Chairman of the Board, President and Chief Executive Officer since April 3, 1998 and previously served as Interim President from December 10, 1997.  He was elected as a director on February 18, 1997.  He was appointed Acting Chief Financial Officer, Secretary and Treasurer on October 28, 1996.  Mr. Reithinger had been Controller since January 1994.  Prior to joining us and from July 1992 through December 1993, Mr. Reithinger worked for Bank of America.  He received a Bachelors degree in accounting from the University of Arizona in 1992 and received his certification as Certified Public Accountant in 1996.

KARL H. RULLICH has been a director since 1991.  He was appointed Vice President on April 3, 1998 and has served as our Director of International Sales since May 1996.  Prior to April 19, 1995, he served as our President, Chief Executive Officer and Treasurer.  He worked as a Marketing Director, General Manager and Vice President for Pfizer Hospital Products Group in their international business and operations for over 25 years.  Mr. Rullich holds a degree in economics from the Business College in Essen, Germany.  He emigrated from Germany to the United States in 1956 and became a naturalized citizen in 1961.

THOMAS PINKOWSKI, became our Vice President and President of LifeTime effective June 14, 2007.  He became a stockholder of NSI in 2004 and joined NSI as President later that year, assuming sales, marketing and operational responsibilities.  From 1991 to 2004, Mr. Pinkowski owned and operated one, and subsequently two, retail natural food stores, called Nutrition Pros, with the idea of educating the public and offering a high end, informed retail environment.  From 1998 to 1991, he owned and operated Contact Resources, Inc., a sales brokerage company which contracted with manufacturers to formulate products, review company image, improve labeling, give sales representation in the Western United States and Hawaii and improve overall company distribution and placement.  Serving as President, Mr. Pinkowski lectured on various health topics, opened and managed key accounts, trained and hired employees and became an authority with respect to the retail vitamin market.  From 1976 to 1988, Mr. Pinkowski was employed by Richlife Vitamins in Anaheim, California, initially as a sales representative, subsequently with responsibility for six New England states, and then a larger territory in California, then as Western Regional Manager, supervising 17 salespeople, and finally as Regional and then National Sales Manager.  Mr. Pinkowski began his career in the health food industry in 1975 with his own natural food store and restaurant in Florida.

O. LEE TAWES, III has been a director since 2001.  He is Executive Vice President and Head of Investment Banking, and a Director, at Northeast Securities, Inc. From 2000-2001 he was Managing Director of Research for C.E. Unterberg, Towbin, an investment and merchant banking firm specializing in high growth technology companies.  Mr. Tawes spent 20 years at Oppenheimer & Co. Inc. and CIBC World Markets, where he was Director of Equity Research from 1991 to 1999.  He was also Chairman of the Stock Selection Committee at CIBC, a member of the firm’s Executive Committee, and Commitment Committee.  From 1972 to 1990, Mr. Tawes was an analyst covering the food and diversified industries at Goldman Sachs & Co. from 1972 to 1979, and Oppenheimer from 1979 to 1990.  As food analyst, he was named to the Institutional Investor All American Research Team five times from 1979 though 1989.  Mr. Tawes is a graduate of Princeton University and received his MBA from Darden School at the University of Virginia.

DAVID TSIANG has been a director since June 2007.  He is the Managing Director of Investment Banking at Northeast Securities, Inc.  Prior to joining Northeast Securities, Inc. in December 2001, he served as Vice President of corporate planning at the investment bank C.E. Unterberg, Towbin from November 1999 to October 2001, and Vice President/Senior Analyst with the financial services firm Ernst & Company from March 1991 to March 1998.  Prior to working at Ernst & Company, Mr. Tsiang served in various capacities in commercial banking with the Barclays Bank of NY, The CIT Group and Howard Savings Bank (First Union Bank).  Mr. Tsiang is a graduate of Ramapo College of New Jersey and is NASD Series 7 and 63 qualified.

NEIL RUSSELL has been a director since June 2007.  He is President of Site 85 Productions (“Site 85”), a company formed in 2000 that is engaged in the creation and acquisition of intellectual property rights for exploitation across a broad spectrum of entertainment media, including motion pictures, television, video games and publishing.  Mr. Russell is a former motion picture and television distribution executive with Paramount Pictures, Columbia and MGM/UA, where he handled pictures like “The Godfather,” “Chinatown,” “Death Wish,” “Three Days of the Condor” and the James Bond films.  He formed his first company, Horizon Entertainment, in 1983, which, after merging with Orbis Communications, was acquired in 1985 by Carolco Pictures, Inc., producers of such films as “Rambo” pictures and “Terminator 2.”  He was also founder and President of Carolco Television Productions (CTP) which produced high-profile television motion pictures for domestic and international exploitation.  In 1991, CTP was acquired by Multimedia Entertainment, producers of Phil Donahue and Sally Jesse Raphael, and renamed Multimedia Motion Pictures with Mr. Russell remaining as president.  When Multimedia was acquired by Gannett, Inc. in 1993, Mr. Russell purchased the assets of MMP and began aggressively acquiring intellectual property rights under his own banner.  Since then, producing partnerships or licensing arrangements of rights owned or controlled by Mr. Russell have been made with Jerry Bruckheimer Films, Activision, Simon & Schuster, Tribune Entertainment, Scott Free Productions, MGM Television, Heyday Films, FP Productions, Touchstone Television, Hyde Park Entertainment, F/X Networks and others.  Mr. Russell is currently engaged, through Site 85, with several major studios in the development of television series, motion pictures, video games and an action comic book series, all based on rights owned by him.  He also authored the book, “Can I Still Kiss You?: Answering Your Children’s Questions about Cancer,” which grew out of his own two successful battles with the disease.  A graduate of Parsons College, Mr. Russell is a member of the Naval War College Foundation and a former board member of the Institute for Foreign Policy Analysis.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our securities to file with the SEC reports of ownership and changes in ownership of the common stock and other equity securities.  Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  During the last calendar year, the following officer, director or Section 16(a) officers have acquired our stock but did not file a report under Section 16(a):  O. Lee Tawes, III, a director, acquired 309,614 shares of common stock on July 20, 2006 as a common stock dividend on Series H Preferred, 123,846 shares of common stock on December 13, 2006 as a common stock dividend on Series H Preferred, 12,170,000 shares of common stock on April 5, 2007 upon the conversion of Class F Preferred Shares, 7,740,350 shares of common stock on May 1, 2007 upon the conversion of Series H Preferred, 82,564 shares of common stock on May 1, 2007 as a common stock dividend on Series H Preferred and 13,212,500 shares of common stock on May 1, 2007 upon the conversion of certain dividends, interest and notes payable; Karl H. Rullich, a Vice President and director, acquired 11,250,000 shares of common stock on April 5, 2007 upon the conversion of Class F Preferred Shares, 2,500,000 shares of common stock on April 5, 2007 upon the conversion of Series G Preferred Stock, and 4,375,000 shares of common stock on May 1, 2007 upon the conversion of certain dividends and interest payable; and Neil Reithinger, our President, Chief Executive Officer and Chairman of the Board, acquired 2,500,000 shares of common stock on April 5, 2007 upon the conversion of Series G Preferred Stock.

VOTING AGREEMENT

Effective March 30, 2007, the Company, the Placement Agent and certain significant stockholders, including officers and directors, holding in the aggregate a substantial percentage of the Company’s common stock (on an as-converted basis) entered into a three-year Voting Agreement (the “Voting Agreement”) whereby such stockholders agreed to vote all shares of capital stock of the Company now or thereafter directly or indirectly owned by them in such manner as may be necessary to elect (and maintain in office) a five-person Board consisting of, in part, two directors designated by the Placement Agent.  The initial Placement Agent designees are O. Lee Tawes, III and David Tsiang.

BOARD OF DIRECTORS AND OFFICERS

Subject to the Voting Agreement, each director is elected for a period of one year at our annual meeting of stockholders and serves until the next such meeting and until his or her successor is duly elected and qualified.  Our directors do not presently receive any compensation for their services as directors.  The Board may also appoint additional directors up to the maximum number permitted under our By-laws.  A director so chosen or appointed will hold office until the next annual meeting of stockholders.

Each of our executive officers is elected by and serves at the discretion of our Board and holds office until his or her successor is elected or until his or her earlier resignation or removal in accordance with our Articles of Incorporation and By-laws.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the year ended December 31, 2006 and during the six months ended June 30, 2007, our Board held two meetings and took actions by written consent on four occasions.  From March 30, 2007 (the date of the Acquisition) to date, our Board held one meeting and took actions by written consent on one occasion.

COMMITTEES OF THE BOARD OF DIRECTORS

On June 29, 2007, we established an audit committee and a compensation committee, which shall be responsible, respectively, for the matters described below.

AUDIT COMMITTEE

The audit committee shall be responsible for the following:

•	reviewing the results of the audit engagement with the independent auditors;
•	identifying irregularities in the management of our business in consultation with our independent accountants, and suggesting an appropriate course of action;
•	reviewing the adequacy, scope, and results of the internal accounting controls and procedures;
•	reviewing the degree of independence of the auditors, as well as the nature and scope of our relationship with our independent auditors;
•	reviewing the auditors' fees; and
•	recommending the engagement of auditors to the full board of directors.

A charter has been adopted to govern the audit committee.  The members of the audit committee are O. Lee Tawes, III and Neil Russell.  At the date hereof, each member is deemed an audit committee financial expert.

COMPENSATION COMMITTEE

The compensation committee determines the salaries and incentive compensation of our officers and provides recommendations for the salaries and incentive compensation of its other employees and consultants.  The members of the compensation committee are O. Lee Tawes, III and David Tsiang.

The compensation of our executive officers is generally determined by the compensation committee, subject to applicable employment agreements.  Our compensation programs are intended to enable the attraction, motivation, reward, and retention of the management talent required to achieve our corporate objectives and thereby increase stockholder value.  Our policy has been to provide incentives to our senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of our business.  To attain these objectives, the executive compensation program may include a competitive base salary, cash incentive bonuses, and stock-based compensation.

RELATIONSHIP OF COMPENSATION TO PERFORMANCE AND COMPENSATION OF CHIEF EXECUTIVE OFFICER

The compensation committee annually establishes, subject to the approval of our board of directors and any applicable employment agreements, the salaries that will be paid to our executive officers during the coming year.  In setting salaries, the compensation committee intends to take into account several factors, including the following:

•	competitive compensation data;
•	the extent to which an individual may participate in the stock plans which may be maintained by us; and
•	qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Each member of our Board participates in the consideration of director nominees.  Stockholders may submit the names and five year backgrounds for the Board’s consideration in its selection of nominees for directors in writing to our secretary at our address set forth elsewhere in this prospectus.  Currently, our share ownership is relatively concentrated in our directors and officers; as such, it is improbable that any Board nominee found to be unqualified or unacceptable by these majority stockholders could be selected as a member of the Board.  Accordingly, there is no nominating committee and we do not rely on pre-approval policies and procedures for our nomination process.  We intend to implement the necessary formation of a nominating committee and will establish proper policies and procedures upon such time as our share ownership is more diversified.

CODE OF ETHICS

On June 29, 2007, we adopted a Code of Ethics that applies to our officers, employees and directors, including our principal executive officers, principal financial officers and principal accounting officers.  The code of ethics sets forth written standards that are designated to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	Full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;
•	Compliance with applicable governmental laws, rules and regulations;
•	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code of ethics; and
•	Accountability for adherence to the code of ethics.

COMPENSATION OF DIRECTORS

To date, none of our directors has so far received any compensation for his or her services as a director other than reimbursement of certain expenses.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

On June 29, 2007, two members of our Board, David Tsiang and O. Lee Tawes, III, were appointed as members of the compensation committee.  During the period from our inception to June 29, 2007, we did not have a compensation committee.  During this period, our officers and directors participated in deliberations of our Board concerning executive officer compensation.  There were no interlocking relationships between us and other entities that might affect the determination of the compensation of our directors and executive officers.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

The following table shows the compensation paid or accrued during the fiscal years ended December 31, 2006 and 2005 to (1) Mr. Neil Reithinger, our President, Chief Executive Officer and Acting Principal Financial Officer, and (2) Mr. Karl H. Rullich, our Vice President.  No other executive officer’s compensation exceeded $100,000 during the fiscal years ended December 31, 2006 and 2005.

Summary Compensation Table

Name and Principal Position	Year Ended December 31,	Base Salary $[2]	Bonus $	Stock Awards $[1]	Dollar Value of total compensation for the covered fiscal year $
(a)	(b)	(c)	(d)	(e)	(f)
Neil Reithinger, Chief Executive Officer and	2006	32,000			32,000
Acting Principal Financial Officer	2005	47,000		100,000	147,000

Karl H. Rullich, Vice President	2006	20,000			20,000
	2005	2,000		100,000	102,000

The above named executive officers have elected to defer the payment of a portion of their salaries or convert their salaries to equity to conserve cash.  These deferred salaries have been accrued.  As of June 30, 2007, the accrued compensation owed to Neil Reithinger and Karl Rullich is $122,127 and $137,874.96, respectively.  We intend to pay these loans and deferred salaries in the future as our cash flows permit.  While we could attempt to raise additional debt or equity financing to pay such deferred salaries, we have elected to focus our efforts on growing the business with the expectation that future cash flows from operations will generate enough cash to repay these debts.  Furthermore, these named executive officers are actively involved in our day-to-day operations and understand that, if we are not able to generate sufficient cash to pay these deferred salaries, they may never get paid.

Employment Agreements

Effective as of March 30, 2007, we entered into an employment agreement (the “Pinkowski Employment Agreement”) with Mr. Pinkowski, pursuant to which Mr. Pinkowski serves as our Vice President and as President of LifeTime for a five-year term, at an annual compensation of $200,000, subject to an annual increase of 5% upon meeting performance standards reasonably established by the Board, or otherwise based on performance as reasonably determined by the Board, together with (i) an annual bonus of 4% of the Company’s annual net operating income based on achievement of performance standards reasonably established by the Board, or otherwise based on performance as reasonably determined by the Board, with a minimum bonus for 2007 of $100,000, (ii) a matching 401(k) Plan contribution of up to $10,000 per year, (iii) a car allowance of $900 per month, (iv) a stock option grant to purchase 5,000,000 shares of common stock at an exercise price of $.05 per share (250,000 shares at an exercise price of $1.00 per share, after giving effect to the Reverse Split), vesting in equal annual installments over five years and exercisable for a 5-year period after each vesting date, as to the installment then vesting, subject to reduction of such period upon death, disability or termination of employment, (v) an award of 2,000,000 shares (100,000 shares after giving effect to the Reverse Split) of restricted common stock, which shall become unrestricted in five equal annual installments commencing at the end of the first year of employment, and (vi) payment or reimbursement for business use of an internet-access high-speed line, cell phone and other business related expenses.  The Pinkowski Employment Agreement contains restrictions on competition for one year after termination of employment, or three years after the closing of the Acquisition, whichever is the longer period.  We have the right to maintain a policy of insurance on Mr. Pinkowski’s life, in the amount of $5,000,000, with proceeds payable to us.  Application for such a policy has been made and is pending.  We also have permitted Mr. Pinkowski to repay a 4% Unsecured Promissory Note dated December 10, 2004, in the unpaid principal amount of $100,000, in equal annual installments over the five-year period of his employment, and to apply his annual bonus to each installment when due.  This promissory note was assigned to the Company by NSI in connection with the Acquisition.  See “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS”.

[1]
On September 20, 2005, our Board authorized the issuance of 200,000 shares of Series G Preferred Stock.  The Series G Preferred Stock has a par value of $1.00 and certain liquidation preferences.  The Series G Preferred Stock has no conversion rights into common stock and is entitled to 250:1 votes with our common stock on any matters brought to a vote of the common stockholders.  Effective May 15, 2007, the shares of Series G Preferred Stock of each officer were converted into 2,500,000 shares of common stock.

[2]	Excludes deferred salaries described above.

Effective as of July 11, 2007, we entered into an employment agreement with Mr. Reithinger pursuant to which Mr. Reithinger serves as our President and Chief Executive Officer for a five-year term, at an annual compensation of $150,000 (retroactive to April 1, 2007), subject to an annual increase of 5% upon meeting performance standards reasonably established by the Board, or otherwise based on performance as reasonably determined by the Board, together with (i) an annual bonus to be determined by the Board on an annual basis or otherwise based on performance as reasonably determined by the Board (ii) a matching 401(k) Plan contribution of up to 6% of his salary per year and (iii) a stock option to purchase 10,000,000 shares of common stock at an exercise price of $0.04 per share (500,000 shares at an exercise price of $1.00 per share, after giving effect to the Reverse Split), exercisable for a ten-year term.

We do not currently have any other oral or written employment contracts, severance or change-in-control agreements with any of our executive officers.

Compensation Pursuant to Stock Options

We grant stock options from time to time to our officers, key employees, and directors.  We did not grant any options during the years ended December 31, 2006, December 31, 2005 and December 31, 2004 to Mr. Reithinger or Mr. Rullich.  Effective July 11, 2007, we granted Mr. Reithinger an option to purchase 10,000,000 shares of common stock at an exercise price of $0.04 per share (500,000 shares at an exercise price of  $1.00 per share, after giving effect to the Reverse Split), exercisable for a ten-year term.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows grants of options outstanding on December 31, 2006, the last day of our fiscal year, to each of the named executive officers named in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End Table

	Option awards
Name	Number of securities underlying unexercised options exercisable (#)		Number of securities underlying unexercised options unexercisable (#)		Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)		Option exercise price ($)		Option expiration date
(a)	(b)		(c)		(d)		(e)		(f)
	Pre- Reverse Split	Post- Reverse Split	Pre- Reverse Split	Post- Reverse Split	Pre- Reverse Split	Post- Reverse Split	Pre- Reverse Split	Post- Reverse Split
Neil Reithinger	100,000	5,000					$0.13	$2.60	February 26, 2008
	650,000	32,500					$0.15	$3.00	May 13, 2009
			1,850,000	92,500			$0.15	$3.00	May 13, 2009

Karl H. Rullich	0	0	0	0	0	0

NARRATIVE TO OUTSTANDING EQUITY AWARDS TABLE

Retirement Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other deferred compensation plans.

DIRECTOR COMPENSATION

Directors do not receive any compensation for serving on the Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

(All figures in parentheses below give effect to the Reverse Split, unless the context otherwise requires)

In 2000, our single largest stockholder, Dr. Francis Choi, established Hong Kong Trustful Pharmaceutical Company Limited, or HKT, as the sole marketer and distributor of our products for all of Asia.  Sales to HKT were 4% of net sales, or approximately $42,957, for the year ended December 31, 2006, and 15.6% of net sales, or approximately $191,170, for the year ended December 31, 2005.  The decrease is due to a reduction in order volume by HKT that management believes is due to a slowdown in sales and marketing of our products by HKT’s marketing entity, Healthy International, Ltd.  At this time, we believe that this relationship will not continue in the future.  As a result, we are attempting to generate further business in other existing areas of distribution and develop new relationships overseas so that we are able to recapture those lost sales.  On August 9, 2005, we received a demand letter on behalf of Dr. Choi, for the redemption of his Class E preferred stock.  The redemption amount of this Class E preferred stock was $800,000.  On December 19, 2005, we reached an agreement with Dr. Choi to settle all claims between us and to end all relationships between him and us.  Under this agreement, we agreed to make an immediate cash payment to Dr. Choi of $350,000 and to pay Dr. Choi an additional $150,000 at the earlier of such time as we (i) achieve a positive stockholders' equity measured as of the last day of each fiscal quarter and as reflected on a balance sheet prepared in accordance with accounting principles generally accepted in the United States or (ii) sell, in one or more related transactions, all or substantially all of our assets or we shall merge with another entity and we shall not be the entity that survives such merger.  Contemporaneous with such payment, Dr. Choi agreed to assign, transfer, convey and deliver to us (1) 800,000 shares of Class E preferred stock, with stated value of $800,000; (2) 5,625 shares of Class F Preferred Shares, with a stated value of $450,000; and (3) 7,301,587 (365,079) shares of common stock in certificated form.  In addition, Dr. Choi agreed not to claim payment for any related dividends or interest.  Furthermore, Dr. Choi and our Company agreed to a full mutual release of liability from any and all prior claims or obligations.  As a result of the Acquisition, the Company achieved a positive net worth as of March 31, 2007, and has since paid the additional $150,000 to Dr. Choi.

On December 19, 2001, our Board authorized the issuance of 12,000 shares of Class F Preferred Shares.  The Class F Preferred Shares has a par value of $1.00 and a stated value of $80 per share and has no conversion rights.  5,625 shares of Class F Preferred Shares were issued to our Vice President, Karl H. Rullich, and 6,085 shares were issued to Mr. Tawes.

At various times between January 2004 and April 2006, we borrowed funds from Mr. Rullich, of which the principal amount of $214,944 plus interest at 12% per annum, remains outstanding.

On April 18, 2004, we issued 1,725,000 warrants for our common stock to Mr. Tawes at an exercise price of $0.04 per share.  Mr. Tawes exercised these warrants on March 23, 2005.

On May 10, 2004, we borrowed $375,000 from Mr. Tawes, evidenced by a promissory note due May 10, 2005, with interest at 10% per annum.  $25,000 of this Note was converted into common stock and the balance remains outstanding.

On February 4, 2005, we issued 300,000 warrants for our common stock to Mr. Tawes at an exercise price of $0.08 per share.  Mr. Tawes exercised these warrants on March 23, 2005.

In May 2005, we borrowed $25,000 from Ira Gaines, a Selling Securityholder, which has since been repaid.

On May 19, 2005, we borrowed $100,000 from Mr. Tawes, which has since been converted into common stock.

On September 20, 2005, our Board authorized the issuance of 200,000 shares of Series G Preferred Stock.  The Series G Preferred Stock has a par value of $1.00 and certain liquidation preferences. The Series G Preferred Stock has no conversion rights into common stock and is entitled to 250:1 votes on our common stock on any matters brought to a vote of the common stock shareholders.  Our President and Chief Executive Officer, Neil Reithinger, and Mr. Rullich, each received 100,000 shares of the Series G Preferred Stock for their conversion of $100,000 each of their accrued and unpaid salaries.

On October 25, 2005, we borrowed $100,000 from Ronald Patterson, a Selling Securityholder, evidenced by a promissory note due July 1, 2007, with interest at 12% per annum.  The note remains outstanding.  We also issued warrants to Mr. Patterson to purchase 500,000 (25,000) common shares at an exercise price of $0.02 per share.

On December 15, 2005, our Board authorized the issuance of 350,000 shares of Series H Preferred.  The Series H Preferred has a par value of $1.00 per share.  The Series H Preferred was sold to a group of accredited investors for proceeds of $350,000.  Mr. Tawes purchased approximately $155,000 of the Series H Preferred.  In conjunction with the issuance of the Series H Preferred, the investors received 4,192,708 (209,635) warrants for shares of our common stock at exercise prices ranging from $0.02 ($0.40) to $0.12 ($2.40) per share.  If all warrants are exercised, we would receive proceeds of $175,000.

On December 15, 2005, we issued common stock in a private placement for $0.02 ($0.40) per share.  On December 28, 2005, we issued 8,500,000 (425,000) common shares to a group of accredited investors for proceeds of $170,000.  Mr. Tawes purchased approximately $75,000 of the common stock.

On June 28, 2006, we borrowed $150,000 from Ira Gaines, evidenced by a promissory note due December 28, 2006, with interest at 30% per annum.  $130,000 principal amount of the note remains outstanding.  We also issued warrants to Mr. Gaines to purchase 120,000 shares of common stock at an exercise price of $0.04 per share.

On September 19, 2006, we completed the 2006 Bridge Financing.  Each Unit consisted of (i) $50,000 principal amount of the Senior Convertible Notes and (ii) Bridge Warrants to purchase 428,571 (21,428) shares of our common stock at a price per share of $0.035 ($0.70).  The Senior Convertible Notes will mature on the earlier of  (i) 12 months after initial issuance, (ii) upon the consummation by us of a merger, business combination, sale of all or substantially all of our assets or other change of control or (iii) following the closing of a Qualified Placement.  The principal amount and accrued interest of the Senior Convertible Notes were convertible, at the option of each investor, into investment in the securities sold in a Qualified Placement, on the same terms and conditions as other investors in the Qualified Placement.  Investors in this offering have customary "piggyback" registration rights, as well as, in certain cases, the right to demand that we file a single registration statement, in each case with respect to the shares of our common stock issuable upon exercise of the Bridge Warrants.  Registration rights, if any, with respect to any capital stock issuable upon conversion of the Senior Convertible Notes were to be set forth in the terms of the Qualified Placement.  We used the net proceeds of the private placement for working capital purposes.  The private placement was made to a limited number of “accredited investors”, including certain affiliates and employees of the Placement Agent who purchased an aggregate of $200,000 of Units. As of March 30, 2007, the investors converted all of the Senior Convertible Notes into six Units in the 2007 Private Placement, and the Company paid all accrued interest in cash, in the aggregate amount of $16,832.

In March 2007, we adopted amendments to the Certificate of Designations of the Series G Preferred Stock to permit conversion at the option of the holders at $0.04 per share ($0.80), and in April 2007 we entered into a contract with the holders of the Class F Preferred Shares to exchange the Class F Preferred Shares for shares of common stock at the rate of $0.04 ($0.80) per share.  Effective May 15, 2007, the Class F Preferred Shares were exchanged for 23,420,000 (1,171,000) shares of our common stock, the Series G Preferred Stock was converted into 5,000,000 (250,000) shares of our common stock and 326,442 shares of the Series H Preferred were converted into 16,322,100 (816,105) shares of our common stock.

On April 5, 2007, effective March 30, 2007, we acquired, through our newly-formed wholly-owned subsidiary, Baywood Acquisition, substantially all of the assets, and assumed certain liabilities, of NSI, for a purchase price of approximately $11,100,000. As provided in the Asset Purchase Agreement, the purchase price was payable as to $7,600,000 in cash, $1,100,000 in our common stock (valued at $0.05 ($1.00) per share, or 22,000,000 (1,100,000) shares), an aggregate of $1,300,000 in promissory notes of the Company, consisting of the 8% Notes in the aggregate amount of $700,000 and the 8% Convertible Notes in the aggregate amount of $600,000, assumption of indebtedness of approximately $1,100,000, and the Seller Warrants to purchase an aggregate of 700,000 (35,000) shares of our common stock at an exercise price of $0.05 ($1.00) per share.

In connection with the Acquisition, the Company raised an aggregate of $10,215,000, including (i) $5,215,000 in the 2007 Private Placement, (ii) the issuance of 10% Notes in an aggregate principal amount of $1,000,000, (iii) the issuance of the 12% Bridge Note in the principal amount of $2,000,000, and (iv) the Bank Financing in an aggregate principal amount of $2,000,000.  As part of the Initial Offering, $300,000 of our outstanding Senior Convertible Notes was converted into an aggregate of six Units.  The purchasers of the 10% Notes were issued the 10% Note Warrants to purchase an aggregate of 10,000,000 (500,000) shares of our common stock, and the purchaser of the 12% Bridge Note was issued the 12% Bridge Note Warrants to purchase 4,000,000 (200,000) shares of our common stock.  Following the Initial Offering and until the termination of the 2007 Private Placement effective as of July 16, 2007, we sold an additional 3.7 Units for an aggregate purchase price of $185,000.  The sale of the Units, 10% Notes and 12% Bridge Note was conducted through NES as the exclusive placement agent.

The Units were offered and sold to investors who qualified as “accredited investors” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption from registration under Rule 506 of Regulation D and Section 4(2) of the Securities Act.

The purchasers of the 10% Notes were Mr. Tawes and his designee, each of whom purchased a 10% Note in the principal amount of $500,000.  Mr. Tawes purchased 10 Units in the 2007 Private Placement, Mr. Tsiang, a member of the Board and the Managing Director of Investment Banking of the Placement Agent, purchased 1.7 Units and NES and other affiliates or employees of the Placement Agent also purchased an aggregate of 9.5 Units in the 2007 Private Placement.  After giving effect to their purchases in the 2007 Private Placement, Mr. Tawes is the beneficial owner of 65,142,985 (3,257,149) fully-diluted shares of common stock, including 12,500,000 (622,500) shares issuable upon his conversion of 50,000 shares of Convertible Preferred Stock, 12,170,000 (608,500) shares issued upon his exchange of 6,085 shares of Class F Preferred Shares and 7,740,350 (387,017) shares issued upon his conversion of 154,807 shares of Series H Preferred, options to purchase 200,000 (10,000) shares of common stock and Warrants to purchase 11,954,461 (597,723) shares of common stock; and Mr. Tsiang is the beneficial owner of an aggregate of 5,650,000 (282,500) shares of common stock, including 2,125,000 (106,250) shares issuable upon conversion of Convertible Preferred Stock, 425,000 (21,250) shares issuable upon exercise of Investor Warrants and 3,100,000 (155,000) shares issuable upon exercise of Placement Agent Warrants. NES and other affiliates and employees of the Placement Agent own beneficially an aggregate of 43,176,851 (21,158,842) shares of common stock, including 7,572,150 (378,607) shares issued upon their conversion of 151,443 shares of Series H Preferred, 11,875,000 (593,750) shares issuable upon their conversion of 47,500 Preferred Shares, 13,800,000 (690,000) shares issuable upon their exercise of Placement Agent Warrants, 504,828 (25,241) shares issued as dividends on Series H Preferred, 1,814,159 (90,707) shares issuable upon exercise of Series H Warrants, 1,285,714 (64,285) shares issuable upon exercise of Bridge Warrants, 2,375,000 (118,750) shares issuable upon exercise of Investor Warrants and 3,950,000 (197,500) shares issuable upon exercise of 12% Bridge Note Warrants.

We paid the Placement Agent for the sales of Units in the 2006 Bridge Financing, a fee of 10% of the gross proceeds received by us and reimbursed the Placement Agent $15,000 of its expenses.  We agreed to pay the Placement Agent a cash commission of 9% of the gross proceeds of the 2007  Private Placement, 5% of the gross proceeds of the sale of the 10% Notes and the 12% Bridge Note, and 2% of the aggregate amount of the Bank Financing.  An aggregate of $660,250 of cash commissions has been paid by us to date.  We also reimbursed the Placement Agent for $50,000 of its expenses.

We also have agreed to issue to the Placement Agent, or its designees, warrants (the “Placement Agent Warrants”) to purchase a number of shares of our common stock equal to 9% of the number of shares of common stock into which the Preferred Shares sold to investors in the 2007 Private Placement are convertible and 9% of the number of shares of our common stock that would be issuable upon conversion of the 10% Notes and 12% Bridge Note, calculated as if the 10% Notes and 12% Bridge Note were fully convertible into shares of common stock at a conversion price of $0.04 ($0.80) per share.  The Placement Agent Warrants will have an exercise price of $0.04 ($0.80) per share and a term of 5 years.  In the event that in the future we issue shares of our common stock or equivalents thereof at an effective price per share less than $0.04 ($0.80), the exercise price of the Placement Agent Warrants will be adjusted to offset the weighted average dilution caused by such new securities.  We have issued to the Placement Agent Placement Agent Warrants to purchase 18,900,000 (945,000) shares of our common stock.  The Placement Agent Warrants and the underlying shares of common stock are included in this Offering.

Effective March 30, 2007, the Company, the Placement Agent and certain significant stockholders, including officers and directors, holding in the aggregate a substantial percentage of the Company’s common stock (on an as-converted basis) entered into the Voting Agreement, whereby such stockholders agreed to vote all shares of capital stock of the Company now or thereafter directly or indirectly owned by them in such manner as may be necessary to elect (and maintain in office) a five-person Board consisting of, in part, two directors designated by the Placement Agent.  The initial Placement Agent designees are O. Lee Tawes, III and David Tsiang.

Mr. Tawes is also the guarantor of the Company’s obligations to Vineyard under the Refinancing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND CHANGES IN CONTROL

The following table sets forth, as of June 30, 2007, certain information regarding the beneficial ownership of our common stock (including such ownership after giving effect to the Reverse Split) with respect to (i) each director; (ii) our Chief Executive Officer; (iii) our Chief Executive Officer and directors as a group; and (iv) each party known by us to be the beneficial owner of more than 5% of our common stock.

This table is based upon information supplied by current and former officers, directors and principal stockholders.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based on 131,596,110 shares of our common stock outstanding on June 30, 2007 adjusted as required by rules promulgated by the SEC.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under that rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right.  Unless otherwise indicated in the footnotes or table, each person or entity has sole voting and investment power, or shares such powers with his or her spouse, with respect to the shares shown as beneficially owned.

	Common Shares Beneficially Owned
Name and Address of Beneficial Owner[1]	Pre-Reverse Split	Post-Reverse Split	Percent of Class

Neil Reithinger[2]	16,752,640	837,632	11.6%
Karl H. Rullich[3]	19,372,000	968,600	14.7%
O. Lee Tawes, III[4]	65,142,985	3,257,149	41.6%
Thomas Pinkowski[5]	22,350,000	1,117,500	16.6%
David Tsiang[6]	5,650,000	282,500	4.1%
Neil Russell[7]	1,500,000	75,000	1.1%

All directors and current executive officers as a group (five people)[2],3,4,6,7	130,767,625	6,538,381	89.7%

Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides information as of March 31, 2007 regarding our stock option plan compensation under which our equity securities are authorized for issuance (figures in parentheses give effect to Reverse Split):

[1]
Unless otherwise indicated, the mailing address for each party listed is c/o Baywood International, Inc., 14950 North 83rd Place, Suite 1, Scottsdale, Arizona  85260.  Figures in parentheses below give effect to the Reverse Split

[2]
Mr. Reithinger is our Chairman of the Board, President and Chief Executive Officer.  Mr. Reithinger beneficially owns 4,152,640 (207,632) common shares; an option granted February 26, 1998, which expires February 26, 2008 to purchase 100,000 (5,000) common shares at $0.13 ($2.60) per share; an option granted May 13, 1999, which expires May 13, 2009, to purchase 2,500,000 (125,000) common shares at $0.15 ($3.00) per share; and an option granted July 11, 2007, which expires July 11, 2017, to purchase 10,000,000 (500,000) common shares at $0.04 ($0.80) per share.

[3]	Mr. Rullich is our Vice President, Secretary and a Director. Mr. Rullich beneficially owns 19,372,000 (968,600) common shares.
[4]
Mr. Tawes is a director.  Mr. Tawes beneficially owns 40,488,524 (2,024,426) common shares; an option to purchase 200,000 (10,000) common shares at $0.08 ($1.60) per share; a warrant to purchase 600,000 (30,000) common shares at an exercise price of $0.05 ($1.00) per share; a warrant to purchase 967,544 (48,377) common shares at an exercise price of $0.02 ($0.40) per share; a warrant to purchase 483,773 (24,188) common shares at an exercise price of $0.04 ($0.80) per share; a warrant to purchase 241,886 (12,094) common shares at an exercise price of $0.08 ($1.60) per share; a warrant to purchase 161,258 (8,063) common shares at an exercise price of $0.12 ($2.40) per share; a warrant to purchase 2,500,000 (12,500) common shares at an exercise price of $0.02  ($0.40) per share; a warrant to purchase 5,000,000 common shares at an exercise price of $0.02  ($0.40) per share; and 50,000 shares of Convertible Preferred Stock that are convertible into 12,500,000 (625,000) shares of common stock at a conversion price of $0.04 ($0.80) per share.

[5]
Mr. Pinkowski is a Vice President of our Company and the President of LifeTime.  Mr. Pinkowski beneficially owns 20,000,000 (1,000,000) common shares, a warrant to purchase 350,000 (12,500) common shares at an exercise price of $0.05 ($1.00) per share and 2,000,000 (100,000) shares issuable upon conversion of a $100,000 convertible note at a conversion price of $0.05 ($1.00) per share.

[6]
Mr. Tsiang is a director.  Mr. Tsiang owns warrants to purchase 425,000 (21,250) common shares at an exercise price of $0.02 ($0.40) per share, warrants to purchase 3,100,000 (155,000) common shares at an exercise price of $0.04 ($0.80) per share and 8,500 shares of Convertible Preferred Stock that are convertible into 2,125,000 (106,250) shares of common stock, at a conversion price of $0.04 ($0.80) per share.

[7]
Mr. Russell is a director.  Mr. Russell is the beneficial owner of warrants to purchase 250,000 (12,500) common shares at an exercise price of $0.02  ($0.40) per share and 5,000 shares of Convertible Preferred Stock that are convertible into 1,250,000 (62,500) shares of common stock at a conversion price of $0.04 ($0.80) per share.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
	Pre- Reverse Split	Post- Reverse Split	Pre- Reverse Split	Post- Reverse Split	Pre- Reverse Split	Post- Reverse Split
Equity compensation plans approved by security holders	3,070,000	153,500	$0.14	$2.80	6,572,500	328,625
Equity compensation plans not approved by security holders	-0-	- 0-	-0-	-0-	-0-	-0-
Total	3,070,000	153,500	$0.14	$2.80	6,572,500	328,625

Under our Employee Incentive Stock Option Plan (the “1996 Plan”) approved by the stockholders in 1996, the total number of shares of common stock that may be granted is 500,000, amended to 6,500,000 (325,000 after giving effect to the Reverse Split) in 1999.  The 1996 Plan provides that shares granted come from our authorized but unissued common stock.  The price of the options granted pursuant to these plans will not be less than 100% of the fair market value of the shares on the date of grant.  The options expire ten years from date of grant.  At our Annual Meeting held on December 10, 2004, our stockholders approved our 2004 Stock Option Plan (the "2004 Plan").  There are 5,000,000 (250,000) shares reserved for issuance under the 2004 Plan and 6,500,000 (325,000) shares will continue to be reserved under the 1996 Plan for stock grants previously made under that plan, for a total of 9,642,500 shares available for stock grants under both plans, or 22.6% of our issued and outstanding common stock as of March 31, 2007, including existing securities to be issued upon exercise of currently outstanding options and assuming all options under both plans were granted and exercised.

SELLING SECURITYHOLDERS

The Selling Securityholders are offering 540,000 shares of Convertible Preferred Stock, Investor Warrants to purchase 27,000,000 shares of our common stock, Placement Agent Warrants to purchase 18,900,000 shares of our common stock, and Additional Warrants to purchase 14,000,000 shares of our common stock, and 220,478,085 shares of our common stock, of which 135,000,000 shares are issuable upon the conversion of the Convertible Preferred Stock, 16,322,100 shares were issued upon conversion of our Series H Preferred, 1,173,949 shares were issued as dividends on our Series H Preferred, 1,177,900 are issuable upon the conversion of the balance of our Series H Preferred and 59,900,000 shares are issuable upon the exercise of the Investor Warrants, Placement Agent Warrants, Additional Warrants, Bridge Warrants, Series H Warrants and Ancillary Warrants, all of which were issued in a private offerings exempt from the registration requirements of the Securities Act (including 18,900,000 Placement Agent Warrants and the  shares issuable upon the exercise of the Placement Agent Warrants, granted to the Placement Agent as compensation in connection with such private offerings).

We have agreed with the purchasers in the 2006 Bridge Financing, the purchasers in the 2007 Private Placement, the purchasers of our 10% Notes and 12% Bridge Note, and the Placement Agent, to file a registration statement under the Securities Act, at our expense with respect to the offering of the foregoing Securities, and to use our best efforts to cause such registration statement to become effective within 150 days after the date of the initial sale of Units in the 2007 Private Placement.  We also have granted certain piggyback registration rights to the purchasers of our Series H Preferred and the holders of the Series H Warrants and Ancillary Warrants to register the shares of common stock issued or issuable upon conversion of the Series H Preferred and as dividends on the Series H Preferred and upon exercise of such Warrants.

The following table details the name of each Selling Securityholder, the number of Preferred Shares and the number of Registered Warrants owned by each Selling Securityholder, the number of shares of our common stock issued and issuable upon conversion of the shares of Convertible Preferred Stock or Series H Preferred or as dividends on the Series H Preferred and upon exercise of the Warrants owned by such Stockholder, and the number of such Securities that may be offered for resale under this prospectus, in each case including the corresponding amounts which give effect to the Reverse Split.  To the extent permitted by law, the Selling Securityholders who are not natural persons may distribute Securities from time to time, to one or more of their respective affiliates, which may sell Securities pursuant to this prospectus.  We have registered the Securities to permit the Selling Securityholders and their respective permitted transferees or other successors in interest that receive their Securities from Selling Securityholders after the date of this prospectus to resell the Securities.  Because each Selling Securityholder may offer all, some or none of the Securities it holds, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Securities, no definitive estimate as to the number of Securities that will be held by each Selling Securityholder after the offering can be provided.  The Selling Securityholders from time to time may offer all or some of the Securities pursuant to this Offering.  Pursuant to Rule 416 under the Securities Act, the registration statement of which this prospectus is a part also covers any additional shares of our common stock which become issuable in connection with such Securities because of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock.

The following table has been prepared on the assumption that all Securities offered under this prospectus will be sold to parties unaffiliated with the Selling Securityholders.  Except as indicated by footnote, none of the Selling Securityholders has had a significant relationship with us within the past three years, other than as a result of the ownership of our shares of common stock or other securities.  Except as indicated by footnote, the Selling Securityholders have sole voting and investment power with respect to their respective Securities.  Except as indicated by footnote, all the Warrants listed as owned and to be sold are Investor Warrants.  The number of shares of our common stock shown in the table below as being offered by the Selling Securityholders do not include 40,360,824 additional shares resulting from registration of 120% of the number of shares issuable upon the conversion of their Convertible Preferred Stock and upon the exercise of their Warrants, which, we estimate, may become issuable upon the application of provisions for weighted-average anti-dilution contained in the Convertible Preferred Stock and Warrants. See “DESCRIPTION OF CAPITAL STOCK.” Percentages of our common stock in the table below are based on 131,596,110 shares of our common stock outstanding as of June 30, 2007 and assumes that, except for the shares issuable to a Selling Securityholder in question, no Warrants are exercised and no Preferred Shares or shares of Series H Preferred are converted into shares of our common stock.

Based on information received from the Selling Securityholders, the Company does not believe that any Selling Securityholder has an existing short position in our common stock.

	Shares of Convertible Preferred Stock		Warrants to Purchase Common Stock			Common Stock

	Number Owned Beneficially and Offered by Selling Stockholder		Number Owned Beneficially and Offered by Selling Stockholder			Number Owned Beneficially Prior to Offering			Number Owned Beneficially and Offered by Selling Stockholder		Number Owned Beneficially After Offering		%of Common Stock Outstanding After Offering

Name of Selling Securityholder	Pre-Reverse Split	Post Reverse Split	Pre-Reverse Split		Post Reverse Split	Pre-Reverse Split		Post Reverse Split	Pre-Reverse Split	Post Reverse Split	Pre-Reverse Split	Post Reverse Split

100 Wall Merchant Fund, LLC[1],[3]	-	-	-		--	428,571		21,429	428,571	21,429	-	-
Alan Baldachin[4]	1,667	1,667	83,333		4,167	500,000	[2]	25,000	500,000	25,000	-	-
Andrew Russell[1]	-	-	530,625	[5]	26,531	530,625	[5]	26,531	530,625	26,531	-	-
Bear Sterns Sec Corp FBO Anne B. O'Malley IRA[6]	2,500	2,500	125,000		6,250	750,000	[2]	37,500	750,000	37,500	-	-
Arthur Fein	2,500	2,500	125,000		6,250	750,000	[2]	37,500	750,000	37,500	-	-
Arthur L. Erk	2,500	2,500	125,000		6,250	750,000	[2]	37,500	750,000	37,500	-	-
Barbara Shames	-	-	150,000	[7]	7,500	150,000	[7]	7,500	150,000	7,500	-	-
Barry H. Garfinkel	20,000	20,000	1,000,000		50,000	6,000,000	[2]	300,000	6,000,000	300,000	-	-
Bruce Prichard	5,000	5,000	250,000		12,500	1,500,000	[2]	75,000	1,500,000	75,000	-	-
Carol G. Levy and Stanley J. Levy, JTWROS	2,500	2,500	125,000		6,250	750,000	[2]	37,500	750,000	37,500	-	-
Clifford R. Osinoff	5,000	5,000	250,000		12,500	1,500,000	[2]	75,000	1,500,000	75,000	-	-
Bear Stearns Sec Corp FBO Damanhuri D. Alkaitis IRA[8]	5,000	5,000	250,000		12,500	1,500,000	[2]	75,000	1,500,000	75,000	-	-

[1]
Selling Securityholder has identified himself or herself as an affiliate of NES, and has represented to us that he or she purchased or acquired the Securities being offered in the ordinary course of business and, at the time of the purchase or acquisition of the Securities, he or she had no agreements or understandings, directly or indirectly, with any person to distribute the Securities.

[2]
The shares of common stock owned and offered include a number of shares equal to, and issuable upon exercise of, the number of Investor Warrants being owned and offered, and the balance represent the number of shares issuable upon conversion of the Convertible Preferred Stock owned and offered.

3	Robert A. Bonelli has voting and investment power with respect to these Securities. The common stock owned and offered represent shares issuable upon exercise of Bridge Warrants.
[4]	Alan Baldachin is a partner in Hand, Baldachin and Amburgey, LLP, counsel for NES in connection with the Bridge Financing and the 2007 Private Placement.
5	Represent Placement Agent Warrants originally issued to NES in connection with the 2007 Private Placement, and the shares of common stock issuable upon exercise of such Warrants.
[6]	Anne B. O’Malley has voting and investment power with respect to these Securities.
[7]	Represent Placement Agent Warrants originally issued to NES in connection with the 2007 Private Placement, and the shares of common stock issuable upon exercise of such Warrants.
[8]	Damanhuri D. Alkaitis has voting and investment power with respect to these Securities.

	Shares of Convertible Preferred Stock		Warrants to Purchase Common Stock			Common Stock

	Number Owned Beneficially and Offered by Selling Stockholder		Number Owned Beneficially and Offered by Selling Stockholder			Number Owned Beneficially Prior to Offering			Number Owned Beneficially and Offered by Selling Stockholder		Number Owned Beneficially After Offering		%of Common Stock Outstanding After Offering

Name of Selling Securityholder	Pre-Reverse	Post Reverse Split	Pre-Reverse Split		Post Reverse Split	Pre-Reverse Split		Post Reverse Split	Pre-Reverse Split	Pre-Reverse Split	Pre-Reverse Split	Post Reverse Split
Danny Nicholas[1]	-	-	100,000	[9]	5,000	100,000	[9]	5,000	100,000	5,000	-	-
David C. Amburgey[10]	1,667	1,667	83,333		4,167	500,000	[2]	25,000	500,000	25,000	-	-
David E. and Florence B. Schwartz JTWROS	17,500	17,500	875,000		43,750	5,250,000	[2]	262,500	5,250,000	262,500
Bear Stearns Sec Corp FBO David TR Tsiang IRA1, [1][1]	3,500	3,500	175,000		8,750	1,050,000	[2]	52,500	1,050,000	52,500	-	-
David Tsiang	5,000	5,000	3,350,000	[12]	167,500	4,600,000	[1][2]	230,000	4,600,000	230,000	-	-
Deborah Shear	10,000	10,000	500,000		25,000	3,000,000	[2]	150,000	3,000,000	150,000	-	-
DML Consultants, LLC[1][3]	1,000	1,000	50,000		2,500	300,000	[2]	15,000	300,000	15,000	-	-
Dorothy F. Russell[1][4]	5,000	5,000	250,000		12,500	1,500,000	[2]	75,000	1,500,000	75,000	-	-
Douglas A. Hand Jr. and Katherine Zorn Hand JTWROS[1][5]	1,667	1,667	83,333		4,167	500,000	[2]	25,000	500,000	25,000	-	-
Edmund T. Karam & Barbara Karam, JTWROS	2,500	2,500	125,000		6,250	750,000	[2]	37,500	750,000	37,500	-	-
Eric Lippe	7,500	7,500	375,000		18,750	2,250,000	[2]	112,500	2,250,000	112,500	-	-
Floyd Gerald Brisco	5,000	5,000	250,000		12,500	1,500,000	[2]	75,000	1,500,000	75,000	-	-
[9]	Represent Placement Agent Warrants originally issued to NES in connection with the 2007 Private Placement, and the shares of common stock issuable upon exercise of such Warrants.
[10]	David Amburgey is a partner in Hand, Baldachin and Amburgey, LLP, counsel for NES in connection with the Bridge Financing and the 2007 Private Placement.
11	David Tsiang has voting and investment power with respect to these Securities.
[12]
The Warrants owned and offered represent and 3,100,000 Placement Agent Warrants originally issued to NES in connection with the 2007 Private Placement and 250,000 Investor Warrants, and the shares of common stock owned and offered represent 1,250,000 shares issuable upon conversion of Convertible Preferred Stock, 250,000 shares issuable upon exercise of the Investor Warrants and 3,100,000 shares issuable upon exercise of the Placement Agent Warrants.

[13]
Dawn Laffin has voting and investment power with respect to these Securities.  Ms. Laffin is Chief Operating Officer of Meltzer, Lippe, Goldstein & Breitstone, LLP, our counsel in connection with the Bridge Financing, the Acquisition, the 2007 Private Placement and this Offering.

[14]	Dorothy Russell is the mother of Neil Russell, our Director, and the grandmother of Andrew Russell. Neil Russell and Andrew Russell each disclaims beneficial ownership of these Securities.
[15]	Douglas A. Hand, Jr. is a partner in Hand, Baldachin and Amburgey, LLP, counsel for NES in connection with the Bridge Financing and the 2007 Private Placement.

	Shares of Convertible Preferred Stock		Warrants to Purchase Common Stock			Common Stock

	Number Owned Beneficially and Offered by Selling Stockholder		Number Owned Beneficially and Offered by Selling Stockholder			Number Owned Beneficially Prior to Offering			Number Owned Beneficially and Offered by Selling Stockholder		Number Owned Beneficially After Offering		%of Common Stock Outstanding After Offering

Name of Selling Securityholder	Pre-Reverse	Post Reverse Split	Pre-Reverse Split		Post Reverse Split	Pre-Reverse Split		Post Reverse Split	Pre-Reverse Split	Pre-Reverse Split	Pre-Reverse Split	Post Reverse Split
Gary M. Meltzer[1][6]	2,500	2,500	125,000		6,250	750,000	[2]	37,500	750,000	37,500	-	-
George A. Davis[1]	2,500	2,500	125,000		6,250	750,000	[2]	37,500	750,000	37,500	-	-
Gerard Mclntee	5,000	5,000	250,000		12,500	1,500,000	[2]	75,000	1,500,000	75,000	-	-
Gordon DiPaolo[1][7]	20,000	20,000	1,000,000		50,000	6,000,000	[2]	300,000	6,000,000	300,000	-	-
Harvey & Anita R. Ginsberg, JTWROS	5,500	5,500	275,000		13,750	1,650,000	[2]	82,500	1,650,000	82,500	-	-
Holding Capital Group, Inc.[1][8]	5,000	5,000	250,000		12,500	1,500,000	[2]	75,000	1,500,000	75,000	-	-
Ira Gaines	-	-	-		-	140,000	[1][9]	7,000	140,000	7,000	-	-
Ishmael Butler	5,000	5,000	250,000		12,500	1,500,000	[2]	75,000	1,500,000	75,000	-	-
Ivan and Lisa Kaufman Family Trust, TTEE Joseph Martello[2][0]	20,000	20,000	1,000,000		50,000	6,000,000	[2]	300,000	6,000,000	300,000	-	-
Jack Fishman	10,000	10,000	500,000		25,000	3,000,000	[2]	150,000	3,000,000	150,000	-	-
Jeremy Harding	20,000	20,000	1,000,000		50,000	6,000,000	[2]	300,000	6,000,000	300,000	-	-
John Charles Layfield SEP1, [2][1]	17,500	17,500	875,000		43,750	5,250,000	[2]	262,500	5,250,000	262,500	-	-
John Charles Layfield[1]	10,000	10,000	3,000,000	[22]	150,000	6,357,143	[2][2]	317,857	6,357,143	317,857	-	-
John G. Talty and Adele Talty, JTRWOS	10,000	10,000	500,000		25,000	3,000,000	[2]	150,000	3,000,000	150,000	-	-

[16]	Gary Meltzer is a partner in Meltzer, Lippe, Goldstein & Breitstone, LLP, our counsel in connection with the Bridge Financing, the Acquisition, the 2007 Private Placement and this Offering.
[17]	Gordon DiPaolo is the husband of Lorraine DiPaolo.
[18]	Sash A. Spencer has voting and investment power with respect to these Securities.
[19]	Represents shares issuable upon exercise of Ancillary Warrants.
[20]	Joseph Martello has voting and investment power with respect to these Securities.
[21]	John Charles Layfield has voting and investment power with respect to these Securities.
[22]
The Warrants owned and offered  represent 500,000 Investor Warrants purchased in the 2007 Private Placement and 2,500,000 Placement Agent Warrants originally issued to NES in connection with the 2007 Private Placement. The shares of common stock owned and offered include 2,500,000 shares issuable upon conversion of Convertible Preferred Stock, 500,000 shares issuable upon exercise of the Investor Warrants, 2,500,000 shares issuable upon exercise of the Placement Agent Warrants and 857,143 shares issuable upon exercise of Bridge Warrants.

	Shares of Convertible Preferred Stock		Warrants to Purchase Common Stock		Common Stock

	Number Owned Beneficially and Offered by Selling Stockholder		Number Owned Beneficially and Offered by Selling Stockholder		Number Owned Beneficially Prior to Offering			Number Owned Beneficially and Offered by Selling Stockholder		Number Owned Beneficially After Offering		%of Common Stock Outstanding After Offering

Name of Selling Securityholder	Pre-Reverse	Post Reverse Split	Pre-Reverse Split	Post Reverse Split	Pre-Reverse Split		Post Reverse Split	Pre-Reverse Split	Pre-Reverse Split	Pre-Reverse Split	Post Reverse Split
John Talty[2][3]	-	-	5,000,000	250,000	5,000,000		250,000	5,000,000	250,000	-	-
Jon Salmanson1, [2][4]	-	-	3,120,000	156,000	3,120,000		156,000	3,120,000	156,000	-	-
Joseph Martello	2,500	2,500	125,000	6,250	750,000	[2]	37,500	750,000	37,500	-	-
JSH Partners1, [2][5]	-	-	3,000,000	150,000	3,000,000		150,000	3,000,000	150,000	-	-
Kevin Tawes[1]	-	-	-	-	1,462,013	[2][6]	73,100	1,099,013	54,950	363,000	18,150	*
Kim Owen	2,500	2,500	125,000	6,250	750,000	[2]	37,500	750,000	37,500	-	-
Knight Family Trust UTD /10/06, Gary Knight Trustee[2][7]	5,000	5,000	250,000	12,500	1,500,000	[2]	75,000	1,500,000	75,000	-	-
Kyra Feldman1,[2][8]	-	-	580,625	29,031	580,625		29,031	580,625	29,031	-	-
Lawrence Reisman	2,500	2,500	125,000	6,250	750,000	[2]	37,500	750,000	37,500	-	-
Kristin Robillard TTEE Lloyd Schunemann & Barbara Schunemann Trust U/A/D 11/12/89[2][9]	5,000	5,000	250,000	12,500	1,500,000	[2]	75,000	1,500,000	75,000	-	-
Lori Price	7,500	7,500	375,000	18,750	2,250,000	[2]	112,500	2,250,000	112,500	-	-
Lorraine DiPaolo1, [3][0]	-	-	2,009,375	100,469	6,405,428		320,271	6,405,428	320,271	-	-

[23]	The Securities owned and offered represent 10% Note Warrants and the shares of common stock issuable upon exercise of such Warrants.
[24]
The Securities owned and offered  represent Placement Agent Warrants originally issued to NES in connection with the 2007 Private Placement, and the shares of common stock issuable upon exercise of such Warrants.

[25]	The Securities owned and offered represent 12% Bridge Note Warrants, and the shares of common stock issuable upon exercise of such Warrants.
[26]
The shares of common stock owned and offered  include 56,090 shares issued as dividends on Series H Preferred, 841,350 shares issued upon conversion of Series H Preferred, and 201,573 shares issuable upon exercise of Series H Warrants.

*Less than 1%
[27]	Gary Knight has voting and investment power with respect to these Securities.
[28]	The Securities owned and offered represent Placement Agent Warrants originally issued to NES in connection with the 2007 Private Placement, and the shares issuable upon exercise of such Warrants.
[29]	Lloyd Schuneman and Barbara Schuneman have voting and investment power with respect to these Securities.
[30]
The Warrants owned and offered represent 475,000 12% Bridge Note Warrants originally issued to JSH Partners and 1,534,375 Placement Agent Warrants originally issued to NES in connection with the 2007 Private Placement. The shares of common stock owned and offered include 1,534,375 shares issuable upon exercise of the Placement Agent Warrants and 475,000 shares issuable upon exercise of the 12% Bridge Note Warrants, 224,369 shares issued as dividends on Series H Preferred, 3,365,400 shares issued upon conversion of Series H Preferred, and 806,293 shares issuable upon exercise of Series H Warrants.

	Shares of Convertible Preferred Stock		Warrants to Purchase Common Stock		Common Stock

	Number Owned Beneficially and Offered by Selling Stockholder		Number Owned Beneficially and Offered by Selling Stockholder		Number Owned Beneficially Prior to Offering			Number Owned Beneficially and Offered by Selling Stockholder		Number Owned Beneficially After Offering		%of Common Stock Outstanding After Offering

Name of Selling Securityholder	Pre-Reverse	Post Reverse Split	Pre-Reverse Split	Post Reverse Split	Pre-Reverse Split		Post Reverse Split	Pre-Reverse Split	Pre-Reverse Split	Pre-Reverse Split	Post Reverse Split
Malcom O'Malley IRA[3][1]	2,500	2,500	125,000	6,250	750,000	[2]	37,500	750,000	37,500	-	-
Marc Stem and Debra Stern JTWROS	2,500	2,500	125,000	6,250	750,000	[2]	37,500	750,000	37,500	-	-
Bear Stearns Sec Corp FBO Marie Carlino IRA[3][2]	2,500	2,500	125,000	6,250	750,000	[2]	37,500	750,000	37,500	-	-
Mark Goldberg	2,500	2,500	125,000	6,250	750,000	[2]	37,500	750,000	37,500	-	-
Marvin Salengar	2,500	2,500	125,000	6,250	750,000	[2]	37,500	750,000	37,500	-	-
Mary Willis	2,500	2,500	125,000	6,250	750,000	[2]	37,500	750,000	37,500	-	-
Maurice Marciano Trust (2005 Restatement)[3][3]	30,000	30,000	1,500,000	75,000	9,000,000	[2]	450,000	9,000,000	450,000	-	-
Meredith Whitney[3][4]	5,000	5,000	250,000	12,500	1,500,000	[2]	75,000	1,500,000	75,000	-	-
Michael and Deirdre Lawe Behrens, JTWROS[3][5]	5,000	5,000	250,000	12,500	1,500,000	[2]	75,000	1,500,000	75,000	-	-
Michael Finamore	2,500	2,500	125,000	6,250	750,000	[2]	37,500	750,000	37,500	-	-
Michael H. Du Boff	5,000	5,000	250,000	12,500	1,500,000	[2]	75,000	1,500,000	75,000	-	-
Michael J. Salmanson & Tobi E. Zemsky[3][6]	5,000	5,000	250,000	12,500	1,714,286		85,714	1,714,286	85,714	-	-

[31]	Malcolm O’Malley has voting and investment power with respect to these Securities
[32]	Marie Carlino has voting and investment power with respect to these Securities.
[33]	Maurice Marciano has voting and investment power with respect to these Securities.
[34]	Meredith Whitney is the wife of John Charles Layfield. Mr. Layfield disclaims beneficial ownership of these Securities.
[35]	Michael Behrens is the son of William Behrens. William Behrens disclaims beneficial ownership of these Securities.
[36]
The shares of common stock owned and offered include 1,250,000 shares issuable upon conversion of Convertible Preferred Stock and 250,000 shares issuable upon exercise of Investor Warrants, and 214,286 shares issuable upon exercise of Bridge Warrants. Michael Salmanson is the brother of Jon Salmanson.  Jon Salmanson disclaims beneficial ownership of these Securities.

	Shares of Convertible Preferred Stock		Warrants to Purchase Common Stock		Common Stock

	Number Owned Beneficially and Offered by Selling Stockholder		Number Owned Beneficially and Offered by Selling Stockholder		Number Owned Beneficially Prior to Offering			Number Owned Beneficially and Offered by Selling Stockholder		Number Owned Beneficially After Offering		%of Common Stock Outstanding After Offering

Name of Selling Securityholder	Pre-Reverse	Post Reverse Split	Pre-Reverse Split	Post Reverse Split	Pre-Reverse Split		Post Reverse Split	Pre-Reverse Split	Pre-Reverse Split	Pre-Reverse Split	Post Reverse Split
Miriam W. Salmanson[3][7]	5,000	5,000	250,000	12,500	1,714,286		85,714	1,714,286	85,714	-	-
Mitchell Kessler	10,000	10,000	500,000	25,000	3,000,000	[2]	150,000	3,000,000	150,000	-	-
Myron Zisser	5,000	5,000	250,000	12,500	1,500,000	[2]	75,000	1,500,000	75,000	-	-
Northeast Securities, Inc.[3][8]	5,000	5,000	250,000	12,500	1,500,000	[2]	75,000	1,500,000	75,000	-	-
O. Lee Tawes, III1, [3][9]	50,000	50,000	9,500,000	475,000	65,142,985		3,257,149	32,110,835	1,605,542	33,032,150	1,651,608	21.1%
Paradise Wire and Cable D/B/PP TTEE; Ira Gaines[4][0]	2,500	2,500	125,000	6,250	810,000		40,500	750,000	37,500	60,000	3,000	*
Patterson Family Trust dated April 27, 2006, TTEE Ronald E. Patterson[4][1]	10,000	10,000	500,000	25,000	4,679,500		233,975	3,000,000	150,000	1,679,500	83,975	1.2%
Peter S. Rawlings	5,000	5,000	250,000	12,500	3,044,913	[4][2]	152,246	3,044,913	152,245	-	-

[37]
The shares of common stock owned and offered include 1,250,000 shares issuable upon conversion of Convertible Preferred Stock and 250,000 shares issuable upon exercise of the Investor Warrants, and 214,286 shares issuable upon exercise of Bridge Warrants.   Miriam Salmanson is the mother of Jon Salmanson.  Mr. Salmanson disclaims beneficial ownership of these Securities.

[38]
Robert Bonelli has voting and investment power with respect to these Securities.  Selling Securityholder has identified itself as a registered broker-dealer, and was the Placement Agent in connection with the 2007 Private Placement and the 2006 Bridge Financing.  The Securities owned and offered represent Convertible Preferred Stock and Investor Warrants, and the underlying common stock, purchased for investment by the Selling Securityholder in the 2007 Private Placement.

[39]
The Warrants owned and offered represent 2,500,000 Investor Warrants, 5,000,000 10% Note Warrants issued to the Selling Securityholder in connection with his purchase of a 10% Note and 2,000,000 Placement Agent Warrants originally issued to NES in connection with the 2007 Private Placement. The shares of common stock owned and offered include 12,500,000 shares issuable upon conversion of the Convertible Preferred Stock, 2,500,000 shares issuable upon exercise of the Investor Warrants, 2,000,000 shares issuable upon exercise of the Placement Agent Warrants, 5,000,000 shares issuable upon exercise of the10% Note Warrants, 516,024 shares issued as dividends on Series H Preferred, 7,740,350 shares issued upon conversion of Series H Preferred, and 1,854,461 shares issuable upon exercise of Series H Warrants.  The shares of common stock owned andto be owned  after this Offering include 200,000 shares issuable upon exercise of options and 600,000 shares issuable upon exercise of warrants, each exercisable within 60 days.

[40]
Ira Gaines has voting and investment power with respect to these Securities.  The shares of common stock owned and offered include 625,000 shares issuable upon conversion of Convertible Preferred Stock and 125,000 shares issuable upon excise of Investor Warrants.

[41]
Ronald E. Patterson has voting and investment power with respect to these Securities.  The shares of common stock owned and offered included 2,500,000 shares issuable upon conversion of Convertible Preferred Stock and 500,000 shares issuable upon exercise of Investor Warrants.

[42]
The shares of common stock owned and offered include 1,250,000 shares issuable upon conversion of Convertible Preferred Stock and 250,000 shares issuable upon exercise of Investor Warrants, 1,177,900 shares issuable upon conversion of Series H Preferred, 84,808 shares issued as dividends on Series H Preferred and 282,205 shares issuable upon exercise of Series H Warrants.

*	Less than 1%

	Shares of Convertible Preferred Stock		Warrants to Purchase Common Stock			Common Stock

	Number Owned Beneficially and Offered by Selling Stockholder		Number Owned Beneficially and Offered by Selling Stockholder			Number Owned Beneficially Prior to Offering			Number Owned Beneficially and Offered by Selling Stockholder		Number Owned Beneficially After Offering		%of Common Stock Outstanding After Offering

Name of Selling Securityholder	Pre-Reverse	Post Reverse Split	Pre-Reverse Split		Post Reverse Split	Pre-Reverse Split		Post Reverse Split	Pre-Reverse Split	Pre-Reverse Split	Pre-Reverse Split	Post Reverse Split
Peter T. Kross Trust UAD 11-25-85[4][3]	10,000	10,000	500,000		25,000	3,000,000	[2]	150,000	3,000,000	150,000	-	-
Richard & Sheila Korchien Trust Dec. 28, 1994, TTEE Richard Korchien & Sheila Korchein[4][4]	5,000	5,000	250,000		12,500	1,714,286		85,714	1,714,286	85,714	-	-
Richard Zorn1, [4][5]	-	-	2,009,375		100,469	6,405,428		320,271	6,405,428	320,271	-	-
Rick Moranis	10,000	10,000	500,000		25,000	3,000,000	[2]	150,000	3,000,000	150,000	-	-
Robert A. Bonelli[1]	-	-	2,000,000	[4][6]	100,000	2,000,000	[46]	100,000	2,000,000	100,000	-	-
Robert W. Hayes[1]	-	-	100,000	[4][7]	5,000	100,000	[47]	5,000	100,000	5,000	-	-
Roy Nelson & Anne Nelson	10,000	10,000	500,000		25,000	3,214,286	[4][8]	160,714	3,214,286	160,714	-	-
S&J Enterprises, L.P.[4][9]	2,500	2,500	125,000		6,250	750,000	[2]	37,500	750,000	37,500	-	-
Sensus, LLC	20,000	20,000	1,000,000		50,000	7,318,790	[5][0]	365,940	7,318,790	365,940	-	-

43 Peter Kross  has voting and investment power with respect to these Securities.
[44]
Richard Korchien and Sheila Korchien have voting and investment power with respect to these Securities.  The shares of common stock owned and offered include 1,250,000 shares issuable upon conversion of Convertible Preferred Stock and 250,000 shares issuable upon exercise of Investor Warrants, and 214,286 shares issuable upon exercise of Bridge Warrants.

[45]
The Warrants owned and offered represent 475,000 12% Bridge Note Warrants originally issued to JSH Partners and 1,534,375 Placement Agent Warrants originally issued to NES in connection with the 2007 Private Placement. The shares of common stock owned and offered include 1,534,375 shares issuable upon exercise of the Placement Agent Warrants and 475,000 hsares issuable upon exercise of the 12% Bridge Note Warrants, 224,369 shares issued as dividends on Series H Preferred, 3,365,400 shares issued upon conversion of Series H Preferred, and 806,293 shares issuable upon exercise of Series H Warrants.

[46]	Represent Placement Agent Warrants originally issued to NES in connection with the 2007 Private Placement, and the shares issuable upon exercise of such Warrants.
[47]	Represent Placement Agent Warrants originally issued to NES in connection with the 2007 Private Placement, and the shares issuable upon exercise of such Warrants.
[48]
The shares of common stock owned and offered include 2,500,000 shares issuable upon conversion of Convertible Preferred Stock, 500,000 shares issuable upon exercise of Investor Warrants and 214,286 shares issuable upon exercise of Bridge Warrants.

[49]
Stephen M. Breitstone and Jill Breitstone have voting and investment power with respect to these Securities.  Mr. Breitstone is a partner in Meltzer, Lippe, Goldstein & Breitstone, LLP, our counsel in connection with the Bridge Financing, the Acquisition, the 2007 Private Placement and this Offering.

[50]
Includes 5,000,000 shares of common stock issuable upon conversion of Convertible Preferred Stock, 1,000,000 shares issuable upon exercise of Investor Warrants, 67,307 shares issued as dividends on Series H Preferred, 1,009,600 shares issued upon conversion of Series H Preferred, and 241,883 shares issuable upon exercise of Series H Warrants.

	Shares of Convertible Preferred Stock		Warrants to Purchase Common Stock		Common Stock

	Number Owned Beneficially and Offered by Selling Stockholder		Number Owned Beneficially and Offered by Selling Stockholder		Number Owned Beneficially Prior to Offering			Number Owned Beneficially and Offered by Selling Stockholder		Number Owned Beneficially After Offering		%of Common Stock Outstanding After Offering

Name of Selling Securityholder	Pre-Reverse	Post Reverse Split	Pre-Reverse Split	Post Reverse Split	Pre-Reverse Split		Post Reverse Split	Pre-Reverse Split	Pre-Reverse Split	Pre-Reverse Split	Post Reverse Split
Stephen Perrone[5][1]	5,000	5,000	750,000	37,500	2,000,000		100,000	2,000,000	100,000	-	-
Steven Eisenberg[1]	2,500	2,500	125,000	6,250	750,000	[2]	37,500	750,000	37,500	-	-
Sunderland Family Trust DTD 7/15/96 (#1) Ronald B Sunderland & Diane Y Sunderland TTEES[5][2]	2,500	2,500	175,000	8,750	800,000		40,000	800,000	40,000	-	-
Susan E. Mullin	2,500	2,500	125,000	6,250	750,000	[2]	37,500	750,000	37,500	-	-
Suzanne Marie Halasz IRA/BSEP Bear Sterns SEC CORP CUST[5][3]	2,500	2,500	125,000	6,250	750,000	[2]	37,500	750,000	37,500	-	-

[51]
The Warrants owned and offered represent 500,000 Placement Agent Warrants originally issued to NES in connection with the 2007 Private Placement and 250,000 Investor Warrants.  The shares of common stock owned and offered include 1,250,000 shares issuable upon conversion of Convertible Preferred Stock, 250,000 shares issuable upon exercise of the Investor Warrants, and 500,000 shares issuable upon exercise of the Private Placement Warrants.

[52]
Ronald B. Sunderland and Diane Y. Sunderland have voting and investment power with respect to these Securities.   The Warrants owned and offered include 50,000 12% Bridge Note Warrants originally issued to JSH Partners and 125,000 Investor Warrants,  and the shares of common stock owned and offered include 625,000 shares issuable upon conversion of Convertible Preferred Stock and 125,000 shares issuable upon exercise of the Investor Warrants, and 50,000 shares issuable upon exercise of the 12% Bridge Note Warrants.

[53]	Suzanne Marie Halasz has voting and investment power with respect to these Securities.

	Shares of Convertible Preferred Stock		Warrants to Purchase Common Stock			Common Stock

	Number Owned Beneficially and Offered by Selling Stockholder		Number Owned Beneficially and Offered by Selling Stockholder			Number Owned Beneficially Prior to Offering			Number Owned Beneficially and Offered by Selling Stockholder		Number Owned Beneficially After Offering		%of Common Stock Outstanding After Offering

Name of Selling Securityholder	Pre-Reverse	Post Reverse Split	Pre-Reverse Split		Post Reverse Split	Pre-Reverse Split		Post Reverse Split	Pre-Reverse Split	Pre-Reverse Split	Pre-Reverse Split	Post Reverse Split
The David I. Schaffer Partnership LLP[5][4]	2,500	2,500	125,000		6,250	750,000	[2]	37,500	750,000	37,500	-	-
Thomas Herity[1]	-	-	150,000	[5][5]	7,500	150,000	[55]	7,500	150,000	7,500	-	-
Voletta Wallace	5,000	5,000	250,000		12,500	1,500,000	[2]	75,000	1,500,000	75,000	-	-
William P. Behrens1, [5][6]	5,000	5,000	1,250,000		62,500	2,500,000		125,000	2,500,000	125,000	-	-
Willliam and Micki Lippe JTWROS[5][7]	30,000	30,000	1,500,000		75,000	9,428,571		471,429	9,428,571	471,429	-	-
TOTAL	540,000	540,000	59,900,000		29,950,000	255,612,735		12,780,636	220,478,085	11,023,904	35,134,650	1,756,732	21.9%
[54]
David I. Schaffer has voting and investment power with respect to these Securities.  Mr. Schaffer is a partner in Meltzer, Lippe, Goldstein & Breitstone, LLP, our counsel in connection with the Bridge Financing, the Acquisition, the 2007 Private Placement and this Offering.

[55]	Represent Placement Agent Warrants originally issued to NES in connection with the 2007 Private Placement, and the shares issuable upon exercise of such Warrants.
[56]
The Warrants owned and offered represent 1,000,000 Placement Agent Warrants originally issued to NES in connection with the 2007 Private Placement and 250,000 Investor Warrants.  The shares of common stock owned and offered include 1,250,000 shares issuable upon conversion of Convertible Preferred Stock and 250,000 shares issuable upon exercise of the Investor Warrants, and 1,000,000 shares issuable upon exercise of the Private Placement Warrants.

[57]
The shares of common stock owned and offered include 7,500,000 shares issuable upon conversion of Convertible Preferred Stock, 1,500,000 shares issuable upon exercise of Investor Warrants and 428,571 shares issuable upon exercise of Bridge Warrants.

ADDITIONAL INFORMATION

PAYMENTS TO SELLING SECURITYHOLDERS AND AFFILIATES

The following table sets forth the dollar amount of each payment (including the value of any payments to be made in common stock) in connection with the 2007 Private Placement and the sale of the 10% Notes and the 12% Bridge Note that we have made or may be required to make to any Selling Securityholder, any affiliate of a Selling Securityholder or any person with whom any Selling Securityholder has a contractual relationship regarding the transactions.

NATURE OF PAYMENT
Description of Selling Securityholder	Dividends on Convertible Preferred Stock[1]	Placement Agent Warrants[2]	Cash Commissions[3]	Liquidated Damages[4]	Dividends on Series H Preferred Stock[5]	Total Payments
Unit Purchasers	$432,000.00	-----	-----	$108,000.00	-----	$540,000.00
Placement Agent	-----	$283,500.00	$719,000.00	-----	-----	1,002,500.00
Holders of Series H Preferred Stock	-----	-----	-----	-----	$3,769.28	3,769.28
Holders of 10% Note Warrants	-----	-----	-----	20,000.00	-----	20,000.00
Holders of 12% Bridge Note Warrants	-----	-----	-----	40,000.00	-----	40,000.00
	$432,000.00	$283,500.00	$719,000.00	$168,000.00	$3,769.28	$1,606,269.28
_______________________
[1]	At the rate of 8% of the stated value ($10) per share, or an annual amount of $.08 per share. Amount shown represents value of dividends for one year.
[2]	Valued at $0.015 per Warrant Share.
[3]	Includes $50,000 non accountable expense allowance. Does not include $20,000 commissions paid in connection with the initial sale by the Company of its Series H Preferred.
[4]	Payable to Unit Purchasers and holders of 10% Note and 12% Bridge Notes, pursuant to Registration Rights Agreement dated March 30, 2007. Assumes registration becomes effective in October 2007.
[5]
Payable in common stock to holder of 23,558 shares outstanding on March 30, 2007 at the rate of 8% of $1 face amount per share per annum, payable semi-annually from issuance date of December 15, 2005.  Amount shown represents value of dividends through December 15, 2007.

The aggregate proceeds to the Company from the sale of the 540,000 shares of Convertible Preferred Stock offered hereby, the 10% Notes and the 12% Bridge Note, without allocating any portion of the Unit price to the Investor Warrants, net of cash commissions to the Placement Agent and all other expenses (actual and estimated) of the Offering, was $7,747,483.  During the one year period following the Initial Closing, the total possible payments which may be made to the Selling Securityholders and their affiliates, including the Placement Agent, is $1,322,769.28, comprised of dividends of $435,769.28, cash commissions of $719,000,000 and maximum liquidated damages (assuming registration of all or some of the Securities in October 2007) of $168,000.

POTENTIAL PROFITS ON CONVERSION OF CONVERTIBLE PREFERRED STOCK

The following table sets forth the total profit the Selling Securityholders and their affiliates could realize as a result of the conversion of their Convertible Preferred Stock, based on the difference between the market price of the underlying common stock on the date of sale of the Convertible Preferred Stock and the conversion price of the Convertible Preferred Stock.

No. of Preferred Shares	Market Price of Common Stock on Date of Sale (a)	Conversion Price Per Preferred Share (b)	Total Underlying Common Stock (c)	Combined Market Price of Underlying Common Stock ((a) x (c)) (d)	Total Conversion Price of Underlying Common Stock ((b) x (c)) (e)	Total Potential Profit ((d) – (e)) (f)
521,500	$0.065	$0.04	130,375,000	$8,474,375.00	$5,215,000.00	$3,259,375.00
18,500	0.042	$0.04	4,625,000	194,250.00	185,000.00	9,250.00
Total			135,000,000	$8,668,625.00	$5,400,000.00	$3,268,625.00

POTENTIAL PROFITS ON CONVERSION OR EXERCISE OF OTHER SECURITIES

The following table sets forth the total profit the Selling Securityholders and their affiliates could realize as a result of the exercise of any options or warrants or the conversion of any other convertible securities (excluding the Convertible Preferred Stock) that they hold, based upon the difference between the market price of the underlying securities on the date of sale of the option, warrant or other convertible securities and the exercise or conversion price of the options, warrants or other convertible securities.

Number and Class of Security	Market Price of Common Stock on Date of Sale (a)	Exercise or Conversion Price (b)	Total Underlying Common Stock (c)	Combined Market Price of Underlying Common Stock ((a) x (c)) (d)	Product of (b) x (d) (e)	Total potential Profit ((d) - (e)) (f)
26,075,000 Investor Warrants	$0.065	$0.02.0	26,075,000	$1,694,875.00	$521,500.00	$1,173,375.00
925,000 Investor Warrants	0.042	0.02	925,000	38,850.00	18,500.00	20,350.00
18,252,500 Placement Agent Warrants	0.065	0.04	18,252,500	1,186,412.50	730,100	456,312.50
647,500 Placement Agent Warrants	0.042	0.04	647,500	27,195.00	25,900.00	1,295.00
10% Note Warrants	0.065	0.02	10,000,000	650,000.00	200,000.00	450,000.00
12% Bridge Note Warrants	0.065	0.05	4,000,000	260,000	200,000.00	60,000.00
Bridge Warrants	0.04	0.035	2,571,426	102,857.04	89,999.91	12,857.13
Other Warrants	0.072	0.02	20,000	1,440.00	800.00	640.00
Other Warrants	0.02	0.04	120,000	2,400.00	4,800.00	(2,400.00)
Series H Warrants	0.02	0.02 – 0.12	4,192,708	83,854.16	175,000.00	(91,145.84)
Series H Preferred Stock	0.02	0.02	1,177,900	23,558.00	23,558.00	------
Total			69,554,534	$4,071,441.70	$1,990,157.91	$2,081,283.79

COMPARISON OF ISSUER PROCEEDS TO POTENTIAL INVESTOR PROFITS

The following table compares the net proceeds received by the Company from the transactions which raised the financing for the Acquisition, including the 2007 Private Placement, the sale of the 10% Notes and the 12% Bridge Note and the Bank Financing, to the potential profit to the Selling Securityholders and their affiliates as shown in the preceding two tables.

Gross Proceeds to Company from Sale of Units, Notes and Bank Financing (a)		Aggregate Payments Required or to be Required by Company[2] (b)	Net Proceeds to Company ((a) – (b)) (c)	Combined Possible Profit to Selling Securityholders and Affiliates[3] (d)
$10,400,000.00	[1]	$1,606,269.28	$8,795,580.72	$5,349,908.79
______________________
1	Includes $5,400,000 from sale of Units, $1,000,000 from sale of 10% Notes, $2,000,000 from sale of 12% Bridge Note and $2,000,000 Bank Financing.
[2]	See table entitled “PAYMENTS TO SELLING SECURITYHOLDERS AND AFFILIATES”, on page 77.
[3]
Represents total profit of $3,268,625.00 as shown in table entitled “POTENTIAL PROFITS ON CONVERSION OF CONVERTIBLE PREFERRED STOCK”, on page 78, plus total profit of $2,081,283.79 as shown in table entitled “POTENTIAL PROFITS ON CONVERSION OR EXERCISE OF OTHER  SECURITIES”, on page 78.

The total amount of payments required or to be required by the Company, as shown in column (b) of the table above, plus the combined potential profit to the Selling Securityholders, as shown in column (d) of the table above, or a combined total of $6,954,328.07, is equal to (i) 102.34% of the net proceeds to the Company from the sale of the 540,000 shares of Convertible Preferred Stock offered hereby, the 10% Notes and 12% Bridge Note, without any allocation of proceeds to the Investor Warrants ($6,795,580.72), and (ii) 79.0% of the net proceeds to the Company from the sale of the Convertible Preferred Stock, Investor Warrants, 10% Notes, 12% Bridge Note and Bank Financing ($8,795,580.72).  See “PAYMENTS TO SELLING SECURITYHOLDERS AND AFFILIATES”.

COMPARISON OF REGISTERED SHARES TO OUTSTANDING SHARES

Outstanding Common Stock Not Held by Affiliates	Number of Shares Registered for Resale in Prior Registration Statements)	Number of Shares Being Registered for Resale on Behalf of Selling Securityholders and Affiliates
32,484,538	0	280,918,085 [1]
_________________________
[1]	Includes, in part, 540,000 shares of Convertible Preferred and 59,900,000 Warrants, together with a total of 194,900,000 shares of common stock issuable upon conversion or exercise thereof.

PRIOR TRANSACTIONS BETWEEN ISSUER AND SELLING SECURITYHOLDERS

The following table sets forth all prior securities transactions between the Company and any Selling Securityholder or any affiliate of any Selling Securityholder or any person with whom any Selling Securityholder has a contractual relationship regarding the transactions.

SELLING SECURITYHOLDER [1]	Transaction [2]	Date of Transaction	Shares of Class Outstanding Prior to Transaction (a)	Shares of Class Outstanding Prior to Transaction and Held by Persons Other than Selling Security Holders (b)	Shares of Class Issued in Connection with Transaction (c)	Percentage of Total Shares of Class Issued in the Transaction ((c)/(b)) (d)	Market Price Per Share of Class Subject to Transaction Immediately Prior to Transaction [3]	Current Market Price Per Share of Class Subject to Transaction [3]
James Pizzo	Issuance of Series H Preferred Stock	19-Dec-05	-	-	20,192	5.77%	N/A4	N/A
Kevin Tawes	Issuance of Series H Preferred Stock	23-Dec-05	-	-	16,827	4.80%	N/A	N/A
Lorraine DiPaolo	Issuance of Series H Preferred Stock	15-Dec-05	-	-	67,308	19.23%	N/A	N/A
Richard Zorn	Issuance of Series H Preferred Stock	15-Dec-05	-	-	67,308	19.23%	N/A	N/A
Peter Rawlings	Issuance of Series H Preferred Stock	27-Dec-05	-	-	23,558	6.73%	N/A	N/A
O. Lee Tawes, III	Issuance of Series H Preferred Stock	16-Dec-05	-	-	154,807	44.23%	N/A	N/A
				Subtotal	350,000	100.00%
James Pizzo	Conversion of Series H Preferred Stock into shares of Common Stock	1-May-07	94,712,311	74,712,661	1,009,600	1.35%	$0.05 Pre-Reverse Split / $1.00 Post-Reverse Split	$0.04 Pre-Reverse Split / $.80 Post-Reverse Split
Kevin Tawes	Conversion of Series H Preferred Stock into shares of Common Stock	1-May-07	94,712,311	74,712,661	841,350	1.13%	$0.05 Pre-Reverse Split / $1.00 Post-Reverse Split	$0.04 Pre-Reverse Split / $.80 Post-Reverse Split
Lorraine DiPaolo	Conversion of Series H Preferred Stock into shares of Common Stock	1-May-07	94,712,311	74,712,661	3,365,400	4.50%	$0.05 Pre-Reverse Split / $1.00 Post-Reverse Split	$0.04 Pre-Reverse Split / $.80 Post-Reverse Split
Richard Zorn	Conversion of Series H Preferred Stock into shares of Common Stock	1-May-07	94,712,311	74,712,661	3,365,400	4.50%	$0.05 Pre-Reverse Split / $1.00 Post-Reverse Split	$0.04 Pre-Reverse Split / $.80 Post-Reverse Split
Peter Rawlings	Conversion of Series H Preferred Stock into shares of Common Stock	1-May-07	94,712,311	74,712,661	1,177,900	1.58%	$0.05 Pre-Reverse Split / $1.00 Post-Reverse Split	$0.04 Pre-Reverse Split / $.80 Post-Reverse Split
O. Lee Tawes, III	Conversion of Series H Preferred Stock into shares of Common Stock	1-May-07	94,712,311	74,712,661	7,740,350	10.36%	$0.05 Pre-Reverse Split / $1.00 Post-Reverse Split	$0.04 Pre-Reverse Split / $.80 Post-Reverse Split
				Subtotal	17,500,000	23.40%
O. Lee Tawes, II	Issuance of Common Stock Purchase Warrants at $0.04 per share ($0.80 Post Reverse-Split)	18-Apr-04	32,768,235	30,893,235	1,725,000	5.58%	$0.04 Pre-Reverse Split / $.80 Post-Reverse Split	$0.04 Pre-Reverse Split / $.80 Post-Reverse Split
O. Lee Tawes, II	Issuance of Common Stock Purchase Warrants at $0.08 per share ($1.60 Post Reverse-Split)	4-Feb-05	35,643,235	33,968,235	300,000	0.88%	$0.11 Pre-Reverse Split / $2.20 Post-Reverse Split	$0.04 Pre-Reverse Split / $.80 Post-Reverse Split
				Subtotal	2,025,000	6.46%
O. Lee Tawes, III	Exercise of Common Stock Purchase Warrants at $0.04 per share ($0.80 Post Reverse-Split	23-Mar-05	36,713,875	34,838,875	1,725,000	4.95%	$0.10 Pre-Reverse Split/$2.00 Post-Reverse Split	$0.04 Pre-Reverse Split/$.80 Post-Reverse Split
O. Lee Tawes, III	Exercise of Common Stock Purchase Warrants at $0.08 per share ($1.60 Post Reverse-Split	23-Mar-05	36,713,875	34,838,875	300,000	0.86%	$0.10 Pre-Reverse Split/$2.00 Post-Reverse Split	$0.04 Pre-Reverse Split/$.80 Post-Reverse Split
				Subtotal	2,025,000	5.81%

1.
No prior securities transactions occurred between the company and any affiliates of the Selling Securityholders (other than affiliates who are also the Selling Securityholders listed above) or any person with  whom any Selling Securityholders has a contractual relationship.

2.	Excludes issuance of 2006 Bridge Notes, subsequently converted into securities being registered hereby. Excludes notes issued in prior debt financing, having no equity features.
3.	Represents market price of underlying common stock.
4.	The Series H Preferred had no market price on the dates of issuance. The market price of the underlying common stock ranged from $.02 to $.05 per share in December 2005.

DESCRIPTION OF CAPITAL STOCK

GENERAL

We are authorized by our Articles of Incorporation to issue an aggregate of 200,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share.  As of June 30, 2007, 131,596,110 shares of common stock were outstanding, 35,000 shares of Class A Preferred Shares were outstanding and held of record by one stockholder, 11,710 shares of Class F Preferred Shares were outstanding and held of record by two stockholders, 200,000 shares of Series G Preferred Stock were outstanding and held of record by two stockholders, 350,000 shares of Series H Preferred Stock were outstanding and held of record by six stockholders and 521,500 shares of Series I 8% Cumulative Convertible Preferred Stock were outstanding and held of record by 74 stockholders.  Effective May 15, 2007, the Class F Preferred Shares were exchanged for 23,420,000 shares of our common stock, the Series G Preferred Stock was converted into 5,000,000 shares of our common stock and 326,442 shares of the Series H Preferred Stock were converted into 16,322,100 shares of our common stock.  Effective July 13, 2007, we issued 18,500 additional shares of Convertible Preferred Stock.

The Board has authorized, and our stockholders, by written consent of a majority entitled to vote thereon, have approved, amendments to our Articles of Incorporation (the “Charter Amendment”)(i) to increase our authorized common stock from 200,000,000 to 500,000 shares, (ii) to effectuate a 1:20 Reverse Split of our outstanding common stock and (iii) to reduce the par value of our preferred stock from $1.00 to $.001 per share.  It is intended that the Charter Amendment will become effective on or about November 15, 2007.  The Charter Amendment will not become effective, however, until twenty (20) days after the Information Statement has been filed with and approved by the SEC and delivered to the stockholders.  We filed an amended Information Statement on July 9, 2007 which has since been reviewed and cleared by the Staff and is in the process of being mailed to the stockholders.  See “RISK FACTORS-RISKS RELATED TO OUR SECURITIES.”  After giving effect to the Reverse Split, as of June 30, 2007, 500,000,000 shares of common stock would be authorized and 6,579,806 shares of common stock would be outstanding and held of record by approximately 234 stockholders.

COMMON STOCK

Holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders.  There is no cumulative voting for the election of directors.  Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to receive ratably, dividends when, as, and if declared by the board of directors out of funds legally available for that purpose and, upon our liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any.  Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is validly authorized and issued, fully-paid and nonassessable.  In the event we were to elect to sell additional shares of common stock following this Offering, investors in this Offering would have no prior right to purchase additional shares.  As a result, their percentage equity interest in us would be diluted.

The shares of common stock offered in this Offering will be, when issued and paid for, fully paid and not liable for further call or assessment.  Holders of the common stock do not have cumulative voting rights, which means that, subject to the rights of the holders of the preferred stock, the holders of more than one half of the outstanding shares of common stock, can elect all of our directors, if they choose to do so. In this event, the holders of the remaining shares of common stock would not be able to elect any directors.  Except as otherwise required by Nevada law, and subject to the rights of the holders of preferred stock, all stockholder action is taken by the vote of a majority of the outstanding shares of common stock voting as a single class present at a meeting of stockholders at which a quorum consisting of a majority of the outstanding shares of common stock is present in person or proxy.

Pursuant to the Voting Agreement, certain significant stockholders, including officers and directors, holding in the aggregate a substantial percentage of the Company’s common stock (on an as-converted basis) agreed for a three-year period to vote all shares of capital stock of the Company now or thereafter directly or indirectly owned by them in such manner as may be necessary to elect (and maintain in office) a five-person Board consisting of, in part, two directors designated by the Placement Agent.

PREFERRED STOCK

GENERAL

Preferred stock may be issued in one or more series, having the rights, privileges and limitations, including voting rights, conversion privileges and redemption rights, as may, from time to time, be determined by the board of directors.  Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters as the board of directors deems appropriate. In the event that any shares of preferred stock are to be issued, a certificate of designation containing the rights, privileges and limitations of such series of preferred stock shall be filed with the Secretary of State of Nevada.  The effect of such preferred stock is that the board of directors alone, subject to, federal securities laws and Nevada law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of us without further action by the stockholders, and may adversely affect the voting and other rights of the holders of the common stock.  The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

PREFERRED STOCK OUTSTANDING PRIOR TO THIS OFFERING

Including the preferred shares associated with this Offering, we have three series of preferred stock outstanding.  The total authorization for all classes of preferred stock is 10,000,000 shares.  Set forth below is a description of each such series or class of preferred stock.

Class A Preferred Shares.  We have authorized 35,000 shares of preferred stock designated as Class A Preferred Shares (the “Class A Shares”), par value $1.00 per share, of which 35,000 shares are issued and outstanding.  The Class A Shares are convertible at any time, at the option of the holder thereof, into shares of our common stock on a one-to-one basis.  In the event of a dissolution, bankruptcy or termination of the Company, the par value of all the Class A Shares shall be paid in full before the common stock or any part thereof or any dividend thereon is paid.  Holders of Class A Shares have no voting rights or redemption rights, and no preference as to dividends or assets.

SERIES H Preferred Stock.  We have authorized 350,000 shares of preferred stock designated as Series H Preferred Stock (the “Series H Preferred”), par value $1.00 and face value of $1.00 per share, of which 23,558 shares are issued and outstanding.  The Series H Preferred accrue an 8% per annum cumulative dividend payable in shares of common stock, conversion rights into the Company’s common stock at $0.02 per share ($0.40 per share after giving effect to the Reverse Split) and are entitled to one vote for every common share owned on an if-converted basis.  The Series H Preferred are redeemable at the option of the Company only at 115% of the face value.

SERIES I 8% Cumulative Convertible Preferred Stock.  We have authorized 1,000,000 shares of preferred stock designated as Series I 8% Cumulative Convertible Preferred Stock (the “Convertible Preferred Stock”), $1.00 par value per share, of which 540,000 shares are issued and outstanding.  Each share of Convertible Preferred Stock has a stated value per share of $10 (the "Stated Value").  The Convertible Preferred Stock is senior to our common stock with respect to the right to receive proceeds on liquidation or redemption and is junior to all indebtedness of the Company.  Dividends shall accrue at the rate of 8% per annum, payable quarterly in cash, and shall be due and payable unless and to the extent that funds are not legally available to the Company to pay dividends.  Dividends not paid shall accrue on a cumulative basis and are payable upon a Liquidation Event, as defined below, and upon a conversion of the Convertible Preferred Stock, unless converted into common stock at the option of the holder.  At the option of the holder, one share of Convertible Preferred Stock may be converted into 250 shares of common stock at any time at a conversion price of $0.04 per share ($0.80 after giving effect to the Reverse Split) (the “Conversion Price”), subject to anti-dilution and other customary adjustments summarized below.  In the event any dividend shall not be paid in full when due (after a 10-day grace period), then for each quarterly period or portion thereof that such dividend shall not be paid in full, (i) the conversion price will be reduced by $.0025 (1/4 if 1 cent) ($0.05 (5 cents) after giving effect to the Reverse Split) but shall not be reduced below a conversion price of $0.03 per share ($0.60 after giving effect to the Reverse Split) (the “Special Conversion Price Adjustment”); and (ii) the dividend rate shall be increased by 50 basis points (1/2 of 1%), but shall not exceed a dividend rate of 10% per annum. The Convertible Preferred Stock will convert automatically into shares of common stock upon the closing of an underwritten public offering by the Company in which (i) gross proceeds to the Company are equal to or greater than $10.0 million and (ii) the price per share of the common stock sold in such public offering is equal to or greater than the then-current Conversion Price.  At any time after March 12, 2008, the Company has the right to cause the mandatory conversion of the Convertible Preferred Stock into shares of common stock if the “Current Stock Price” (as hereinafter defined) exceeds 500% of the then-current Conversion Price in effect in any consecutive 30-day trading period.  This right may be exercised upon written notice delivered within 60 days of the end of such 30-day trading period.  At the sole option of the holder, upon conversion of the Convertible Preferred Stock, accrued and unpaid dividends also may be converted into shares of common stock at the Conversion Price.  “Current Stock Price” means the closing sale price (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and average closing ask prices) as reported in composite transactions for the principal United States securities exchange on which the common stock is traded or, if the common stock is not listed on a United States national or regional securities exchange, as reported on the OTCBB.  The Conversion Price (including the Special Conversion Price Adjustment) is subject to adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations, and classifications. Further, in the event that the Company should issue shares of common stock at an effective price per share less than $0.04 ($0.80 after giving effect to the Reverse Split), the Conversion Price shall be adjusted on a weighted average basis to reflect the dilution represented by the issuance of such shares of common stock at such lower effective price on a fully-diluted basis, provided, however, that no such adjustment shall be made in the case of certain excluded issuances, including (a) shares of common stock issued upon conversion of the Convertible Preferred Stock or exercise of the Warrants or in lieu of accrued but unpaid dividends, (b) securities issued upon the exercise of or conversion of convertible securities, options or warrants issued and outstanding on the date of authorization of the Convertible Preferred Stock, provided further that such securities have not been amended thereafter to increase the number of such securities or to decrease the exercise or conversion price of any such securities (other than by the anti-dilution provisions thereof, if any), (c) issuances of equity securities to employees, consultants, landlords or suppliers of or to the Company in one or more transactions approved by the Board or in mergers, consolidations, acquisitions, joint ventures or strategic alliances approved by the Board, and (d) issuances of equity securities to commercial banks or other lenders in connection with the Company obtaining loan financing in one or more transactions approved by the Board.

Before any distribution or payment shall be made to the holders of any common stock with respect to the entitlement to receive liquidation proceeds upon the occurrence of a Liquidation Event (as hereinafter defined), the holders of Convertible Preferred Stock shall be entitled to be paid out of the assets of the Company legally available therefor an amount equal to the Stated Value with respect to each outstanding share of Convertible Preferred Stock held by them, plus an additional amount equal to any accrued but unpaid dividends for each share of Convertible Preferred Stock then held (such amount payable as to each such share of Convertible Preferred Stock, the “Liquidation Preference”).  If, upon any Liquidation Event, the remaining assets of the Company legally available for payment of the aggregate amount of all Liquidation Preferences payable in respect of outstanding shares of Convertible Preferred Stock (after payment of requisite liquidation distributions or payments to holders of shares of any class or series of capital stock of the Company with a liquidation preference senior to the Convertible Preferred Stock) shall be insufficient to make payment in full of all Liquidation Preferences payable with respect to outstanding shares of Convertible Preferred Stock and shares of any class or series of Capital Stock of the Company at the time outstanding with a liquidation preference on parity with the Convertible Preferred Stock, then all such remaining assets legally available therefore shall be distributed among the holders of shares of Convertible Preferred Stock at the time outstanding and the holders of shares of any class or series of capital stock of the Company at the time outstanding with a liquidation preference on parity with the Convertible Preferred Stock, ratably among them in proportion to the full amounts to which they would otherwise be respectively entitled.  If, upon any Liquidation Event, the remaining assets of the Company legally available for payment of the aggregate amount of all Liquidation Preferences payable in respect of outstanding shares of Convertible Preferred Stock outstanding and all shares of any class or series of capital stock of the Company at the time outstanding with a liquidation preference on parity with the Convertible Preferred Stock (after payment of requisite liquidation distributions or payments to holders of shares of any class or series of capital stock of the Company with a liquidation preference senior to the Convertible Preferred Stock) shall be in excess of the amounts necessary to make payment in full of all Liquidation Preferences payable with respect to outstanding shares of Convertible Preferred Stock and all such shares of stock on a parity with the Convertible Preferred Stock, then all such excess assets remaining and legally available therefor shall be distributed among the holders of shares of Convertible Preferred Stock at the time outstanding and the holders of the common stock, ratably among them in proportion to the number of shares of common stock then owned or into which shares of Convertible Preferred Stock would then be convertible.  For purposes hereof, the term “Liquidation Event” shall mean (i)(a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company, (b) the merger or consolidation of the Company or any subsidiary of the Company in one or a series of related transactions with or into another entity as a result of which the Company ceases to exist or as a result of which the common stock ceases to be a class of securities registered under the Exchange Act, other than (x) a merger solely for the purpose of changing the jurisdiction of incorporation of the Company and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity, or (y) a merger or consolidation pursuant to which holders of the capital stock of the Company immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the capital stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after giving effect to such issuance, (c) the sale, lease, license or other disposition of all or substantially all the assets or any substantial asset of the Company in one or a series of related transactions, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c) or (ii) any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary.  Except as otherwise provided by the NRS, the Convertible Preferred Stock votes as a class with the common stock with a number of votes equal to the number of shares of common stock into which each share of Convertible Preferred Stock is convertible at the then-current Conversion Price.  Neither common stock nor Convertible Preferred Stock possesses cumulative voting rights.

WARRANTS

Set forth below is a description of the Warrants:

Shares of Common Stock
	Issuable upon Exercise		Exercise Price Per Share
Designation/ Reason Granted	Pre-Reverse Split	Post-Reverse Split	Pre-Reverse Split	Post-Reverse Split	Expiration Date

Bridge Warrants/Bridge Financing	2,571,426	128,426	$0.035	$1.00	September 2011
Investor Warrants/ 2007 Private Placement	27,000,000	1,350,000	$0.02	$0.40	March 2012
Placement Agent Warrants	18,900,000	945,000	$0.04	$0.80	March 2012
10% Note Warrants	10,000,000	500,000	$0.02	$0.40	March 2012
12% Bridge Note Warrants	4,000,000	200,000	$0.05	$1.00	March 2012
Series H Warrants	4,192,708	209,635	$0.02 to $0.12	$0.40 to $2.40	December 2008
Ancillary Warrants	20,000	1,000	$0.04	$0.80	April 2008
Ancillary Warrants	120,000	6,000	$0.02	$0.40	June 2009
Seller Warrants/Acquisition	700,000	35,000	$0.05	$1.00	March 2012

The exercise price of the Warrants and the number of shares subject thereto shall be subject to adjustment in the event of stock splits, stock dividends, reverse stock splits, and similar events. Further, in the event that we should issue shares of our common stock at an effective price per share less than the then effective exercise price of the Warrants, the exercise price and the number of shares subject to such Warrants shall be adjusted on a weighted average basis to reflect the dilution represented by the issuance of such shares of common stock and such lower effective price on a non-fully-diluted basis, subject to similar exceptions to those described for such adjustments above with respect to the Convertible Preferred Stock.  The Warrants contain standard reorganization provisions

ANTI-TAKEOVER PROVISIONS

NRS Sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the Articles of Incorporation or By-laws of the corporation provide that the provisions of these sections do not apply.  Our Articles of Incorporation and By-laws do not state that these provisions do not apply.

The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada corporation by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things.  The statute is limited to a corporation that is organized in the State of Nevada and:

(a)	has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and

(b)	does business in the State of Nevada directly or through an affiliated corporation.

Currently, we have approximately 521 stockholders of record, but we have only 66 stockholders of record with addresses in the State of Nevada.  Furthermore, we do not conduct business in the State of Nevada and do not intend to conduct business in the State of Nevada in the near future. Accordingly, the anti-takeover provisions contained in NRS Sections 78.378 to 78.379 do not apply to us, and are not likely to apply to us in the foreseeable future.

However, our Articles of Incorporation authorize the issuance of up to 10,000,000 shares of preferred stock with such rights and preferences as may be determined by the Board.  Our Board may, without stockholder approval, issue preferred stock with dividends, liquidation, conversion, voting and other rights that could adversely affect the voting power or other rights of the holders of our common stock.  This provision may prevent a change of control of the Company.

QUOTATION ON OTCBB

Our common stock is quoted on the OTCBB under the symbol "BYWD".  Our Convertible Preferred Stock will be quoted on the OTCBB under the symbol “_________”, our Investor Warrants will be quoted on the OTCBB under the symbol “___________”, our Placement Agent Warrants will be quoted under the symbol “_________________” our 10% Note Warrants will be quoted on the OTCBB under the symbol “_________” , and our 12% Bridge Note Warrants will be quoted on the OTCBB under the symbol “___________”.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our common stock is Computershare Trust Company, 350 Indiana Street, Suite 800, Golden, CO 80401.  We currently act as the transfer agent for our Convertible Preferred Stock and Registered Warrants.  Upon registration of the Convertible Preferred Stock and Registered Warrants, we will designate Computershare Trust Company, Inc. as transfer agent for these Securities.

DIRECTORS' LIMITATION OF LIABILITY

The NRS provide that a director or officer is not individually liable to a company or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that:

(a)	his or her act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and
(b)	his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Effective May 16, 2007, we have in effect a policy of directors and officers liability insurance with limits of $5,000,000, subject to customary deductibles.

In addition, our by-laws provide for the indemnification of directors, officers, employees and agents of the Company, serving at the request of the Company, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding; provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and provided further, that in the case of a derivative action, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Insofar as indemnification for liability arising under the Securities Act may be permitted to our directors, officers and controlling persons as stated in the foregoing provisions or otherwise, we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been no public market for our Convertible Preferred Stock or our Registered Warrants and a limited market for our common stock.  Sales of substantial numbers of shares of our Convertible Preferred Stock, Registered Warrants or common stock in the public market following this Offering, or the perception that such sales may occur, could adversely affect prevailing market prices of our Securities.

Prior to the exercise of the Registered Warrants or the conversion of the Convertible Preferred Stock, immediately following the effectiveness under the Securities Act of the registration statement of which this prospectus forms a part, without giving effect to the Reverse Split, we will have an aggregate of 540,000 Preferred Shares and 59,900,000 Registered Warrants outstanding upon completion of this Offering.  All of these Securities sold in this Offering will be freely tradable without restriction or further registration under the Securities Act, unless purchased by "Affiliates", as that term is defined under Rule 144 of the Securities Act, who may sell only the volume of share described below and whose sales would be subject to manner of sale and other limitations set forth in Rule 144.

Assuming the exercise in full of all Warrants, and the conversion in full of the Convertible Preferred Stock and Series H Preferred, immediately following the effectiveness under the Securities Act of the registration statement of which this prospectus forms a part, and assuming the exercise of all convertible debt, options and other warrants outstanding following this Offering, and without giving effect to the Reverse Split, we will have an aggregate of 360,948,147 shares of common stock outstanding upon completion of this Offering.  Of these shares, approximately 275,234,374 shares (including the 220,478,085 shares sold in this Offering) will be freely tradable without restriction or further registration under the Securities Act, unless purchased by Affiliates, and certain non-affiliates, who may sell only the volume of shares described below and whose sales would be subject to additional restrictions described below.  The remaining approximately 85,713,773 shares of common stock will be held by our existing stockholders and will be deemed to be “Restricted Securities” under Rule 144.

ELIGIBILITY OF RESTRICTED SHARES FOR SALE IN THE PUBLIC MARKET

The 85,713,773 Restricted Securities that are not being sold in this Offering, but which will be outstanding at the time this Offering is complete, will be eligible for sale into the public market, under the provisions of Rule 144 not later than one year from the date of this prospectus, subject to volume, manner of sale and other limitations under Rule 144.

After the Reverse Split has become effective, each of the numbers of Warrants and common stock set forth above will be reduced by dividing such number by 20.

RULE 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of common stock for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•
1.0% of the number of shares of common stock then outstanding, which, before exercise of the Warrants and conversion of the Convertible Preferred Stock and Series H Preferred, is expected to equal approximately 1,315,961 shares (65,798 shares after giving effect to the Reverse Split) of common stock immediately after this Offering; or

•	the average weekly trading volume of the shares of common stock on the OTCBB during the four calendar weeks preceding the filing of a notice on Form 144 in connection with the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.  In addition, under Rule 144(k) as currently in effect, a person:

•	who is not considered to have been one of our Affiliates at any time during the 90 days preceding a sale; and
•
who has beneficially owned the shares proposed to be sold for at least two years including the holding period of any prior owner other than an Affiliate, is entitled to sell his shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

REGISTRATION RIGHTS

We entered into a registration rights agreement with those Selling Securityholders who were purchasers of our Senior Convertible Notes (the “2006 Registration Rights Agreement”) pursuant to which the purchasers were given the right to “piggyback” on the registration of the securities issued by us in the 2007 Private Placement, in order to register our common stock issuable upon the exercise of the Bridge Warrants.  Of the shares of our common stock included in this Offering, 2,571,429 shares (128,571 shares after giving effect to the Reverse Split) are issuable upon exercise of the Bridge Warrants.

We entered into a registration rights agreement with those Selling Securityholders who were investors in the 2007 Private Placement (the “2007 Registration Rights Agreement”) pursuant to which we agreed for the benefit of the holders of the Convertible Preferred Stock, the Investor Warrants, the Placement Agent Warrants, the 10% Note Warrants and the 12% Bridge Note Warrants that we would, at our cost:

•
no later than May 30, 2007, file a registration statement covering the resale of the Convertible Preferred Stock and the Registered Warrants and the common stock issuable upon conversion and exercise thereof under the Securities Act;

•	use our reasonable best efforts to cause the registration statement to be declared effective under the Securities Act no later than August 28, 2007; and
•	use our reasonable best efforts to keep the registration statement effective until the earlier of:

(a)
the date on which all the Convertible Preferred Stock and Registered Warrants and the common stock issuable upon conversion and exercise thereof covered by the registration statement have been sold; or

(b)
the date on which all the Convertible Preferred Stock, Registered Warrants and the common stock issuable upon conversion and exercise thereof covered by the registration statement may be sold pursuant to Rule 144(k) under the Securities Act.

Under the terms of the 2007 Registration Rights Agreement, if the registration statement is not filed with the SEC by May 30, 2007 or is not declared effective under the Securities Act by August 28, 2007, then we are obligated to pay to each Selling Securityholder who is a party thereto, as liquidated damages, an aggregate amount in cash equal to (i) in the case of all Selling Securityholders other than the holders of the 10% Notes and the 12% Bridge Note, 0.5% of the purchase price paid by such Selling Securityholder for the Convertible Preferred Stock and the Investor Warrants for each month (or partial month) during which the registration statement has not been filed or declared effective, and (ii) in the case of the holders of the 10% Notes and the 12% Bridge Note, 0.5% of the original purchase amount of the 10% Notes or the 12% Bridge Note, as applicable, for each such month; provided that the aggregate payments shall not exceed 5.0% of the aggregate purchase price paid by (x) such Selling Securityholders for such Convertible Preferred Stock and Registered  Warrants, (y) the holders of the 10% Notes for the 10% Notes and (z) the holder of the 12% Bridge Note for the 12% Bridge Note (the “Liquidated Damages”).  The payment of Liquidated Damages must be made by us within 30 days following the monthly period during which such Liquidated Damages were incurred.

Since the Company filed the registration statement of which this prospectus is a part during the second month after May 30, 2007, and since the registration statement did not become effective until the second month after August 28, 2007, we are liable to pay liquidated damages according to the foregoing provisions in the aggregate amount of $168,000 in accordance with the 2007 Registration Rights Agreement.

PLAN OF DISTRIBUTION

OFFER AND SALE OF SECURITIES

A Selling Securityholder, including in such definition in this section, a pledgee, donee, transferee, or other successor-in-interest who receives Preferred Shares, Warrants or shares of common stock offered by this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other non-sale related transfer, may offer and sell such Securities in the following manner:

•	on the OTCBB or otherwise at prices and at terms then prevailing or at prices related to the then current market price;
•	at fixed prices, which may be changed;
•	in privately-negotiated transactions;
•	a block trade in which a broker-dealer engaged to sell Securities may sell all of such Securities in one or more blocks as agent;
•	a broker-dealer may purchase as principal and resell Securities for its own account pursuant to this prospectus;
•	an exchange distribution in accordance with the rules of the OTCBB or a quotation system;
•	upon the exercise of options written relating to the Securities;
•	ordinary brokerage transactions or transactions in which the broker solicits purchasers;
•	a privately-negotiated transaction; and
•	any combination of the foregoing or any other available means allowable under law.

From time to time, a Selling Securityholder may transfer, pledge, donate or assign its Securities to lenders or others and each of those persons will be deemed to be a "Selling Securityholder" for purposes of this prospectus.  The number of Securities beneficially owned by a Selling Securityholder may decrease as, when and if he takes such actions.  The plan of distribution for the Selling Securityholder's Securities sold under this prospectus will otherwise remain unchanged, except that the transferees, pledges, donees or other successors will be a Selling Securityholder under this prospectus.

A Selling Securityholder may enter into hedging, derivative or short sale transactions with broker-dealers in connection with sales or distributions of the Securities being offered by this prospectus or otherwise.  In these transactions, broker-dealers may engage in short sales of the Securities in the course of hedging the positions they assume with the Selling Securityholder. A Selling Securityholder also may sell Securities short and redeliver the Securities to close out short positions and engage in derivative or hedging transactions.  A Selling Securityholder may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Securities. The broker-dealer may then resell or otherwise transfer the Securities under this prospectus.  A Selling Securityholder also may loan or pledge the Securities to a broker-dealer. The broker-dealer may sell the loaned Securities or upon a default the broker-dealer may sell the pledged Securities under this prospectus.

SELLING THROUGH BROKER-DEALERS

A Selling Securityholder may select broker-dealers to sell its Securities.  Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders. Broker-dealers so engaged may arrange for other broker-dealers, commissions or discounts or concessions in amounts to be negotiated immediately before any sale. In connection with such sales, these broker-dealers, any other participating broker-dealers, and a Selling Securityholder and certain pledges, donees, transferees and other successors-in-interest, may be deemed to be "Underwriters" within the meaning of Section 2(11) of the Securities Act, in connection with the sale of the Securities.  Accordingly, any such commission, discount or concession received by them and any profit on the resale of the Securities purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because a Selling Securityholder may be deemed to be an "Underwriter" within the meaning of Section 2(11) of the Securities Act, the Selling Securityholder will be subject to the prospectus delivery requirements of the Securities Act.

Any Securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act or other exemption from registration may be sold under Rule 144 or such other exemption from registration rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sales of the Securities covered by this prospectus.

Under current applicable rules and regulations of the Exchange Act, any person engaged in the distribution of the Securities may not simultaneously engage in market making activities with respect to our Securities for a period of two business days prior to the commencement of such distribution. In addition, each Selling Securityholder will be subject to applicable provisions of the Exchange Act, and the associated rules and regulations under such act, including Regulation M, which provisions may limit the timing of purchases and sales of our Securities by the Selling Securityholders.  We will make copies of this prospectus available to the Selling Securityholders and inform them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the Securities being offered pursuant to this prospectus.

The Selling Securityholders are not obligated to, and there is no assurance that the Selling Securityholders will, sell any or all of the Securities.

We will bear all costs, expenses and fees in connection with the registration of the resale of the Securities covered by this prospectus.  The Selling Securityholders will pay any applicable underwriters' commissions and expenses, brokerage fees or transfer taxes.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Meltzer, Lippe, Goldstein & Breitstone, LLP, Mineola, New York.  Richard A. Lippe, a partner of such firm, and certain members of his family, have an ownership interest in the Company consisting of 37,500 Preferred Shares, Investor Warrants to purchase an aggregate of 1,875,000 shares of common stock and Bridge Warrants to purchase up to an aggregate of 428,571 shares of common stock (562,500 shares and 21,429 shares, respectively, after giving effect to the Reverse Split).  Three other partners and an employee of such firm collectively own beneficially an aggregate of 8,500 Preferred Shares and Investor Warrants to purchase an aggregate of 425,000 shares (21,250 shares after giving effect to the Reverse Split) of common stock.  The record owners of all of the foregoing Securities are included as Selling Securityholders in this Offering.

EXPERTS

The financial statements of the Company included in this registration statement for the years ended December 31, 2006 and 2005, and the financial statements of NSI included in this registration statement for the years ended August 31, 2006 and 2005 have been audited by Epstein, Weber & Conover, PLC, independent registered public accounting firm, as set forth in their respective reports thereon.  Such financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The reports issued by Epstein, Weber & Conover, PLC on the financial statements of the Company for our past two fiscal years contained an uncertainty that stated “the accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act relating to this offering of our Securities.  This prospectus does not contain all of the information contained in the registration statement.  The rules and regulations of the SEC allow us to omit various information from this prospectus that is included in the registration statement.  Statements made in this  prospectus concerning the contents of any contract, agreement, or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of such documents.  If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004.  You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC by calling 1-800-SEC-0330 for further information on the public reference room.  In addition, the registration statement is publicly available through the web site maintained by the SEC at www.sec.gov.

We are subject to the informational requirements of the Exchange Act, and fulfill the obligations of these requirements by filing reports with the SEC.  You may obtain copies of any documents that we file electronically with the SEC through its website at www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. - INDEMNIFICATION OF OFFICERS AND DIRECTORS

The NRS provide that a director or officer is not individually liable to a Company or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that:

•	his or her act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and
•	his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Effective May 16, 2007, we have in effect a policy of directors and officers liability insurance with limits of $5,000,000, subject to customary deductibles.

In addition, our By-laws provide for the indemnification of directors, officers, employees and agents of the Company, serving at the request of the Company, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding; provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and provided further, that in the case of a derivative action, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Reference is made to the form of Registration Rights Agreements filed as Exhibit 10.2 and 10.7 to the Registration Statement for certain provisions regarding indemnification of Baywood, our officers and directors and any controlling persons by the Placement Agent against certain liabilities for information furnished by the Placement Agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25. - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemization of all expenses (subject to future contingencies) incurred or expected to be incurred by us in connection with the issuance and distribution of the Securities being offered hereby, excluding the underwriters' discounts and commissions (items marked with an asterisk (*) represent estimated expenses):

SEC Registration Fee	$348
Legal Fees and Expenses*	150,000
Blue Sky Fees (including counsel fees)*	4,260
OTCBB Filing Fees*	209
Accounting Fees and Expenses*	35,000
Transfer Agent and Registrar Fees*	2,800
Printing and Engraving Expenses*	400
Miscellaneous*	500
Total	$193,517

ITEM 26. - RECENT SALES OF UNREGISTERED SECURITIES

Set forth below in chronological order is information regarding the numbers of shares of capital stock sold by us, the number of options and warrants issued by us, and the principal amount of debt instruments issued by us since January 1, 2004, the consideration received by us for such shares, options and debt instruments and information relating to the section of the Securities Act or rule of the SEC under which exemption from registration was claimed.  None of these securities was registered under the Securities Act. Except as otherwise indicated, no sales of securities involved the use of an underwriters and no commissions were paid in connection with the sale of any securities.

Each of such transactions was exempt from registration under the Securities Act by virtue of the provisions of Section 3(b), 4(2) and/or 4(6) of the Securities Act and/or Regulation D thereunder.  Each purchaser of the securities described below has represented that he/she/it understands that the securities acquired may not be sold or otherwise transferred absent registration under the Securities Act or the availability of an exemption from the registration requirements of the Securities Act, and each certificate evidencing the securities owned by each purchaser bears or will bear upon issuance a legend to that effect.

The information below gives effect to all stock splits, reverse stock splits (but not the “Reverse Split”) and stock dividends to date.

At various times between January 2004 and April 2006, we borrowed funds from Karl Rullich, of which the principal amount of $214,944 plus interest at 12% annum, remains outstanding.

On April 18, 2004, we issued 1,725,000 warrants for our common stock to O. Lee Tawes, III at an exercise price of $0.04 per share.  Mr. Tawes exercised these warrants on March 23, 2005.

On May 10, 2004, we issued a Promissory Note to Mr. Tawes in the principal amount of $375,000.

On February 4, 2005, we issued 300,000 warrants for our common stock to O. Lee Tawes, III at an exercise price of $0.08 per share.  Mr. Tawes exercised these warrants on March 23, 2005.

On May 19, 2005, we issued a Promissory Note to O. Lee Tawes, III in the principal amount of $100,000 and, in connection therewith, we issued to Mr. Tawes a warrant to purchase 600,000 shares of common stock at a price per share of $0.05, excersable for a three-year term.

On September 21, 2005, we issued 200,000 shares of Series G Preferred Stock.  Our President and Chief Executive Officer, Neil Reithinger, and our Vice President, Karl H. Rullich, each received 100,000 shares of the Series G Preferred Stock for their conversion of $100,000 each of their accrued and unpaid salaries.

On October 25, 2005, we issued a Promissory Note to Ronald Patterson in the principal amount of $100,000.

On or about December 15, 2005, we issued and sold an aggregate of 350,000 shares of Series H Preferred to a group of accredited investors for proceeds of $350,000.  In conjunction with the issuance of the Series H Preferred, the investors received 4,192,708 Series H Warrants for shares of our common stock at exercise prices ranging from $0.02 to $0.12.  If all Series H Warrants are exercised, we would receive proceeds of $175,000.

On December 15, 2005, we issued 8,500,000 common shares in a private placement for $0.02 per share to a group of accredited investors for proceeds of $170,000.

On September 19, 2006, we completed the 2006 Bridge Financing, pursuant to which we sold Units for an aggregate purchase price of $300,000.  Each Unit consisted of (i) $50,000 principal amount of Senior Convertible Notes and (ii) a Bridge Warrant to purchase 428,571 shares of our common stock at a price per share of $0.035.

In April 2005 and June 2006, we issued promissory notes to one lender in the aggregate amount of $175,000 and, in connection therewith, we issued to the lender Ancillary Warrants to purchase 20,000 shares at an exercise price of $0.02 per share and Ancillary Warrants to purchase 120,000 shares at an exercise price of $0.04 per share, all exercisable for a three-year term.

On April 5, 2007, effective March 30, 2007, we acquired, through Baywood Acquisition, substantially all of the assets, and assumed certain liabilities, of NSI, for a purchase price of approximately $11,100,000. As provided in the Asset Purchase Agreement, the purchase price was payable as to $7,600,000 in cash, $1,100,000 in our common stock (valued at $.05 per share, or 22,000,000 shares), an aggregate of $1,300,000 in promissory notes of the Company, consisting of the 8% Notes in the aggregate amount of $700,000 and the 8% Convertible Notes in the aggregate amount of $600,000, assumption of indebtedness of approximately $1,100,000, and five-year warrants to purchase an aggregate of 700,000 shares of our common stock at an exercise price of $.05 per share.

In connection with the Acquisition, the Company raised an aggregate of $10,215,000, including (i) $5,215,000 in the 2007 Private Placement, pursuant to which we sold an aggregate of 104.3 Units, consisting of an aggregate of 521,500 Preferred Shares and Investor Warrants to purchase an aggregate of 26,075,000 shares of common stock, (ii) the issuance of 10% Notes in an aggregate principal amount of $1,000,000, (iii) the issuance of the 12% Bridge Note in the principal amount of $2,000,000, and (iv) the Bank Financing in an aggregate principal amount of $2,000,000.  The purchasers of the 10% Notes were issued the 10% Note Warrants to purchase an aggregate of 10,000,000 shares of our common stock, and the purchaser of the 12% Bridge Note was issued the 12% Bridge Note Warrants to purchase 4,000,000 shares of our common stock.  Following the Initial Offering and until the termination of the 2007 Private Placement effective as of July 16, 2007, we sold an additional 3.7 Units for an aggregate purchase price of $185,000.

In connection with the Bank Financing, we issued promissory notes to Vineyard in the aggregate principal amount of $2,000,000.

In connection with the Refinancing, effective as of July 12, 2007, we issued a promissory note to Vineyard in the principal amount of $2,000,000.

In connection with the 2007 Private Placement, we issued to the Placement Agent, effective as of March 30, 2007, Placement Agent Warrants to purchase 18,618,750 shares of our common stock and, effective as of July 3, 2007, additional Placement Agent Warrants to purchase 281,250 shares of our common stock.

Effective May 15, 2007, the Class F Preferred Shares were exchanged for 23,420,000 shares of our common stock, the Series G Preferred Stock was converted into 5,000,000 shares of our common stock and 326,442 shares of the Series H Preferred were converted into 16,322,100 shares of our common stock.

ITEM 27. - EXHIBITS

(a)	The following exhibits are filed herewith:

3.1	Articles of Incorporation (included as Exhibit 3.1 to the Form 10-KSB filed on March 6, 1997, and incorporated herein by reference).

3.2	By-laws, dated February 14, 1988 (included as Exhibit 3.1 to the Form S-1 filed January 27, 1987, and incorporated herein by reference).

4.1	Specimen Common Stock Certificate, dated July 9, 1993 (included as Exhibit 1 to the Form 8-A filed July 2, 1993, and incorporated herein by reference).

4.2	Description of Common Stock, dated February 14, 1988 (included as an Exhibit to the Form S-1 filed January 27, 1987, and incorporated herein by reference).

4.3	Certificate of Designation of Preferred Shares (included as Exhibit 4.3 to the Form 10-QSB filed August 11, 1997, and incorporated herein by reference).

4.4	Certificate of Designation for Shares, dated July 18, 1997 (included as Exhibit 4.5 to the Form 10-KSB filed on March 30, 1998, and incorporated herein by reference).

4.5	Certificate of Designation for Class D Redeemable Convertible Preferred Stock (included as Exhibit 4.4 to the Form 10-QSB filed on May 17, 1999, and incorporated herein by reference).

4.6
Certificate of Designation of Preferences and Rights of Series G Preferred Stock, dated September 20, 2005 (included as Exhibit 4.1 to the Form 8-K filed September 23, 2005, and incorporated herein by reference).

4.7
Certificate of Designation of Preferences and Rights of Series H Preferred Stock, dated December 21, 2005 (included as Exhibit 4.1 to the Form 8-K filed January 3, 2006, and incorporated herein by reference).

4.8	Certificate of Designation of Class I 8% Cumulative Convertible Preferred Stock (included as Exhibit 4.11 to the Form 8-K filed on April 11, 2007, and incorporated herein by reference).

4.9	Form of Subscription Agreement between Baywood International, Inc. and the investors in the 2006 Bridge Financing.**

4.10	Form of Subscription Agreement between Baywood International, Inc. and each prospective purchaser who is a signatory thereto subscribing for Units in the 2007 Private Placement. **

4.11
Form of Common Stock Purchase Warrant dated September 19, 2006 issued by Baywood International, Inc. to investors in the 2006 Bridge Financing (included as Exhibit 4.2 to the Form 8-K filed September 25, 2006, and incorporated herein by reference).

4.12
10% Senior Convertible Note Agreement dated September 19, 2006 between Baywood International, Inc. and a certain number of accredited investors (included as Exhibit 4.1 to the Form 8-K filed on September 25, 2006, and incorporated herein by reference).

** Previously filed.

4.13
Form of Common Stock Purchase Warrant dated March 30, 2007, issued by Baywood International, Inc. to investors in the 2007 Private Placement (included as Exhibit 4.3 to the Form 8-K filed on April 11, 2007, and incorporated herein by reference).

4.14
10% Notes of Baywood International, Inc. and Baywood Acquisition, Inc. dated March 30, 2007, issued to O. Lee Tawes and John Talty, each in the principal amount of $500,000 (included as Exhibit 4.4 to the Form 8-K filed on April 11, 2007, and incorporated herein by reference).

4.15
Common Stock Purchase Warrants dated March 30, 2007, issued by Baywood International, Inc. to O. Lee Tawes and John Talty, each to purchase 5,000,000 shares of common stock of Baywood International, Inc. (included as Exhibit 4.5 to the Form 8-K filed on April 11, 2007, and incorporated herein by reference).

4.16
12% Note of Baywood International, Inc. and Baywood Acquisition, Inc. dated March 30, 2007, issued to JSH Partners in the principal amount of $2,000,000 and Guaranty executed by O. Lee Tawes (included as Exhibit 4.6 to the Form 8-K filed on April 11, 2007, and incorporated herein by reference).

4.17
Common Stock Purchase Warrant dated March 30, 2007, issued by Baywood International, Inc. to JSH Partners, to purchase 4,000,000 shares of common stock of Baywood International, Inc. (included as Exhibit 4.7 to the Form 8-K filed on April 11, 2007, and incorporated herein by reference).

4.18
8% Convertible Subordinated Promissory Notes of Baywood International, Inc. and Baywood Acquisition, Inc. dated March 30, 2007, issued to Thomas Pinkowski, Charles Ung and M. Amirul Karim, in the principal amounts of $100,000, $250,000 and $250,000, respectively (included as Exhibit 4.8 to the Form 8-K filed on April 11, 2007, and incorporated herein by reference).

4.19
8% Subordinated Promissory Notes of Baywood International, Inc. and Baywood Acquisition, Inc. dated March 30, 2007, issued to Thomas Pinkowski, Charles Ung and M. Amirul Karim, in the principal amounts of $350,000, $175,000 and $175,000, respectively (included as Exhibit 4.9 to the Form 8-K filed on April 11, 2007, and incorporated herein by reference).

4.20
Common Stock Purchase Warrants dated March 30, 2007, issued by Baywood International, Inc. to Thomas Pinkowski, Charles Ung and M. Amirul Karim, to purchase 350,000, 175,000 and 175,000 shares of common stock of Baywood International, Inc., respectively (included as Exhibit 4.10 to the Form 8-K filed on April 11, 2007, and incorporated herein by reference).

4.21
Promissory Note of Baywood International, Inc. and Baywood Acquisition, Inc. dated March 30, 2007, issued to Vineyard Bank, N.A. in the principal amount of $1,500,000 (included as Exhibit 4.13 to the Form 8-K filed on April 11, 2007, and incorporated herein by reference).

4.22
Promissory Note of Baywood International, Inc. and Baywood Acquisition, Inc. dated March 30, 2007, issued to Vineyard Bank, N.A. in the principal amount of $500,000 (included as Exhibit 4.14 to the Form 8-K filed on April 11, 2007, and incorporated herein by reference).

4.23	Form of Common Stock Purchase Warrant dated March 30, 2007, issued by Baywood International, Inc. to the Placement Agent, to purchase 18,900,000 shares of common stock of Baywood International, Inc. *

*Filed herewith.

4.24	Promissory Note of Baywood International, Inc., dated June 28, 2006, issued to Ira J. Gaines in the principal amount of $150,000. *

4.25	Common Stock Purchase Warrant dated June 28, 2006, issued by Baywood International, Inc. to Ira. J. Gaines, to purchase 120,000 shares of common stock of Baywood International, Inc. *

4.26	Letter Agreement dated as of September 7, 2006, by and between Baywood International, Inc. and the Placement Agent. *

4.27	Letter Agreement dated as of March 12, 2007, by and between Baywood International, Inc. and the Placement Agent

4.28	Letter Agreement dated as of August 21, 2006, by and between Baywood International, Inc. and the Placement Agent. *

4.29	Promissory Note of Baywood International, Inc., dated April 2005, issued to Ira J. Gaines in the amount of $50,000. *

4.30	Common Stock Purchase Warrant dated April 5, 2005, issued by Baywood International, Inc. to Ira J. Gaines, to purchase 20,000 shares of common stock of Baywood International, Inc. *

4.31	Form of Subscription Agreement between Baywood International, Inc. and the purchasers of shares of Series H Preferred Stock of Baywood International, Inc. *

4.32	Form of Subscription Agreement between Baywood International, Inc. and the purchasers of shares of common stock of Baywood International, Inc

4.33	Stock Repurchase Agreement and Release dated as of December 2005, between Choi Chee Ming (a/k/a Francis Choi) and Baywood International, Inc. *

4.34	Promissory Note of Baywood International, Inc., dated October 25, 2005, issued to Ronald Patterson in the principal amount of $100,000. *

4.35	Promissory Note of Baywood International, Inc. and Nutritional Specialties, Inc., dated July 9, 2007, issued to Vineyard Bank, N.A. in the principal amount of $2,000,000. *

4.36	Common Stock Purchase Warrant dated May 18, 2004, issued by Baywood International, Inc. to O. Lee Tawes, III to purchase 1,725,000 shares of common stock of Baywood International, Inc. *

4.37	Common Stock Purchase Warrant dated February 4, 2005, issued by Baywood International, Inc. to O. Lee Tawes, III to purchase 300,000 shares of common stock of Baywood International, Inc. *

5.1	Legal opinion of Meltzer, Lippe, Goldstein & Breitstone, LLP. **

10.1	Bridge Loan Agreement dated May 10, 2004, between Baywood International, Inc. and O. Lee Tawes (included as Exhibit 10 to the Form 10-KSB filed on May 12, 2005, and incorporated herein by reference).

10.2
Form of Registration Rights Agreement dated September 19, 2006, between Baywood International, Inc. and a certain number of accredited investors (included as Exhibit 4.3 to the Form 8-K filed on September 25, 2006, and incorporated herein by reference).

10.3
Asset Purchase Agreement dated March 30, 2007, among Baywood International, Inc., Baywood Acquisition, Inc., Nutritional Specialties, Inc., d/b/a LifeTime® or LifeTime® Vitamins and certain individuals named therein (included as  Exhibit 2 to the Form 8-K filed on April 11, 2007, and incorporated herein by reference).

*Filed herewith.
**Previously filed.

10.4	Employment Agreement dated March 30, 2007, between Baywood International, Inc. and Thomas Pinkowski. **

10.5	Manufacturing Agreement dated March 30, 2007, between Baywood International, Inc. and NHK Laboratories, Inc. **

10.6	Manufacturing Agreement dated March 30, 2007, between Baywood International, Inc. and Ultimate Formulations, Inc. d/b/a Best Formulations. **

10.7
Registration Rights Agreement dated March 30, 2007 among Baywood International, Inc., O. Lee Tawes, John Talty, JSH Partners and Northeast Securities, Inc., as Attorney-in-Fact for the investors set forth therein. **

10.8	Voting Agreement dated March 30, 2007, among Baywood International, Inc. and the individuals listed as stockholders therein. **

10.9
Business Loan Agreement dated March 30, 2007, between Baywood International, Inc. and Baywood Acquisition, Inc., as Borrowers, and Vineyard Bank, N.A. (included as Exhibit 4.12 to the Form 8-K filed on April 11, 2007, and incorporated herein by reference).

10.10	Employment Agreement dated July 11, 2007, between Baywood International, Inc. and Neil Reithinger (included as Exhbit 10.1 to the Form 8-K filed on July 16, 2007, and incorpated herein by reference.)

10.11	Business Loan Agreement dated July 9, 2007, between Baywood International, Inc. and Nutritional Specialties, Inc., as Borrowers, and Vineyard Bank, N.A. *

21.1	Subsidiaries of the registrant (included as Exhibit 21.1 to the Form 10-KSB filed on April 16, 2007, and incorporated herein by reference).

23.1	Consent of Epstein, Weber & Conover, PLC. ***

*Filed herewith.
**Previously filed.
***To be filed.

ITEM 28. - UNDERTAKINGS

(a)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful  defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b)           The Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by SECTION 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to RULE 424(b) if, in the aggregate, the changes in volume and price represent no more than 2 0% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

PROVIDED, HOWEVER, that paragraphs (b)(i) and (b) of this section do not apply if the  registration statement is on FORM S-3, FORM S-8 or FORM F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to SECTION 13 or SECTION 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13 (a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To determine any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For the purpose of determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement relating to the securities offered therein, and the offering of such securities at that time as the initial bona fide offering thereof.

The Registrant hereby undertakes that it will provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scottsdale, Arizona on October 12, 2007.

BAYWOOD INTERNATIONAL, INC.

BY:  /s/ Neil Reithinger
        Neil Reithinger
        CHIEF EXECUTIVE OFFICER AND PRINCIPAL EXECUTIVE OFFICER

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY	DATE

/s/ Neil Reithinger Neil Reithinger	Chairman of the Board, Principal Executive Officer, Principal Accounting Officer and Acting Principal Financial Officer	October 12, 2007

/s/ Karl H. Rullich Karl H. Rullich	Vice President, Secretary and Director

/s/ O. Lee Tawes, III O. Lee Tawes, III	Director	October 12, 2007

/s/ Neil Russell Neil Russell	Director	October 12, 2007

/s/ David Tsiang David Tsiang	Director	October 12, 2007

INDEPENDENT ACCOUNTANTS' REPORT

To the Stockholders and Board of Directors of
Baywood International, Inc.:

We have audited the accompanying consolidated balance sheet of Baywood International, Inc. as of December 31, 2006 and the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2006. These financial statements are the responsibility of Baywood's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baywood International, Inc. as of December 31, 2006, and the results of its operations and cash flows for each of the two years in the period ended December 31, 2006, in conformity with accounting standards generally accepted in the United States of America.

As disclosed in Note 1, the accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has experienced material operating losses and had a net working capital deficiency of $3,025,365 at December 31, 2006. As discussed is Note 13, the company completed a business acquisition, effective March 30, 2007. Management plans to integrate the acquisition with the company’s operations over the next several months. There can be no assurances that the Company will be able to successfully integrate the acquisition into its operations in such a manner to mitigate the negative working capital and material operating losses sustained by the company. These and other conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

/s/ EPSTEIN, WEBER & CONOVER, PLC
Scottsdale, Arizona
April 13 , 2007

BAYWOOD INTERNATIONAL, INC.
BALANCE SHEET
As of December 31, 2006

ASSETS
CURRENT ASSETS
Cash and equivalents	$22,200
Accounts receivable (net of allowance of $0)	45,789
Inventories	76,644
Prepaid expenses and other current assets	64,727
Total current assets	209,360

PROPERTY & EQUIPMENT
Computers & Equipment (net of accumulated depreciation of $219,091)	27,584

OTHER ASSETS
Marketable securities	1,500
Deferred business acquisition costs	242,000
Total other assets	243,500

Total assets	$480,444

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$706,401
Interest payable	298,217
Dividends payable	454,248
Accrued liabilities	261,538
Notes payable	1,514,321
Total current liabilities	3,234,725

STOCKHOLDERS' DEFICIT
Preferred stock, $1.00 par value 10,000,000 shares authorized
Class A, 35,000 shares issued and outstanding	35,000
Class F, 11,710 shares issued and outstanding; stated value of $936,800	11,710
Class G, 200,000 shares issued and outstanding	200,000
Class H, 350,000 shares issued and outstanding	350,000
Common stock, $.001 par value,200,000,000 shares authorized,42,667,288 shares issued and outstanding	42,667
Additional paid-in capital	10,705,990
Accumulated other comprehensive loss	(36,000)
Accumulated deficit	(14,063,648)
Total stockholders' deficit	(2,754,281)
Total liabilities and stockholders' deficit	$480,444

See accompanying notes to financial statements.

BAYWOOD INTERNATIONAL, INC.
STATEMENTS OF OPERATIONS

	Years ended December 31,
	2006	2005

NET SALES	$1,077,929	$1,224,687

COST OF SALES	560,862	659,455
Gross profit	517,067	565,232

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
Marketing expenses	239,025	330,574
General and administrative expenses	625,820	745,642
Depreciation and amortization	5,260	8,245
Total selling, general and administrative expenses	870,105	1,084,461
Operating loss	(353,038)	(519,229)

OTHER INCOME (EXPENSE):
Interest income	272	17
Gain on sale of subsidiary	-	235,500
Interest expense	(271,744)	(151,512)
Total other income (expense)	(271,472)	84,005

LOSS BEFORE INCOME TAXES	(624,510)	(435,224)

INCOME TAX PROVISION	-	-

NET LOSS	$(624,510)	$(435,224)

BASIC NET LOSS PER COMMON SHARE	$(0.01)	$(0.01)

DILUTED NET LOSS PER COMMON SHARE	$(0.01)	$(0.01)

WEIGHTED AVERAGE OF COMMON SHARES OUTSTANDING	42,001,918	38,110,822

See accompanying notes to financial statements.

BAYWOOD INTERNATIONAL, INC.
STATEMENTS OF STOCKHOLDERS' DEFICIT

									Accumulated
						Additional			Other
	Preferred Stock		Common Stock		Stock	Paid-in	Comprehensive	Accumulated	Comprehensive
	Shares	Amount	Shares	Amount	Compensation	Capital	Income (Loss)	Deficit	Income (Loss)	Total
BALANCE, DECEMBER 31, 2004	52,335	$52,335	35,643,235	$35,643	$(89,167)	$9,511,398	$-	$(12,568,648)	$-	$(3,058,439)

Issuance of preferred stock for cash	350,000	$350,000								350,000

Conversion of accrued salaries into preferred stock	200,000	$200,000								200,000

Repurchase of common and preferred stock	(5,625)	$(5,625)	(7,301,587)	$(7,302)		$583,221				570,294

Issuance of common stock for cash			9,500,000	$9,500		$140,500				150,000

Conversion of accrued interest			1,070,640	$1,071		$81,669				82,740

Exercise of stock options			2,025,000	$2,025		$90,975				93,000

Deferred stock compensation			250,000	$250	$42,708	$17,250				60,208

Preferred dividend								$(294,850)		(294,850)

Unrealized gain on marketable securities							$30,000		$30,000	30,000

Net loss							$(435,224)	$(435,224)		(435,224)

							$(405,224)

BALANCE, DECEMBER 31, 2005	596,710	$596,710	41,187,288	$41,187	$(46,459)	$10,425,013		$(13,298,722)	$30,000	$(2,252,271)

Exercise of warrants			500,000	$500		$9,500				10,000

Payment of dividends payable			980,000	$980		$27,020		$(28,000)		-

Deferred stock compensation					$46,459					46,459

Preferred dividend								$(112,416)		(112,416)

Discount on debt						$244,457				244,457

Unrealized loss on marketable securities							$(66,000)		$(66,000)	(66,000)

Net loss							$(624,510)	$(624,510)		(624,510)

							$(690,510)

BALANCE, DECEMBER 31, 2006	596,710	$596,710	42,667,288	$42,667	$-	$10,705,990		$(14,063,648)	$(36,000)	$(2,754,281)

See accompanying notes to financial statements.

BAYWOOD INTERNATIONAL, INC.
STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2006	2005
OPERATING ACTIVITIES:
Net loss	$(624,510)	$(435,224)
Adjustments to reconcile net loss to cash used by operating activities:
Depreciation and amortization	5,260	8,245
Amortization of debt discount	81,486	11,717
Amortization of deferred stock compensation	46,459	60,208
Gain on sale of investment	-	(235,500)
Changes in assets and liabilities:
Decrease in accounts receivable	26,300	18,437
Decrease in inventory	17,600	76,758
(Increase) decrease in prepaid expenses	(56,885)	14,620
Increase in interest payable	86,066	45,094
Increase (decrease) in accounts payable and accrued liabilities	39,651	(256,092)
Net cash (used) by operating activities	(378,573)	(691,737)

INVESTING ACTIVITIES:
Deferred business acquisition costs	(77,000)
Cash received on sale of subsidiary	-	200,000
Net cash provided (used) by investing activities	(77,000)	200,000

FINANCING ACTIVITIES:
Proceeds from notes payable	476,394	412,150
Proceeds from exercise of stock options for common stock	10,000	93,000
Proceeds from sale of common and preferred stock	-	520,000
Fees paid in connection with raising capital	-	(20,000)
Payment of dividends	-	(24,096)
Repurchase of common and preferred stock	-	(350,000)
Principal payments on notes payable	(103,693)	(46,797)
Net cash provided by financing activities	382,701	584,257

CHANGE IN CASH AND EQUIVALENTS DURING PERIOD	(72,872)	92,520
CASH AND EQUIVALENTS, BEGINNING OF PERIOD	95,072	2,552
CASH AND EQUIVALENTS, END OF PERIOD	$22,200	$95,072

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$57,456	$62,808

NONCASH INVESTING AND FINANCING ACTIVITIES:
Accrued preferred stock dividends	$112,416	$294,850
Additional paid in capital for conversion of common and preferred stock	$-	$583,221
Common stock issued in connection with raising capital	$-	$20,000
Debt converted to common and preferred stock	$-	$282,740
Deferred stock compensation	$-	$17,500
Note payable issued for repurchase of common and preferred stock	$-	$150,000
Stock received from sale of subsidiary	$-	$37,500
Value of warrants issued in relation to debt	$100,800	$-
Value of beneficial conversion feature in relation to debt	$143,657
Deferred business acquisition costs included in accounts payable	$165,000
Unrealized gain (loss) in available-for-sale investment	$(66,000)	$30,000
Stock dividend	$28,000

See accompanying notes to financial statements.

BAYWOOD INTERNATIONAL, INC.
December 31, 2006 and 2005

NOTES TO FINANCIAL STATEMENTS

Note 1 - ORGANIZATION AND BASIS OF PRESENTATION

Baywood International, Inc. (“the Company”) is a nutraceutical company specializing in the development, marketing and distribution of its own proprietary brands under the names Baywood PURECHOICE®, Baywood SOLUTIONS®, Baywood EVOLUTION™ and Complete La Femme®. The Company distributes its products through independent and chain health food stores, pharmacies, grocery stores, and other direct-to-consumer channels both internationally and domestically.

The Company incorporated as Baywood Financial, Inc. in Nevada on June 13, 1986. In March 1992, the Company changed its name from Baywood Financial, Inc. to Baywood International, Inc. Between 1992 and 1998, the Company directed most of its sales efforts to international markets and established either distribution or registration of its products in certain Pacific Rim and European Countries. Prior to 1998, the Company relied on the distribution of one main product to one major customer in China. In March 1998, due to governmental restrictions in China, this customer discontinued its purchases, which caused a dramatic decrease in the Company’s sales in 1998.

Throughout 1998 and the first six months of 1999, the Company completely revamped its corporate strategy to focus on the development of its own proprietary brand lines to be distributed in the North American retail marketplace and internationally through designated distributors. As a result, the Company transformed its business with a new marketing image, product lines, marketing campaign, and distribution channels. Currently, the Company is focused on strengthening the brand awareness and sales of its product lines, Baywood PURECHOICE, Baywood SOLUTIONS, Baywood EVOLUTION and Complete La Femme and any other branded lines it chooses to develop in North America and internationally through designated distributors. Where the Company had experienced a high concentration of sales with one major customer in the international market up through 1998, the Company’s domestic marketing strategies have now diversified its sales to thousands of customers in the retail health food market.

On September 13, 2001, the Company formed EpiPharma, Inc. as a subsidiary, to develop and produce complex nutraceuticals and other novel technologies for therapeutic applications. The Company’s objective was to utilize EpiPharma as a vehicle to pursue the acquisition and investment in other novel, cutting-edge technologies and companies in the healthcare field. In August 2005, EpiPharma entered into a letter of intent to merge with Strategic Healthcare Systems, Inc., a healthcare management company. On December 29, 2005, EpiPharma entered into a definitive Securities Purchase Agreement and Plan of Reorganization with Strategic Healthcare Systems whereby Strategic Healthcare Systems and the stockholders of Strategic Healthcare Systems sold, and EpiPharma purchased, all of the outstanding shares of capital stock of Strategic Healthcare Systems, in exchange for an aggregate of 95,000,000 shares of EpiPharma’s common stock held by us. In connection with this agreement, the Company retained 1,500,000 shares of EpiPharma’s common stock and received 500,000 shares of EpiPharma’s Series A preferred stock, par value $0.001 per share. In addition the Company received cash of $200,000. The combination of cash and shares received under this agreement resulted in a gain on sale of subsidiary in the Company’s financial statements. Furthermore, Neil Reithinger, the Company’s President and Chief Executive Officer, resigned all of his positions as an officer of EpiPharma, including, without limitation, his position as President and Karl Rullich, the Company’s Vice-President, resigned all of his positions as an officer and director of EpiPharma, including, his positions as Vice President, Secretary and Treasurer. Concurrently with Mr. Reithinger’s and Mr. Rullich’s resignations of their positions within EpiPharma, the existing management of Strategic Healthcare Systems assumed control of the management of EpiPharma. On March 9, 2006, EpiPharma changed its name from EpiPharma, Inc. to Strategic Healthcare Systems, Inc.

BAYWOOD INTERNATIONAL, INC.
December 31, 2006 and 2005

NOTES TO FINANCIAL STATEMENTS

Going Concern

Our financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As reflected in the financial statements accompanying this Annual Report on Form 10-KSB, we had a working capital deficiency of $3,025,365 at December 31, 2006. We have had material operating losses and have had to rely on borrowings from officers, directors and other third parties to meet operating obligations. We have not yet created positive cash flows and our ability to generate profitable operations is uncertain. These factors raise substantial doubt about our ability to continue as a going concern. As discussed in Note 13 , we completed a business acquisition through a newly formed subsidiary effective March 30, 2007. We intend to integrate our newly acquired subsidiary over the next several months and generate positive cash flow from profitable operations. However, we cannot provide any assurance that profits from operations will generate sufficient cash flow to meet our working capital deficiency.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Revenue is recognized when the product is shipped. Sales returns are recorded as a reduction to sales when a customer and the Company agree a return is warranted. All returns must be authorized in advance and must be accompanied by an invoice number within 180 days. If returned, the Company’s customers are responsible for returning merchandise in resalable condition. Full credit cannot be given for merchandise that has been defaced, marked, stamped, or priced in any way. All price tags and glue residue must be removed prior to return if credit is expected. A restocking fee of 15% is assessed if the Company removes any price tags or glue residue, and the Company does not accept products kept longer than two years. The Company estimates returns based on historical experience and records an allowance for product returns and uncollectible accounts receivable. Management communicates regularly with customers to compile data on the volume of product being sold to the end consumer. This information is used by management to estimate any sales returns prior to the release of any financial information. The Company’s experience has been such that sales returns can be estimated accurately based on feedback within 30 days of customer receipt.

Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive income and its components within the financial statements. Other comprehensive income consists of charges or credits to stockholders’ equity, other than contributions from or distributions to stockholders, excluded from the determination of net income. The Company’s comprehensive income consists of unrealized gains and losses on available for sale securities.

Marketable Securities

The Company accounts for its marketable securities under Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” which requires certain securities to be categorized as either trading, available-for-sale or held-to-maturity. Based on the Company’s intent to invest in the securities at least through a minimum holding period, the Company’s available-for-sale securities are carried at fair value with net unrealized gain or (loss) recorded as a separate component of stockholders’ equity. Held-to-maturity securities are valued at amortized cost. If a decline in fair value of held-to-maturity securities is determined to be other than temporary, the investment is written down to fair value.

BAYWOOD INTERNATIONAL, INC.
December 31, 2006 and 2005

NOTES TO FINANCIAL STATEMENTS

Property, Equipment and Depreciation

Property and Equipment consisted of the following at December 31, 2006:

Furniture and fixtures	$49,004
Computers	155,614
Equipment	6,457
Leasehold improvements	35,600
Total	$246,675
Less: Accumulated depreciation	(219,091)
Net property and equipment	$27,584

Furniture, fixtures, computers and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of five years. Leasehold improvements are recorded at cost and amortized over five years. Depreciation expense for the years ended December 31, 2006 and 2005 was $5,260 and $8,245, respectively.

Cash and Equivalents

The Company considers cash to be all short-term, highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less.

Inventories

Inventories consist primarily of finished product, but at times will include certain raw materials, packaging and labeling materials and are recorded at the lower of cost or market on an average cost basis. The Company does not process raw materials but rather have third party suppliers formulate, encapsulate and package finished goods.

Stock-Based Compensation

Effective January 1,2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”), which requires the Company to measure the cost of employee services received in exchange for all equity awards granted including stock options based on the fair market value of the award as of the grant date. SFAS 123R supersedes Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS 123”) and Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”). The Company has adopted SFAS 123R using the modified prospective method. Accordingly, prior period amounts have not been restated. Under the modified prospective method, stock options awards that are granted, modified or settled after December 31, 2005 will be valued at fair value in accordance with provisions of SFAS 123R and recognized on a straight line basis over the service period of the entire award.

Prior to 2006, the Company accounted for stock-based compensation in accordance with APB 25 using the intrinsic method, which did not require compensation cost to be recognized for the Company’s stock options as all options previously granted had an exercise price equal to the market value of the underlying common stock on the date of the grant.

BAYWOOD INTERNATIONAL, INC.
December 31, 2006 and 2005

NOTES TO FINANCIAL STATEMENTS

The Company did not grant any stock options in the years ended December 31, 2006 and 2005. Accordingly, no compensation cost has been recognized for the stock options granted to employees in the years ended December 31, 2006 and 2005. Had compensation cost for the Company’s stock options been determined based on the fair value at the grant date, consistent with the provisions of SFAS 123, the Company’s net loss and loss per share would have been increased to the pro forma amounts indicated below:

2005
Net Loss - as reported	$(435,224)
Net Loss - pro forma	N/A
Loss per share - as reported	$(0.01)
Loss per share - pro forma	N/A

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for years ended December 31:

	2006	2005
Dividend yield	N/A	N/A
Volatility	N/A	N/A
Risk free interest rate	N/A	N/A
Expected asset life	N/A	N/A

Income Taxes

The Company accounts for income taxes under the liability method pursuant to the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”. Deferred taxes arise from temporary differences, due to differences between accounting methods for tax and financial statement purposes.

Loss Per Share

Net loss per share is calculated using the weighted average number of shares of common stock outstanding during the year. The Company has adopted SFAS No. 128, “Earnings Per Share”.

Advertising Expenses

The Company’s advertising primarily consists of print in trade and consumer publications and for promotional expenses relating to certain radio and media placements for certain products. The Company expenses advertising costs as incurred. Advertising expense totaled approximately $45,000 and $76,000 for the years ended December 31, 2006 and 2005, respectively, and is included in marketing expenses in the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BAYWOOD INTERNATIONAL, INC.
December 31, 2006 and 2005

NOTES TO FINANCIAL STATEMENTS

Financial Instruments

Financial instruments consist primarily of cash, accounts receivable, and obligations under accounts payable, accrued expenses and notes payable. The carrying amounts of cash, accounts receivable, accounts payable, certain notes payable and accrued expenses approximate fair value because of the short term maturity of those instruments. The fair value of notes payable to related parties could not be determined because of conversion features and affiliated nature of those instruments.

Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed

The Company reviews its long-lived assets and identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If such assets were considered to be impaired, the impairment to be recognized would be measured by the amount by which the carrying amount of the assets exceeds the fair market value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

The Company evaluates the recoverability of property and equipment and intangibles not held for sale by comparing the carrying amount of the asset or group of assets against the estimated undiscounted future net cash flows expected to result from the use of the asset or group of assets. If the undiscounted estimated cash flows are less than the carrying value of the asset or group of assets being reviewed, an impairment loss would be recorded. The loss would be measured based on the estimated fair value of the asset or group of assets compared to cost. The estimated fair value would be based on the best information available under the circumstances, including prices for similar assets and the results of valuation techniques, including the present value of expected future cash flows using a discount rate commensurate with the risks involved. The Company’s long-lived assets were tested for impairment at December 31, 2006 and no impairment was found.

Recently Issued Accounting Standards

In June 2006, FASB issued FIN No. 48, “Accounting for Uncertainty Taxes”. The interpretation applies to all tax positions related to income taxes subject to FASB Statement No. 109, “Accounting for Income Taxes”. FIN No. 48 clarifies the accounting for uncertainty in income taxes by prescribing a minimum recognition threshold in determining if a tax position should be reflected in the financial statements. Only tax positions that meet the “more likely than not” recognition threshold may be recognized. The interpretation also provides guidance on classification, interest and penalties, accounting in interim periods, disclosure, and transition requirements for uncertain tax positions. FIN No. 48 will be effective for the Company’s fiscal year ending December 31, 2007. The Company is currently evaluating the impact FIN No. 48 will have on the Company’s financial condition and results of operations. The Company does not presently believe that there are material tax positions that would result in a material impact upon implementation of FIN No. 48.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. This standard establishes a single authoritative definition of fair value, sets out a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 applies to fair value measurements already required or permitted by existing standards. SFAS No. 157 will be effective for the Company’s fiscal year ending December 31, 2008. The Company is currently evaluating the requirements of SFAS No. 157 and has not yet determined the impact on its financial condition and results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and other Postretirement Plans - an amendment of FASB Statement No. 87, 88, 106 and 132R”. This pronouncement requires an employer to make certain recognitions, measurements, and disclosures regarding defined benefit postretirement plans. The Company does not have any defined benefit postretirement plans and SFAS No. 158 will not have any impact on its financial condition and results of operations.

BAYWOOD INTERNATIONAL, INC.
December 31, 2006 and 2005

NOTES TO FINANCIAL STATEMENTS

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 “Considering the Effects of Prior Year Misstatements in Current Year Financial Statements” (“SAB 108”). SAB 108 provides guidance on consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB 108 did not have an impact on the Company’s consolidated financial statements.

In February 2007, the FASB issued SFAS No 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS 159 will be effective for us on January 1, 2008. The Company is currently evaluating the impact of adopting SFAS 159 on its financial position, cash flows and results of operations.

Note 3 - LOSS PER SHARE

Convertible preferred stock and outstanding options and warrants were not considered in the calculation for diluted earnings per share for the years ended December 31, 2006 and 2005 because the effect of their inclusion would be anti-dilutive.

	2006			2005
	Loss	Shares	Per share	Loss	Shares	Per share
Net (loss)	$(624,510)			$(435,224)
Preferred stock dividends	(140,416)			(294,850)

Basic loss per share

Loss available to common stockholders	$(764,926)	42,001,918	$(0.02)	$(730,074)	38,110,822	$(0.02)

Effect of dilutive securities		N/A		N/A

Diluted loss per share		42,001,918	$(0.02)		38,110,822	$(0.02)

Preferred stock convertible to 17,535,000 shares of common stock and warrants and options to purchase 10,574,137 shares of common stock were outstanding at December 31, 2006. Preferred stock convertible to 17,535,000 shares of common stock and warrants and options to purchase 8,612,708 shares of common stock were outstanding at December 31, 2005. These securities were excluded from the computation of diluted earnings per share because the effect of their inclusion would be anti-dilutive. Preferred stock dividends of $140,416 would be added to increase the net loss available to common stockholders for purposes of calculating diluted loss per share for the year ended December 31, 2006. Preferred stock dividends of $294,850 would be added to increase the net loss available to common stockholders for purposes of calculating diluted loss per share for the year ended December 31, 2005.

BAYWOOD INTERNATIONAL, INC.
December 31, 2006 and 2005

NOTES TO FINANCIAL STATEMENTS

Note 4 - ACCOUNTS RECEIVABLE

The Company records revenue and accounts receivable from customers upon shipment of product to the customer. Sales returns are recorded as a reduction to sales when a customer and the Company agree a return is warranted. All returns must be authorized in advance and must be accompanied by an invoice number within 180 days. The Company estimates returns based on historical experience and record an allowance for product returns and uncollectible accounts receivable. Historically, returns have been immaterial, and the Company has not recorded an allowance for product returns for the year ended December 31, 2006. The allowance for uncollectible accounts is zero at December 31, 2006.

Note 5 - PREFERRED STOCK

The Company has issued four classes of preferred stock with differing features and privileges as follows:

The first class, Class A preferred stock (“Class A”), has a $1.00 par value per share, no stated dividend preferences or rights, conversion rights by the holder at any time into the Company’s common stock on the basis of one share of preferred for one share of common stock and preference in liquidation of up to $1.00 per share. As of December 31, 2006, there were 35,000 shares of Class A issued and outstanding.

The second class, Class F preferred stock (“Class F”), has a $1.00 par value per share, a stated value of $80 per share, a 15% per annum cumulative dividend, no conversion rights into the Company’s common stock and no voting rights. By mutual agreement of the Company and the Class F shareholders the dividend rate was reduced to 12% in 2001. The Class F has an aggregate liquidation value of $936,800 at December 31, 2006. The Class F is redeemable at the Company’s option only at 105% of the stated value. The holders of the Class F have voting rights with respect to a merger or sale of substantially all of the Company’s assets. As of December 31, 2006, there were 11,710 shares of Class F issued and outstanding. 5,625 shares of the Class F were issued to one of the Company’s officers and directors, Karl H. Rullich, in exchange for $650,000 in debt owed by the Company in the year ended December 31, 2001. 6,085 shares of the Class F were issued to one of the Company’s other directors, O. Lee Tawes, III, in exchange for $486,800 in debt owed by the Company in the year ended December 31, 2004.

The third class, Class G preferred stock (“Class G”), has a par and face value of $1.00 per share, no stated dividend preferences or rights, no conversion rights into the Company’s common stock and is entitled to 250:1 votes on the Company’s common stock on any matters brought to a vote of the common stock shareholders. As of December 31, 2006, there were 200,000 shares of Class G issued and outstanding. On September 20, 2005, the Company’s Board of Directors authorized the issuance of 200,000 shares of Class G. The Company’s President& Chief Executive Officer, Neil Reithinger, and its Vice-President, Karl H. Rullich, each received 100,000 shares of the Class G for their conversion of $100,000 each of their accrued and unpaid salaries. The 200,000 shares of Class G represent 50,000,000 votes on any matter brought to a shareholder vote.

The fourth class, Class H preferred stock (“Class H”), has a par and face value of $1.00 per share, an 8% per annum cumulative dividend, conversion rights into the Company’s common stock at $0.02 per share and is entitled to one vote for every common shares owned on an if-converted basis. The Class H is redeemable at the option of the Company only at 115% of the face value. As of December 31, 2006, there were 350,000 shares of Class H issued and outstanding. The Class H was sold to a group of accredited investors for proceeds of $350,000. O. Lee Tawes, III, one of the Company’s directors, purchased approximately $155,000 of the Class H. In conjunction with the issuance of the Class H, the investors received 4,192,708 warrants for shares of the Company’s common stock at exercise prices ranging from $0.02 to $0.12. If all warrants are exercised, the Company would receive proceeds of $175,000. The 350,000 shares of Class H represent 17,500,000 votes on any matter brought to a shareholder vote.

The total authorization for all classes of preferred stock is 10,000,000 shares.

BAYWOOD INTERNATIONAL, INC.
December 31, 2006 and 2005

NOTES TO FINANCIAL STATEMENTS

Note 6 - RELATED PARTY TRANSACTIONS

From time to time, certain officers and directors loan the Company money as well as defer payment of salaries in order to assist the Company in its cash flow needs. The table below sets forth the amounts of notes payable and accrued salaries of the Company’s officers and directors as of December 31, 2006:

	Notes Payable		Accrued Salaries
Officer/Director	Amount	Accrued Interest	Amount	Accrued Interest

Neil Reithinger President & C.E.O.	$79,140	-	$87,127	-
Karl H. Rullich Vice-President	$52,400	$5,632	$123,958	-
O. Lee Tawes, III Director	$525,000	$141,280	-	-

The Company’s policy with regard to transactions with affiliated persons or entities is that such transactions will be on terms no less favorable than could be obtained from non-affiliates. The foregoing transactions are on terms no less favorable that those that could be obtained from non-affiliates. Any such transaction must be reviewed by the Company’s independent Directors.

Note 7 - LEASE OBLIGATIONS

The Company leases its offices and warehouse under an operating lease that expires in 2008. Rent expense under this lease was $96,827 and $92,291 for the years ended December 31, 2006 and 2005, respectively. The future minimum lease obligation for the remaining term of the lease of twenty-one months at December 31, 2006 is $169,447.

Future minimum lease payments for the remaining term of the lease are as follows:

2007	96,827
2008	72,620
Total	$169,447

The lease provides for certain rent concessions. Rent expense is recorded as the total rent for the term of the lease amortized monthly using the straight line method. The difference between the amortized monthly rent and the actual payment is recorded as deferred rent. The balance in deferred rent expense is $17,159 and is included in accrued expenses. The balance in deferred rent expense will be reduced to zero at the end of the lease.

Note 8 - GEOGRAPHIC AREA DATA BY PRODUCT LINE

The Company generates its revenues from numerous customers, primarily in the United States. The Company’s product lines include primarily nutritional and dietary supplements. The Company operates in only one reportable segment and holds all of its assets in the United States. The following table outlines the breakdown of sales to unaffiliated customers domestically and internationally:

BAYWOOD INTERNATIONAL, INC.
December 31, 2006 and 2005

NOTES TO FINANCIAL STATEMENTS

Net Sales
	2006	2005
Nutritional and Dietary Supplements:
United States	$659,535	$741,927
Canada	172,928	258,890
Asia	93,139	191,170
U.K./Europe	152,327	32,700
Total	$1,077,929	$1,224,687

Note 9 - CREDIT RISK AND OTHER CONCENTRATIONS

At December 31, 2006, approximately 25% of the Company’s trade accounts receivable balance was due from one customer. At December 31, 2005, approximately 32.9% of the Company’s trade accounts receivable balance was due from one customer.

From time to time, the Company’s bank balances exceed federally insured limits. At December 31, 2006, the Company’s balance did not exceed federally insured limits.

The Company receives approximately 26.8% of its manufactured product and finished goods from a single vendor. Management believes alternative sources are available, if required.

Note 10 - STOCK OPTIONS AND WARRANTS

Under the Company’s Employee Incentive Stock Option Plan (the “1996 Plan”) approved by the stockholders in 1996, the total number of shares of common stock that may be granted is 500,000 amended to 6,500,000 in 1999. The 1996 Plan provides that shares granted come from the Company’s authorized but unissued common stock. The price of the options granted pursuant to these plans will not be less than 100% of the fair market value of the shares on the date of grant. The options expire ten years from date of grant. At the Company’s Annual Meeting held on December 10, 2004, the Company’s shareholders approved the 2004 Stock Option Plan (the "2004 Plan"). There are 5,000,000 shares reserved for issuance under the 2004 Plan and 6,500,000 shares will continue to be reserved under the 1996 Plan for stock grants previously made under that plan, for a total of 9,642,500 shares available for stock grants under both plans, or 23.4% of the Company’s issued and outstanding common stock as of December 31, 2006, assuming all options under both plans were granted and exercised.

The Company did not grant any stock options in the years ended December 31, 2006 and 2005.

During the year ended December 31, 2006, the Company issued 500,000 shares at $0.02 through the exercise of warrants. During the year ended December 31, 2005, the Company issued shares through the exercise of warrants and employee options. One of the Company’s directors, O. Lee Tawes, III, exercised warrants for 1,725,000 shares at $0.04 per share and 300,000 shares at $0.08 per share. In addition, the Company’s Chief Executive Officer, Neil Reithinger, exercised a warrant for 163,140 at $0.08 per share and options for 600,000 shares and 307,500 shares at $0.08 and $0.07 per share, respectively, through the conversion of debt owed by the Company.

BAYWOOD INTERNATIONAL, INC.
December 31, 2006 and 2005

NOTES TO FINANCIAL STATEMENTS

The summary of activity for the Company's stock options is presented below:

	2006	Weighted Average Exercise Price	2005	Weighted Average Exercise Price

Options outstanding at beginning of year	3,100,000	$0.142	4,007,500	$0.160
Granted	-		-
Exercised	-	-	(907,500)	$0.075
Terminated/Expired	(30,000)		-
Options outstanding at end of year	3,070,000	$0.142	3,100,000	$0.170
Options exercisable at end of year	1,250,000	$0.127	1,250,000	$0.170
Options available for grant at end of year	6,572,500		6,542,500

Price per share of options outstanding	$0.023-$0.190		$0.023-$0.420

Weighted average remaining contractual lives	4.7 years		5.7 years

Weighted Average fair value of options granted during the year	-		-

The following table reflects a summary of common stock warrants outstanding at December 31, 2006:

		Weighted Average Exercise Price
Warrants outstanding at December 31, 2005	5,512,708	$0.07
Granted during the year	2,691,429
Exercised during the year	(500,000)
Expired during the year	(200,000)
Warrants outstanding at December 31, 2006	7,504,137	$0.04

The common stock warrants expire as follows in years ended December 31:

2007	-
2008	4,812,708
2009	120,000
2010	-
2011	2,571,429
7,504,137

Note 11 - INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets totaling $4,432,000 at December 31, 2006 were offset by a valuation allowance of $4,432,000 that was provided due to the uncertainty of future realization of federal and state net operating loss carryforwards that give rise to approximately $4,291,000of the net deferred income tax asset. The deferred income tax assets are comprised of the following at December 31, 2006:

BAYWOOD INTERNATIONAL, INC.
December 31, 2006 and 2005

NOTES TO FINANCIAL STATEMENTS

Write-off of investment	$54,000
Compensation	87,000
Net operating loss carryforward	4,291,000

Total deferred income tax asset	4,432,000

Valuation allowance	(4,432,000)

Net total	$0

The Company has federal and state net operating loss carryforwards of approximately $11,704,000 and $4,779,000, respectively, at December 31, 2006. The federal net operating loss carryforwards expire in 2013 through 2026 and state loss carryforwards expire 2007 through 2011.

The valuation allowance was increased by $249,000 during the year ended December 31, 2006. The income tax benefit of $220,000 and $225,000 generated for the years ended December 31, 2006 and 2005, respectively, was offset by an equal increase in the valuation allowance. The valuation allowance was increased due to uncertainties as to the Company’s ability to generate sufficient taxable income to utilize the net operating loss carryforwards.

A reconciliation of the differences between the effective and statutory income tax rates is as follows:

	2006		2005
Federal statutory rates	$(212,000)	(34)%	$(148,000)	(34)%
State income taxes	(38,000)	(6)%	(26,000)	(6)%
Valuation allowance for operating loss carryforwards	249,000	39%	171,000	39%
Other	1,000	1%	3,000	1%
Effective rate	$0	0%	$0	0%

Note 12 - NOTES PAYABLE

Notes payable at December 31, 2006 consisted of the following:

Notes payable to a director. The notes bear interest at 10% per annum and are due May, 2005 - May, 2006. The notes are unsecured.	$525,000

Convertible notes payable - other. The notes bear interest at 12% and 15% per annum and were due December 2000 through August 2001. The notes are unsecured.	84,000

Note payable to officer. The note has a stated interest rate of 12% and was due November 2005. The note is unsecured.	52,400

Note payable to officer. The note bears no interest and has no specified due date. The note is unsecured.	79,140

Note payable - other. The note bears no interest, is unsecured and is due at such time that the Company reaches a positive stockholders’ equity.	150,000

BAYWOOD INTERNATIONAL, INC.
December 31, 2006 and 2005

NOTES TO FINANCIAL STATEMENTS

Notes payable - other. The notes bear interest at 12% to 30% per annum and are due June 2003 through July 2007. Two of the notes are secured by personal guarantees of certain officers.	387,081

Senior notes payable - other. The notes bear interest at 10% per annum and are due September 2007. The notes are unsecured.	300,000

Business credit line. Note is due in monthly installments of principal and interest based on outstanding balance at a rate of 11.5% per annum until maturity. The note is unsecured and personally guaranteed by certain officers and directors. The maximum borrowing capacity is $100,000.	99,671

Net carrying amount of debt	1,677,292

Less: Discount on debt	162,971

Total	$1,514,321

The convertible debt outstanding at December 31, 2006 of $84,000 would be convertible into approximately 1,680,000 shares of the Company’s common stock at December 31, 2006, on the basis of the closing price of the stock on that date.

The senior notes payable contain a provision whereby the notes can be converted to debt or equity securities resulting from a change in control and the receipt of minimum proceeds from a Qualified Placement, as defined. In addition, the noteholders received a total of 2,571,429 warrants exercisable for the acquisition of common stock as the result of the Qualified Placement. The notes have been discounted for the fair value of the beneficial conversion feature and the warrants.

The Company is in default on scheduled debt repayments of $754,920 as of December 31, 2006. The creditors have not amended the notes nor have they demanded payment or accrual of interest. The fair value of these notes cannot be determined at December 31, 2006 because of the related party nature of the arrangements.

NOTE 13 - SUBSEQUENT EVENT - BUSINESS ACQUISITION

Subsequent to December 31, 2006, on April 5, 2007, effective March 30, 2007, the Company acquired, through a newly formed wholly-owned subsidiary, Baywood Acquisition, Inc., substantially all of the assets, and assumed certain liabilities, of Nutritional Specialties, Inc., d/b/a LifeTime® or LifeTime® Vitamins, a California corporation, for a purchase price of approximately $11,100,000. As provided in the Asset Purchase Agreement, dated March 30, 2007, among the Company, Baywood, LifeTime and the stockholders of LifeTime, the purchase price was payable in $7,600,000 in cash, $1,100,000 in our common stock valued at $0.05 per share, or 22,000,000 shares, an aggregate of $1,300,000 in promissory notes, consisting of 8% unsecured promissory notes in the aggregate amount of $700,000 and 8% unsecured convertible promissory notes in the aggregate amount of $600,000, assumption of indebtedness of approximately $1,100,000, and a five-year warrant to purchase 700,000 shares of our common stock at an exercise price of $0.05 per share. At the direction of LifeTime, the purchase price was delivered directly to the three shareholders of LifeTime, in the varying amounts specified by them. The 8% Notes and the 8% Convertible Notes each will be payable in equal quarterly installments over a two year period, commencing on June 30, 2007, with interest accruing from the date of issuance. The 8% Convertible Notes are convertible into shares of common stock at a conversion price of $0.05 per share, subject to adjustment for stock splits, combinations and other similar events.

BAYWOOD INTERNATIONAL, INC.
December 31, 2006 and 2005

NOTES TO FINANCIAL STATEMENTS

In connection with the acquisition, the Company raised an aggregate of $10,215,000, including (i) $5,215,000 in an offering of Units with each Unit consisting of 5,000 shares of Series I 8% Cumulative Convertible Preferred Stock, convertible into 1,250,000 shares of common stock at $0.04 per share, and a five-year Warrant to purchase 250,000 shares of common stock at an exercise price of $0.02 per share to a group of accredited investors, (ii) the issuance of 10% Notes in an aggregate principal amount of $1,000,000, (iii) the issuance of a 12% 2007 Bridge Note in the principal amount of $2,000,000, and (iv) bank financing in an aggregate principal amount of $2,000,000. As part of the offering, $300,000 of our outstanding indebtedness was converted into Units. The purchasers of the 10% Notes were issued warrants to purchase 10,000,000 shares of common stock, at an exercise price of $0.02 per share, and the purchaser of the 12% 2007 Bridge Note was issued warrants to purchase 4,000,000 shares of common stock at an exercise price of $0.05 per share. The sale of the Units, 10% Notes and 12% Bridge Note was conducted through Northeast Securities, Inc. as the exclusive placement agent.

The Units were offered and sold to investors who qualified as “accredited investors” as defined in Rule 501(a) under the Securities Act of 1933, as amended, pursuant to an exemption from registration under Rule 506 of Regulation D and Section 4(2) of the Securities Act.

*******

NUTRITIONAL SPECIALTIES, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY
For the years ended August 31, 2006 and 2005

INDEPENDENT AUDITORS' REPORT

To the Stockholders of Nutritional Specialties, Inc.:

We have audited the accompanying balance sheet of Nutritional Specialties, Inc. as of August 31, 2006, and the related statements of operations, stockholders’ equity, and cash flows for each of the two years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of Nutritional Specialties, Inc. as of August 31, 2006, and the results of its operations and its cash flows for each of the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

EPSTEIN, WEBER & CONOVER, P.L.C.
Scottsdale, Arizona
June 8, 2007

Audited balance sheet of Nutritional Specialties, Inc., d/b/a LifeTime® or LifeTime Vitamin® as of August 31, 2006 and audited statements of income and cash flows for the fiscal years ended August 31, 2006 and August 31, 2005.

ASSETS
Current Assets
Cash and cash equivalents	$417,870
Accounts receivable, net of allowance of doubtful accounts of $127,567	1,020,218
Inventory	1,125,686
Prepaid expenses	87,630
Total current assets	2,651,404
Property and equipment, net	49,198
Other Assets
Deposits	8,025
Total other assets	8,025
Total assets	$2,708,627
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$788,024
Accrued expenses	185,363
Long-term debt, current portion	119,689
Capital leases, current portion	3,302
Total current liabilities	1,096,378
Long-term Debt, less current portion	1,118,329
Capital Leases, less current portion	6,493
Total liabilities	2,221,200
Stockholders' Equity
Common stock, no par value, authorized 200,000 shares; issued 160,000 shares, at stated value	40,000
Additional paid-in capital	107,000
Retained earnings	1,640,427
Treasury stock, 40,000 shares, at cost	(1,200,000)
Subscription receivable	(100,000)
Total stockholders' equity	487,427
Total liabilities and stockholders' equity	$2,708,627

	2006	2005
Revenue	$11,944,205	$10,621,687

Cost of Sales	6,883,547	6,321,416
Gross profit	5,060,658	4,300,271

Operating Expenses
Selling expenses	2,190,349	2,142,110
General and administrative expenses	1,628,750	1,482,355

Total operating expenses	3,819,099	3,624,465

Income from operations	1,241,559	675,806

Other Income (Expenses)
Interest Expense	(25,553)	(19,735)
Other Income	38,882	22,921

Total other income	13,329	3,186

Net Income	$1,254,888	$678,992

			Additional					Total
	Common Stock		Paid-in	Retained	Treasury Stock		Subscription	Stockholders'
	Shares	Amount	Capital	Earnings	Shares	Amount	Receivable	Equity
Balance at August 31, 2004	160,000	$40,000	$107,000	$586,547	40,000	$(800,000)	$-	$(66,453)

Sale of treasury stock					40,000	800,000	(100,000)	700,000
Distributions to stockholders				(20,000)				(20,000)
Net income				678,992				678,992

Balance at August 31, 2005	160,000	40,000	107,000	1,245,539	-		(100,000)	1,292,539

Purchase of treasury stock					40,000	(1,200,000)		(1,200,000)
Distributions to Stockholders				(860,000)				(860,000)
Net income				1,254,888				1,254,888

Balance at August 31, 2006	160,000	$40,000	$107,000	$1,640,427	40,000	$(1,200,000)	$(100,000)	$487,427

NUTRITIONAL SPECIALTIES, INC.

STATEMENTS OF CASH FLOWS
For the years ended August 31, 2006 and 2005

	2006	2005
Cash Flows from Operating Activities
Net income	$1,254,888	$678,992
Adjustments to reconcile net income to net cash flows from operating activities
Depreciation	38,873	22,689
Changes in assets and liabilities
Accounts receivable	(122,427)	(176,570)
Inventory	(143,928)	95,177
Prepaids and other assets	63,736	(126,349)
Accounts payable and accrued expenses	(305,055)	182,841
Net cash provided by operating activities	786,087	676,780
Cash Flows from Investing Activities

Property and equipment acquisitions	(5,939)	(55,058)
Net cash used by investing activities	(5,939)	(55,058)
Cash Flows from Financing Activities
Payments on debt	(111,026)	(692,974)
Distributions to stockholders	(860,000)	(20,000)
Contributions from stockholder	-	700,000
Net cash used by financing activities	(971,026)	(12,974)
Net change in cash and cash equivalents	(190,878)	608,748
Cash and cash equivalents, beginning of year	608,748	-
Cash and cash equivalents, end of year	$417,870	$608,748

Supplemental Cash Flow Information:
Interest paid on cash basis	$25,553	$23,269

Noncash Financing Activity:
Note payable issued for purchase of treasury stock	$1,200,000	$-
Note receivable for sale of treasury stock	$-	$100,000

1.	NATURE OF BUSINESS

Nutritional Specialties, Inc. d/b/a LifeTime Nutrition was incorporated in California on January 22, 1988 and is located in Orange, California.  The Company is a wholesaler of health products, vitamins and related supplements.  Its customers primarily include independently owned retailers and also some national chains both in the United States and internationally.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents– Cash and cash equivalents includes all short-term highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less. At times cash deposits may exceed government insured limits.  At August 31, 2006, cash deposits exceeded those insured limits by $825,150.

Accounts receivable– Accounts receivable consists of amounts due from customers for product sales.  Credit is extended based on evaluations of a customer’s credit worthiness and generally collateral is not required.  Customers without favorable credit history with the Company must use credit cards or are COD.  The Company uses the allowance method for recognizing bad debts, allowing for all accounts with balances greater than 120 days.  Such accounts are written off against the allowance when deemed to be uncollectible.  At August 31, 2006, the allowance for doubtful accounts was $127,567.  The Company generally does not charge interest on past due accounts.

Inventory– Inventory consists primarily of finished product, certain raw materials and packaging and labeling materials, and are recorded at the lower of cost or market on a first-in, first-out basis.  The Company does not process raw materials but rather has third party suppliers formulate, encapsulate and package finished goods.

Revenue recognition– Revenue is recognized when the product is shipped.  Sales returns are recorded as a reduction to sales when a customer and the Company agree a return is warranted.  All returns must be authorized in advance. If returned, customers are responsible for returning merchandise in resalable condition.  Full credit cannot be given for merchandise that has been defaced, marked, stamped, or priced in any way.

Income taxes– The Company has elected to be taxed under Subchapter S of the Internal Revenue Code.  As such, the Company’s profits and losses are reported in the individual income tax returns of the stockholders.  Accordingly, no income tax provision is included in these financial statements.

Property and equipment– Property and equipment is stated at cost less accumulated depreciation. Depreciation is recorded using accelerated methods, which are substantially the same as generally accepted accounting principles, over the estimated useful lives of the assets of 5 - 39 years.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising– Advertising costs are included in selling expenses on the statements of operations and are expensed as incurred.  Advertising expense amounted to $214,102 for the year ended August 31, 2006 and $341,340 for the year ended August 31, 2005.

Shipping and handling– Expenses for shipping are recorded at the time of shipment.  Shipping expenses of approximately $627,000 for the year ended August 31, 2006 and $685,000 for the year ended August 31, 2005 are included in selling expenses in the accompanying statement of operations.  Warehouse handling expenses are recorded when incurred and are included in general and administrative expenses.

Financial Instruments– Financial instruments consist primarily of cash, accounts receivable, and obligations under accounts payable and accrued expenses.  The carrying amounts of cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of those instruments and market interest rates.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.  Actual results could differ from those estimates.

3.	INVENTORY

Inventory consisted of the following as of August 31, 2006:

Finished goods	$862,891
Raw materials	164,419
Labels and packaging materials	128,424
Expired and reserved inventory	(30,048)
$1,125,686

4.	PROPERTY AND EQUIPMENT

Property and Equipment consists of the following as of August 31, 2006:

Computer and other equipment	$62,167
Machinery and equipment	47,506
Furniture and fixtures	28,496
Leasehold improvements	29,300
167,469
Less: accumulated depreciation	(118,271)
Property and Equipment, net	$49,198

5.	RELATED PARTY TRANSACTIONS

Two vendors are owned by stockholders of the Company.  Purchases from NHK Laboratories, Inc. and Best Formulations, Inc. amounted to approximately $2,787,000 and $722,000, respectively, for the year ended August 31, 2006 and approximately $4,046,000 and $465,000, respectively, for the year ended August 31, 2005.

The Company paid consulting fees of $50,000 to an individual related by marriage to one of the Company’s stockholders during the year ended August 31, 2006.

6.	LEASE COMMITMENTS

Office Operating Lease
In May 2005, the Company entered into a 36-month operating lease for its office and warehouse space which expires in 2008.  Rent expense was $79,554 for the year ended August 31, 2006 and $100,197 for the year ended August 31, 2005.

The future minimum payments under this lease for years ending August 31 are as follows:

2007	$77,648
2008	66,440
Total	$144,088

Equipment Capital Lease
The Company leases certain equipment for a five year period which is recorded as a capital lease.  Total lease payments, including interest, for the years ended August 31, 2006 and 2005 were $3,723.  The equipment is included in property and equipment at carrying value of $21,114 less accumulated amortization of $8,798.

The future minimum payments under this lease for years ending August 31 are as follows:

2007	$3,723
2008	3,723
2009	3,102
Total	10,548
Less: Imputed interest	(753)
Total	$9,795

7.	LINE OF CREDIT

On May 20, 2005, the Company entered into a line of credit agreement with a financial institution for $852,000.  The line of credit has an interest rate of 1.0% above prime.  The line of credit is collateralized by substantially all the assets of the Company and is guaranteed by its stockholders.  As of August 31, 2006, there were no amounts outstanding on this line of credit.

In addition, on May 20, 2005, the Company entered into a line of credit agreement with a financial institution for $50,000.  The line of credit is collateralized by substantially all the assets of the Company and guaranteed by its stockholders.  As of August 31, 2006, there were no amounts outstanding on this line of credit.

8.	LONG-TERM DEBT

Long-term debt consists of the following:

Note payable to the estate of a former stockholder, due in monthly payments of $12,117, including interest at 5%, due May 2013. The note is unsecured.	$1,120,263

Loan payable to a financial institution, due in monthly payments of $2,808, including interest at 5.22%, due June 2010, collateralized by all assets of the Company.	117,755

Total long-term debt	1,238,018

Less current portion	119,689
$1,118,329

Scheduled principal payments for the years ending August 31 are as follows:

2007	$119,689
2008	125,877
2009	132,386
2010	134,734
2011	111,676
Thereafter	613,656
$1,238,018

9.	TREASURY STOCK

In December 2004, a stockholder of the Company purchased 40,000 shares of common stock, which was held by the Company as treasury stock, for $700,000 in cash and a subscription note receivable for $100,000.  The note accrues interest at four percent and is payable at the earlier of disposition of the stock or sale of the Company, as defined.

In May 2006, the Company purchased 40,000 shares of common stock from the estate of a former stockholder for $1,200,000 under the terms of a buy/sell agreement.  See Notes 8 and 13.

10.	CONCENTRATION RISK

At August 31, 2006, approximately 21% of trade accounts receivable was due from one customer.  For the year ended August 31, 2006, net sales relating to this customer were approximately $931,000.

At August 31, 2006, approximately 52% and 20% of accounts payable were due to two vendors.  For the year ended August 31, 2006, purchases relating to these two vendors were approximately $2,787,000 and $1,241,000, respectively.  At August 31, 2005, purchases relating to one vendor were approximately $4,046,000.

11.	GEOGRAPHIC AREA DATA

The Company operates in only one reportable segment and holds all of its assets in the United States. Their product lines primarily include nutritional and dietary supplements.  The Company generates revenue from numerous customers, primarily in the United States.  However, the Company also generates revenue from international sales.  For the year ending August 31, 2006, sales to customers in Canada, Croatia, and Turkey were approximately $914,000, $326,000, and $931,000, respectively.  For the year ended August 31, 2005 sales to customers in Canada, Croatia and Turkey were approximately $965,000, $266,000 and $588,000, respectively.

12.	PROFIT SHARING PLAN

The Company has a 401(k) profit sharing plan for employees with one year of service and who are at least 18 years of age.  Employee contributions are matched by the Company up to four percent of the employees compensation.  The Company contributed $12,035 to the Plan during the year ended August 31, 2006 and $8,828 for the year ended August 31, 2005.

13.	CONTINGENCIES

Buy/Sell Agreement
The Company has the option to purchase the shares of a stockholder if such shares are not purchased by the other stockholders under the terms of a buy/sell agreement.  The purchase price of the shares is determined annually by the stockholders, but if not so determined the purchase price is determined based on an appraisal by a qualified business appraiser.  In the amended agreement dated January 30, 2006, the purchase price was established at $30 per share.

BAYWOOD INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEET
As of June 30, 2007

ASSETS
CURRENT ASSETS
Cash and equivalents	$1,160,316
Accounts receivable (net of allowance of $100,190)	915,264
Inventories	1,283,594
Prepaid expenses and other current assets	106,562
Total current assets	3,465,736

PROPERTY & EQUIPMENT
Computers & Equipment (net of accumulated depreciation of $374,341)	39,803

OTHER ASSETS
Marketable securities	150
Note receivable - related party	100,000
Investment in Nutritional Specialties, Inc.	9,445,192
Debt acquisition costs	620,051
Total other assets	10,165,393

Total assets	$13,670,932

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$1,087,091
Interest payable	215,835
Dividends payable	222,238
Accrued liabilities	377,339
Notes payable - current portion	1,515,680
Total current liabilities	3,418,183

NON CURRENT LIABILITIES
Notes Payable	5,844,921

STOCKHOLDERS' DEFICIT
Preferred stock, $1.00 par value, 10,000,000 shares authorized
Class A, 35,000 shares issued and outstanding	35,000
Class H, 23,558 shares issued and outstanding	23,558
Class I, 540,000 shares issued and outstanding	528
Common stock, $.001 par value, 200,000,000 shares authorized, 131,596,110 shares issued and outstanding	131,596
Additional paid-in capital	19,205,906
Accumulated other comprehensive loss	(37,350)
Accumulated deficit	(14,951,410)
Total stockholders' deficit	4,407,828
Total liabilities and stockholders' deficit	$13,670,932

See accompanying notes to financial statements.

BAYWOOD INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

NET SALES	$3,206,550	$378,205	$3,412,683	$694,695

COST OF SALES	1,892,664	202,726	1,990,022	374,613
Gross profit	1,313,886	175,479	1,422,661	320,082

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
Marketing expenses	428,258	71,296	477,288	133,084
General and administrative expenses	556,339	168,153	711,431	323,065
Depreciation and amortization	686	1,457	1,584	2,939
Total selling, general and administrative expenses	985,283	240,906	1,190,303	459,088
Operating income (loss)	328,603	(65,427)	232,358	(139,006)

OTHER INCOME (EXPENSE):
Interest income	4,268	-	4,313	-
Miscellaneous income	183,165	-	183,165	-
Amortization of debt discount	(317,814)	-	(329,064)	-
Amortization of debt acquisition costs	(433,860)	-	(433,860)	-
Interest expense	(226,549)	(39,164)	(347,108)	(75,379)
Total other (expense)	(790,790)	(39,164)	(922,554)	(75,379)

INCOME (LOSS) BEFORE INCOME TAXES	(462,187)	(104,591)	(690,196)	(214,385)

INCOME TAX PROVISION	-	-	-	-

NET (LOSS)	$(462,187)	$(104,591)	$(690,196)	$(214,385)

BASIC NET (LOSS) PER COMMON SHARE	*	*	$(0.01)	*

DILUTED NET (LOSS) PER COMMON SHARE	*	*	$(0.01)	*

WEIGHTED AVERAGE OF COMMON SHARES OUTSTANDING	118,932,900	41,687,288	83,423,590	41,659,664
* Less than $(0.01) per share.

See accompanying notes to financial statements.

BAYWOOD INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Period Ended June 30,
	2007	2006
OPERATING ACTIVITIES:
Net (loss)	$(690,196)	$(214,385)
Adjustments to reconcile net (loss) to cash used by operating activities:
Depreciation and amortization	1,584	2,939
Amortization of debt discount	492,035	-
Amortization of debt acquisition costs	332,003	46,459
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	213,073	(18,211)
(Increase) in inventory	(94,016)	(17,920)
Decrease in prepaid expenses	23,591	-
Increase in interest payable	138,648	39,576
(Decrease) in accounts payable and accrued liabilities	(541,877)	(46,737)
Net cash (used) by operating activities	(125,155)	(208,279)

INVESTING ACTIVITIES:
Purchase of Nutritional Specialties, Inc., net of cash acquired	(7,235,016)	-
Net cash (used) by investing activities	(7,235,016)	-

FINANCING ACTIVITIES:
Proceeds from notes payable	4,572,419	265,500
Proceeds from exercise of warrants and options for common stock	-	10,000
Proceeds from sale of common and preferred stock	4,908,557	-
Fees paid in connection with raising capital	(690,390)	-
Payment of dividends	(14,538)	-
Proceeds from line of credit	-	31,435
Principal payments on notes payable and credit line	(277,761)	(128,488)
Net cash provided by financing activities	8,498,287	178,447

CHANGE IN CASH AND EQUIVALENTS DURING PERIOD	1,138,116	(29,832)
CASH AND EQUIVALENTS, BEGINNING OF PERIOD	22,200	95,071
CASH AND EQUIVALENTS, END OF PERIOD	$1,160,316	$65,239

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$143,496	$22,994

NONCASH INVESTING AND FINANCING ACTIVITIES:
Net assets acquired from Nutritional Specialties, Inc. net of cash	$136,593	$-
Accrued preferred stock dividends	$117,144	$70,208
Common stock issued in connection with acquisition	$1,100,000	$-
Debt converted to common stock	$585,969	$-
Conversion of preferred to common stock	$538,152	$-
Debt issued in connection with acquisition	$1,300,000	$-
Exchange of accounts payable for common stock	$65,000	$-
Value of warrants issued in connection with raising capital and debt	$1,088,693	$-
Value of warrants issued in relation to debt	$867,890	$-
Common stock issued in lieu of dividends	$9,647	$-
Decrease in market value of investment available-for-sale	$29,850	$-

See accompanying notes to financial statements.

FOOTNOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - ORGANIZATION AND BASIS OF PRESENTATION

GENERAL

Baywood International, Inc. (the “Company”) is a nutraceutical company specializing in the development, marketing and distribution of its own proprietary brands under the names Baywood PURECHOICE®, Baywood SOLUTIONS®, Baywood EVOLUTION™, Complete La Femme® and LifeTime®.  The Company distributes its products through independent and chain health food stores, pharmacies, grocery stores, and other direct-to-consumer channels both internationally and domestically.

HISTORY

The Company incorporated as Baywood Financial, Inc. in Nevada on June 13, 1986.  In March 1992, the Company changed its name to Baywood International, Inc.  Between 1992 and 1998, the Company directed most of its sales efforts to international markets and established either distribution or registration of its products in certain Pacific Rim and European countries.  Prior to 1998, the Company relied on the distribution of one main product to one major customer in China.  In March 1998, due to governmental restrictions in China, this customer discontinued its purchases, which caused a dramatic decrease in the Company’s sales in 1998.

Throughout 1998 and the first six months of 1999, the Company completely revamped its corporate strategy to focus on the development of its own proprietary brand lines to be distributed in the North American retail marketplace and internationally through designated distributors.  As a result, the Company transformed its business with a new marketing image, product lines, marketing campaign, and distribution channels.  Through 2006, the Company focused on strengthening the brand awareness and sales of its product lines, Baywood PURECHOICE®, Baywood SOLUTIONS®, Baywood EVOLUTION™ and Complete La Femme® and any other branded lines the Company choose to develop in North America and internationally through designated distributors.  Where the Company had experienced a high concentration of sales with one major customer in the international market up through 1998, its domestic marketing strategies have now diversified its sales to thousands of customers in the retail health food market.

On September 13, 2001, the Company formed EpiPharma, Inc. as a subsidiary, to develop and produce complex nutraceuticals and other novel technologies for therapeutic applications.  The Company’s objective was to utilize EpiPharma as a vehicle to pursue the acquisition and investment in other novel, cutting-edge technologies and companies in the healthcare field.  In August 2005, EpiPharma entered into a letter of intent to merge with Strategic Healthcare Systems, Inc., a healthcare management company.  On December 29, 2005, EpiPharma entered into a definitive Securities Purchase Agreement and Plan of Reorganization with Strategic Healthcare Systems whereby Strategic Healthcare Systems and the stockholders of Strategic Healthcare Systems sold, and EpiPharma purchased, all of the outstanding shares of capital stock of Strategic Healthcare Systems, in exchange for an aggregate of 95,000,000 shares of EpiPharma’s common stock held by the Company.  In connection with this agreement, the Company retained 1,500,000 shares of EpiPharma’s common stock and received 500,000 shares of EpiPharma’s Series A Preferred Stock, par value $0.001 per share.  In addition, the Company received cash of $200,000.  The combination of cash and shares received under this agreement resulted in a gain on sale of subsidiary in the Company’s financial statements.  Furthermore, Neil Reithinger, the Company’s President, Chief Executive Officer and Acting Chief Financial Officer, resigned all of his positions as an officer of EpiPharma, including, without limitation, his position as President and Karl Rullich, the Company’s Vice President, resigned all of his positions as an officer and director of EpiPharma, including his positions as Vice President, Secretary and Treasurer.  Concurrently with Mr. Reithinger’s and Mr. Rullich’s resignations of their positions within EpiPharma, the existing management of Strategic Healthcare Systems assumed control of the management of EpiPharma.  On March 9, 2006, EpiPharma changed its name from EpiPharma, Inc. to Strategic Healthcare Systems, Inc.

On September 19, 2006, the Company completed the 2006 Bridge Financing.  Each Unit consisted of (i) $50,000 principal amount of Senior Convertible Notes and (ii) Bridge Warrants to purchase 428,571 shares of the Company’s common stock at a price per share of $0.035, which represents 30% of the principal amount divided by the exercise price.  The Senior Convertible Notes will mature on the earlier of (a) 12 months after initial issuance, (b) upon the consummation by the Company of a merger, business combination, sale of all or substantially all of its assets or other change of control or (c) following the closing of a Qualified Placement.  The principal amount and accrued interest on the Senior Convertible Notes were convertible, at the option of each investor, into the securities sold in a Qualified Placement, on the same terms and conditions as other investors in the Qualified Placement.  Investors in the 2006 Bridge Financing have customary "piggyback" registration rights, as well as in certain cases the right to demand that the Company file a single registration statement, in each case with respect to the shares of its common stock issuable upon exercise of the Bridge Warrants.  Registration rights, if any, with respect to any capital stock issuable upon conversion of the Senior Convertible Notes were to be set forth in the terms of the Qualified Placement.  The Company used the net proceeds of the 2006 Bridge Financing for working capital purposes.  As of March 30, 2007, the investors converted all of the Senior Convertible Notes into six Units in the 2007 Private Placement, and the Company paid all accrued interest in cash in the aggregate amount of $16,832.

On April 5, 2007, effective March 30, 2007, the Company acquired, through Baywood Acquisition, substantially all of the assets, and assumed certain liabilities, of NSI, for a purchase price of approximately $11,100,000.  As provided in the Asset Purchase Agreement, the purchase price was payable as to $7,600,000 in cash, $1,100,000 in the Company’s common stock (valued at $0.05 per share, or 22,000,000 shares), an aggregate of $1,300,000 in promissory notes of the Company, consisting of the 8% Notes in the aggregate amount of $700,000 and the 8% Convertible Notes in the aggregate amount of $600,000, assumption of indebtedness of approximately $1,100,000, and the Seller Warrants.

In connection with the acquisition, the Company raised an aggregate of $10,215,000, including (i) $5,215,000 in the 2007 Private Placement, with each Unit consisting of 5,000 Preferred Shares, convertible into 1,250,000 shares of common stock at $0.04 per share, and the Investor Warrants to purchase 250,000 shares of common stock at an exercise price of $0.02 per share, (ii) the issuance of the 10% Notes in an aggregate principal amount of $1,000,000, (iii) the issuance of the 12% Bridge Note in the principal amount of $2,000,000, and (iv) the Bank Financing in an aggregate principal amount of $2,000,000.  As part of the Offering, $300,000 of the Company’s Senior Convertible Notes was converted into an aggregate of six Units.  The purchasers of the 10% Notes were issued the 10% Note Warrants to purchase an aggregate 10,000,000 shares of common stock, at an exercise price of $0.02 per share, and the purchaser of the 12% Bridge Note was issued the 12% Bridge Note Warrants to purchase 2,000,000 shares of common stock at an exercise price of $0.05 per share.  Following the Initial Offering and until the termination of the 2007 Private Placement effective as of July 16, 2007, the Company sold an additional 3.7 Units for an aggregate purchase price of $185,000.  The sale of the Units, 10% Notes and 12% Bridge Note was conducted through NES as the exclusive placement agent.

The 10% Note (i) bears interest at the rate of 10% per annum, payable monthly in arrears, commencing April 30, 2007, (ii) is payable as to $500,000 of principal on February 28, 2008 and as to the balance, if not paid by the Company by February 28, 2009, will become a demand note from and after such date, (iii) is subject to prepayment by the Company without premium or penalty, but with accrued interest, after March 1, 2008, or at any time upon the closing of any offering of equity securities of the Company after the 2007 Private Placement for aggregate gross proceeds of at least $4,000,000, (iv) is subject to mandatory prepayment at the option of the holder upon the occurrence of a sale of the business or other change of control, as defined in the 10% Note, (v) is entitled to the same registration rights for the 10% Note Warrants and the Common Stock issuable upon exercise thereof as are being granted to investors in the 2007 Private Placement, and (vi) is subordinated to the prior payment of the indebtedness incurred in the Bank Financing, except that scheduled principal and interest payments may be made so long as the Bank Financing is not in default.

The 12% 2007 Bridge Note (i) bears interest at the rate of 12% per annum, payable at maturity, (ii) is payable 90 days after the date of issuance, (iii) is subject to a late charge of 5% of any amount not paid within 15 days of the due date; (iv) is entitled to the same registration rights for the 12% Bridge Note Warrants and the Common Stock issuable upon exercise thereof as are being granted to investors in the 2007 Private Placement, and (v) is subordinated to the prior payment of the indebtedness incurred in the Bank Financing, except that scheduled principal and interest payments may be made so long as the Bank Financing is not in default.  Payment of principal and interest on the 12% 2007 Bridge Note has been unconditionally guaranteed by O. Lee Tawes, III, an affiliate of the Placement Agent and a member of the Board.

The Bank Financing was provided by Vineyard Bank, and consisted of a $1,500,000 term loan and a $500,000 revolving line of credit loan to the Company.   The term loan, which was closed as of March 30, 2007, has a three-year maturity with a 10-year amortization, at an interest rate of 9% per annum.  The revolving line of credit loan has a two-year maturity at an interest rate equal to the prime rate plus 1%, fully floating, payable interest only until maturity, and requires one consecutive 30-day period each year when no revolving line of credit debt is outstanding.  Both loans are secured by a first priority security interest in all business assets of the Company.  Both loans contain financial covenants, including cash flow coverage and leverage ratios.

On July 12, 2007, the Company repaid the 12% 2007 Bridge Note from the proceeds of a Refinancing from Vineyard Bank, consisting of a $2,000,000 term loan having a two-year maturity, at an interest rate equal to the prime rate plus 2%.  The Refinancing is secured by the same collateral and contains substantially the same terms and conditions as the Bank Financing.  Repayment of the Refinancing has been guaranteed by O. Lee Tawes, III.

The purchasers of the 10% Notes were O. Lee Tawes, III, and his designee.  Mr. Tawes, Mr. David Tsiang, a member of the Board and the Managing Director of Investment Banking of the Placement Agent, NES and other affiliates or employees of the Placement Agent also purchased an aggregate of $1,060,000 of Units in the 2007 Private Placement.  Other affiliates or employees of the Placement Agent also purchased an aggregate of four Units in the 2006 Bridge Financing.

The Board has authorized, and the Company’s stockholders, by written consent of a majority entitled to vote thereon, have approved, the Charter Amendment.  It is intended that the Charter Amendment will not become effective, however, until twenty (20) days after the Information Statement has been filed with and approved by the SEC and delivered to the stockholders. The Company filed the Information Statement on June 7, 2007, which has since been reviewed by the SEC.  The Company filed an amended Information Statement on July 9, 2007, which has since been reviewed by the SEC.  The Company expects to file an amended Information Statement on or about the third week of August.  Accordingly, purchasers in this Offering who elect to convert their Convertible Preferred Stock or exercise their Registered Warrants before the Charter Amendment becomes effective may be unable to do so in full or in part because the Company, prior to the Charter Amendment becoming effective, may not have sufficient authorized shares of common stock to deliver to the purchaser.

The Company has caused Baywood Acquisition to change its name to Nutritional Specialties, Inc., d/b/a LifeTime® (“LifeTime”) and it is operating LifeTime as a separate subsidiary, based at its current location in Orange, California.  Mr. Tom Pinkowski, formerly the President of NSI, is now a Vice President of the Company and the President of LifeTime.

The Company’s principal executive offices are located at 14950 North 83rd Place, Suite 1, Scottsdale, Arizona 85260. The Company’s telephone number is (480) 951-3956 and its web address is www.bywd.com.  The Company does not intend for the content of its website to be incorporated into this quarterly report.

Going Concern

The Company’s financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  As reflected in the financial statements accompanying this Quarterly Report on Form 10-QSB, the Company had net working capital of $47,553 at June 30, 2007.  The Company has had material operating losses and have had to rely on borrowings from officers, directors and other third parties to meet operating obligations.  The Company has not yet created positive cash flows and its ability to generate profitable operations is uncertain.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  As discussed herein, the Company completed a business acquisition through a newly formed subsidiary on April 5, 2007, effective March 30, 2007.  The Company intends to integrate its newly acquired subsidiary over the next several months and generate positive cash flow from profitable operations.  However, there is no assurance that profits from operations will generate sufficient cash flow to increase the Company’s net working capital.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Revenue is recognized when the product is shipped.  Sales returns are recorded as a reduction to sales when a customer and the Company agree a return is warranted.  All returns must be authorized in advance and must be accompanied by an invoice number within 180 days.  If returned, the Company’s customers are responsible for returning merchandise in resalable condition.  Full credit cannot be given for merchandise that has been defaced, marked, stamped, or priced in any way.  All price tags and glue residue must be removed prior to return if credit is expected.  A restocking fee of 15% is assessed if the Company removes any price tags or glue residue, and the Company does not accept products kept longer than two years.  Expired products will be credited upon return at 50% of the original purchase price. The Company estimates returns based on historical experience and records an allowance for product returns and uncollectible accounts receivable.  Management communicates regularly with customers to compile data on the volume of product being sold to the end consumer.  This information is used by management to estimate any sales returns prior to the release of any financial information.  The Company’s experience has been such that sales returns can be estimated accurately based on feedback within 30 days of customer receipt.

Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive income and its components within the financial statements.  Other comprehensive income consists of charges or credits to stockholders’ equity, other than contributions from or distributions to stockholders, excluded from the determination of net income.  The Company’s comprehensive income consists of unrealized gains and losses on available for sale securities.

Marketable Securities

The Company accounts for its marketable securities under Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” which requires certain securities to be categorized as either trading, available-for-sale or held-to-maturity.  Based on the Company’s intent to invest in the securities at least through a minimum holding period, the Company’s available-for-sale securities are carried at fair value with net unrealized gain or (loss) recorded as a separate component of stockholders’ equity. Held-to-maturity securities are valued at amortized cost.  If a decline in fair value of held-to-maturity securities is determined to be other than temporary, the investment is written down to fair value.

Property, Equipment and Depreciation

Property and Equipment consisted of the following at June 30, 2007:

Furniture and fixtures	$77,500
Computers	217,781
Equipment	53,963
Leasehold improvements	64,900
Total	414,144
Less: Accumulated depreciation	374,341
Net property and equipment	$39,803

Furniture, fixtures, computers and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of five years.  Leasehold improvements are recorded at cost and amortized over five years.  Depreciation expense for the period ended June 30, 2007 and 2006 was $1,584 and $2,939, respectively.

Cash and Equivalents

The Company considers cash to be all short-term, highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less.

Inventories

Inventories consist primarily of finished product, but at times will include certain raw materials, packaging and labeling materials and are recorded at the lower of cost or market on an average cost basis.  The Company does not process raw materials but rather has third party suppliers formulate, encapsulate and package finished goods.

Stock-Based Compensation

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”), which requires the Company to measure the cost of employee services received in exchange for all equity awards granted including stock options based on the fair market value of the award as of the grant date.  SFAS 123R supersedes Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS 123”) and Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”).  The Company has adopted SFAS 123R using the modified prospective method.  Accordingly, prior period amounts have not been restated.  Under the modified prospective method, stock options awards that are granted, modified or settled after December 31, 2005 will be valued at fair value in accordance with provisions of SFAS 123R and recognized on a straight line basis over the service period of the entire award.

Prior to 2006, the Company accounted for stock-based compensation in accordance with APB 25 using the intrinsic method, which did not require compensation cost to be recognized for the Company’s stock options as all options previously granted had an exercise price equal to the market value of the underlying common stock on the date of the grant.

The Company did not grant any stock options in the three and six months ended June 30, 2007 and 2006.  Accordingly, no compensation cost has been recognized for the stock options granted to employees in those periods.

Income Taxes

The Company accounts for income taxes under the liability method pursuant to the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.”  Deferred taxes arise from temporary differences, due to differences between accounting methods for tax and financial statement purposes.

Loss Per Share

Net loss per share is calculated using the weighted average number of shares of common stock outstanding during the year.  The Company has adopted SFAS No. 128, “Earnings Per Share”.

Advertising Expenses

The Company’s advertising primarily consists of print in trade and consumer publications and for promotional expenses relating to certain radio and media placements for certain products.  The Company expenses advertising costs as incurred.  Advertising expense totaled approximately $95,000 and $35,000 for the six month periods ended June 30, 2007 and 2006, respectively, and is included in marketing expenses in the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Financial Instruments

Financial instruments consist primarily of cash, accounts receivable, and obligations under accounts payable, accrued expenses and notes payable.  The carrying amounts of cash, accounts receivable, accounts payable, certain notes payable and accrued expenses approximate fair value because of the short term maturity of those instruments.  The fair value of notes payable to related parties could not be determined because of conversion features and the affiliated nature of those instruments.

Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed

The Company reviews its long-lived assets and identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.  If such assets were considered to be impaired, the impairment to be recognized would be measured by the amount by which the carrying amount of the assets exceeds the fair market value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

The Company evaluates the recoverability of property and equipment and intangibles not held for sale by comparing the carrying amount of the asset or group of assets against the estimated undiscounted future net cash flows expected to result from the use of the asset or group of assets. If the undiscounted estimated cash flows are less than the carrying value of the asset or group of assets being reviewed, an impairment loss would be recorded.  The loss would be measured based on the estimated fair value of the asset or group of assets compared to cost.  The estimated fair value would be based on the best information available under the circumstances, including prices for similar assets and the results of valuation techniques, including the present value of expected future cash flows using a discount rate commensurate with the risks involved.  The Company’s long-lived assets were tested for impairment at June 30, 2007 and 2006 and no impairment was found.

Note 3 – INCOME (LOSS) PER SHARE

Convertible preferred stock and outstanding options and warrants were not considered in the calculation for diluted earnings per share for the periods ended June 30, 2007 and 2006 because the effect of their inclusion would be anti-dilutive.

Three Months	June 30, 2007				June 30, 2006
	Loss	Shares	Loss Per share		Loss	Shares	Loss Per share
Net (loss)	$(462,187)				$(104,591)
Preferred stock dividends	(117,144)				(35,104)

Basic loss per share

Loss available to common stockholders	$(579,331)	118,932,900	$(	*)	$(139,695)	41,687,288	$(	*)

Effect of dilutive securities		N/A			N/A

Diluted loss per share		118,932,900	$(	*)		41,687,288	$(	*)

Six Months	June 30, 2007			June 30, 2006
	Loss	Shares	Loss Per share	Loss	Shares	Loss Per share
Net (loss)	$(690,196)			$(214,385)
Preferred stock dividends	(152,248)			(70,208)

Basic loss per share

Loss available to common stockholders	$(842,444)	83,423,590	$(0.01)	$(284,593)	41,659,664	$(	*)

Effect of dilutive securities		N/A		N/A

Diluted loss per share		83,423,590	$(0.01)		41,659,664	$(	*)

Preferred stock convertible to 133,087,900 shares of common stock and warrants and options to purchase 80,267,887 shares of common stock were outstanding at June 30, 2007.  Preferred stock convertible to 17,535,000 shares of common stock and warrants and options to purchase 7,912,708 shares of common stock were outstanding at June 30, 2006.  These securities were excluded from the computation of diluted earnings per share because the effect of their inclusion would be anti-dilutive.  Preferred stock dividends of $152,248 would be added to increase the net loss available to common stockholders for purposes of calculating diluted loss per share for the six month period ended June 30, 2007.  Preferred stock dividends of $70,208 would be added to reduce the net loss available to common stockholders for purposes of calculating diluted loss per share for the six month period ended June 30, 2006.

Note 4 - ACCOUNTS RECEIVABLE

The Company records revenue and accounts receivable from customers upon shipment of product to the customer.  Sales returns are recorded as a reduction to sales when a customer and the Company agree a return is warranted.  All returns must be authorized in advance and must be accompanied by an invoice number within 180 days.  The Company estimates returns based on historical experience and record an allowance for product returns and uncollectible accounts receivable.  Historically, returns have been immaterial, and the Company has not recorded an allowance for product returns for the period ended June 30, 2007 and 2006.  The allowance for uncollectible accounts is 100,190 at June 30, 2007.

Note 5 - GEOGRAPHIC AREA DATA BY PRODUCT LINE

The Company generates its revenues from numerous customers, primarily in the United States.  The Company’s product lines include primarily nutritional and dietary supplements.  The Company operates in only one reportable segment and holds all of its assets in the United States.  The following table outlines the breakdown of sales to unaffiliated customers domestically and internationally for the six months ended June 30, 2007:

Net Sales
	2007	2006
Nutritional and Dietary Supplements:
United States	$2,716,328	$449,339
Canada	365,440	32,630
Asia	11,893	71,536
U.K./Europe	62,060	-
Other	256,962	141,190
Total	$3,412,683	$694,695

Note 6 - CREDIT RISK AND OTHER CONCENTRATIONS

As of June 30, 2007, no single customer accounted for more than 10% of the Company’s accounts receivable balance.

At June 30, 2007, approximately 30%, 27% and 10.5% of accounts payable were due to three vendors.  Purchases from these three vendors totaled approximately $1,353,000, $771,000 and $199,000, respectively.

A slowdown or loss of these customers or suppliers could materially adversely affect the results of operations and our ability to generate significant cash flow.

Note 7 – STOCK OPTIONS AND WARRANTS

Under the Company’s Employee Incentive Stock Option Plan (the “1996 Plan”) approved by the stockholders in 1996, the total number of shares of common stock that may be granted is 500,000, amended to 6,500,000 in 1999.  The 1996 Plan provides that shares granted come from the Company’s authorized but unissued common stock.  The price of the options granted pursuant to these plans will not be less than 100% of the fair market value of the shares on the date of grant.  The options expire ten years from date of grant.  At the Company’s Annual Meeting held on December 10, 2004, the Company’s shareholders approved the 2004 Stock Option Plan (the "2004 Plan").  There are 5,000,000 shares reserved for issuance under the 2004 Plan and 6,500,000 shares will continue to be reserved under the 1996 Plan for stock grants previously made under that plan, for a total of 9,642,500 shares available for stock grants under both plans, or 7.3% of the Company’s issued and outstanding common stock as of June 30, 2007, assuming all options under both plans were granted and exercised.

Effective as of July 11, 2007, the Company entered into an employment agreement with Mr. Reithinger pursuant to which Mr. Reithinger serves as its President and Chief Executive Officer for a five-year term, at an annual compensation of $150,000 (retroactive to April 1, 2007), subject to an annual increase of 5% upon meeting performance standards reasonably established by the Board, or otherwise based on performance as reasonably determined by the Board, together with (i) an annual bonus to be determined by the Board on an annual basis or otherwise based on performance as reasonably determined by the Board (ii) a matching 401(k) Plan contribution of up to 6% of his salary per year and (iii) a stock option to purchase 10,000,000 shares of common stock at an exercise price of $0.04 per share, exercisable for a ten-year term.

Note 8 - INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Deferred tax assets totaling $4,432,000 at December 31, 2006 were offset by a valuation allowance of $4,432,000 that was provided due to the uncertainty of future realization of federal and state net operating loss carryforwards that give rise to approximately $4,291,000 of the net deferred income tax asset.

The Company has federal and state net operating loss carryforwards of approximately $11,704,000 and $4,779,000 at December 31, 2006.  The federal net operating loss carryforwards expire in 2013 through 2026 and state loss carryforwards expire 2007 through 2011.

Note 9 – SUBSEQUENT EVENT – BUSINESS ACQUISITION

On July 12, 2007, the Company repaid the 12% 2007 Bridge Note from the proceeds of the Refinancing from Vineyard, consisting of a $2,000,000 term loan having a two-year maturity, at an interest rate equal to the prime rate plus 2%.  The Refinancing is secured by the same collateral and contains substantially the same terms and conditions as the Bank Financing.  Repayment of the Refinancing has been guaranteed by O. Lee Tawes, III.

Note 10 – NOTES PAYABLE

Notes payable at June 30, 2007 consisted of the following:

The note bears interest at 12%, is guaranteed by a director of the company and matures on June 30, 2007 (See Note 9).	$1,750,000

The note bears interest at 9.75%, has senior debt priority, is secured by all business assets and matures on April 1, 2010.	1,483,493

The note bears interest at 5%, is unsecured and matures on May 2013.	1,051,440

The note bears interest at 10%, is unsecured and matures on February 28, 2009.	500,000

The note bears interest at 10%, is held by a director of the Company, is unsecured and matures on February 28, 2009.	500,000

The notes bear interest at 8%, are convertible into common stock of the Company, are unsecured and mature on March 31, 2009.	500,000

The notes bear interest at 12% to 30% per annum, are unsecured and mature June 2003 through July 2007.	474,945

The note bears interest at 10%, is held by a director of the Company, is unsecured and matured on May 2005.	350,000

The note bears interest at 8%, is held by an officer of the Company, is unsecured and matures on March 31, 2009.	350,000

The notes bear interest at 8%, are unsecured and mature on March 31, 2009.	350,000

The business credit line is due in monthly installments of principal and interest based on outstanding balance at a rate of 1% over prime per annum until maturity, is secured by all business assets, matures on April 1, 2009 and has a maximum borrowing capacity of 500,000.	250,000

The note bears no interest, is unsecured and is due at such time that the Company reaches a positive stockholders’ equity.	150,000

The note bears interest at 8%, is held by an officer of the Company, is convertible into common stock of the Company, is unsecured and matures on March 31, 2009.	100,000

The business credit line is due in monthly installments of principal and interest based on outstanding balance at a rate of 12.25% per annum until maturity and has a maximum borrowing capacity of $100,000.	89,549

Total carrying amount of debt	7,899,427

Less: Discount on debt	538,826

Less: Current portion	1,515,680

Net long term portion	$5,844,921

The convertible debt outstanding at June 30, 2007 of $600,000 would be convertible into a maximum of 12,000,000 shares of the Company’s common stock at June 30, 2007, on the basis of the lowest fixed conversion price.

The Company is in default on scheduled debt repayments of $799,945 as of June 30, 2007.  The creditors have not amended the notes nor have they demanded payment or accrual of interest.  The fair value of these notes cannot be determined at December 31, 2006 because of the related party nature of the arrangements.

Statement of Information Furnished

The accompanying financial statements have been prepared in accordance with Form 10-QSB instructions and in the opinion of management contain all adjustments (consisting of only normal and recurring accruals) necessary to present fairly the financial position as of June 30, 2007, the results of operations for the three and six months ended June 30, 2007 and 2006, and cash flows for the three and six months ended June 30, 2007 and 2006.  These results have been determined on the basis of generally accepted accounting principles and practices applied consistently with those used in the preparation of the Company's 2006 Annual Report on Form 10-KSB.

Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted.  It is suggested that the accompanying financial statements be read in conjunction with the financial statements and notes thereto incorporated by reference in the Company's 2006 Annual Report on Form 10-KSB.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
12/31/2006
(UNAUDITED)

	Historical
	Baywood	Nutritional	Pro Forma		Pro Forma
	International, Inc.	Specialties, Inc.	Adjustments		Combined

ASSETS

CURRENT ASSETS
Cash and equivalents	$22,200	$103,838	$1,149,873		$1,275,911
Accounts receivable	45,789	891,940	-		937,729
Inventories	76,644	1,016,588	-		1,093,232
Prepaid expenses and other current assets	64,727	60,675	-		125,402
Total current assets	209,360	2,073,041	1,149,873		3,432,274

NON CURRENT ASSETS
Excess of purchase price over fair value of tangible assets	-	-	10,141,418	(2)	10,141,418
Other non-current assets	243,500	100,000	(242,000	)(3)	101,500
Property and equipment	27,584	19,267	-		46,851
Debt acquisition costs	-	-	893,052	(4)	893,052
				(5)
Total non-current assets	271,084	119,267	10,792,470		11,182,821

Total assets	$480,444	$2,192,308	$11,942,343		$14,615,095

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$706,401	$368,300	$-		$1,074,701
Interest payable	298,217	-	-		298,217
Accrued liabilities	715,786	533,487	-		1,249,273
Bank line of credit	-	307,257	-		307,257
Notes payable	1,514,321	93,004	(300,000	)(6)	1,307,325
Notes payable- Lifetime Acquisition	-	-	2,487,500	(4)	2,487,500
Total current liabilities	3,234,725	1,302,048	2,187,500		6,724,273

Notes payable	-	997,274	3,312,500	(4)	4,309,774
Less Discount	-	-	(867,890	)(5)	(867,890)
Net	-	997,274	2,444,610		3,441,884

STOCKHOLDERS' EQUITY
Preferred stock, $1.00 par value, 10,000,000 shares authorized
Class A, 35,000 shares issued and outstanding	35,000	-	-		35,000
Class F, 11,710 shares issued and outstanding; stated value of $936,800	11,710	-	-		11,710
Class G, 200,000 shares issued and outstanding	200,000	-	-		200,000
Class H, 350,000 shares issued and outstanding	350,000	-	-		350,000
Class I, 521,500 shares issued and outstanding, $.001 par value	-	-	521	(6)	521
Common stock, $.001 par value, 50,000,000 shares authorized, 32,768,235 shares issued and outstanding	42,667	-	22,000	(1)	64,667
Common stock	-	40,000	(40,000)		-
Additional paid-in capital	10,705,990	107,000	7,073,698	(5)	17,886,688
				(6)
			-	(7)
Accumulated other comprehensive loss	(36,000)	-	-		(36,000)
Accumulated deficit	(14,063,648)		-		(14,063,648)
Retained Earnings	-	945,986	(945,986)		-
Treasury stock	-	(1,200,000)	1,200,000		-
Total stockholders' equity (deficit)	(2,754,281)	(107,014)	7,310,233		4,448,938
Total liabilities and stockholders' equity	$480,444	$2,192,308	$11,942,343		$14,615,095

(1)
We issue 22,000,000 shares of our common stock to sellers as part of the purchase price that is valued at current trading price of $0.05 per share.  Common stock was increased for the par value of $.001per share with the balance of $1,078,000 included in additional paid in capital.

(2)	The total purchase price is as follows:

Cash	$7,634,404
Notes payable- sellers	1,300,000
Common stock	1,100,000
10,034,404
Estimated liabilities in excess of tangible assets acquired	107,014
Total	$10,141,418

The notes payable consist of 8% unsecured promissory notes in the aggregate amount of $700,000 and 8% unsecured convertible promissory notes in the aggregate amount of $600,000, and a five-year warrant to purchase 700,000 shares of our common stock at an exercise price of $.05 per share. The 8% convertible notes are convertible into shares of common stock at a conversion price of $.05 per share subject to various adjustments.

(3)
During 2006 we paid various professional fees in connection with the Lifetime acquisition. These expenses were deferred at December 31, 2006 and allocated as a cost of the investment in Lifetime, the raising of debt and the raising of equity.

(4)
In connection with the acquisition, we raised $4,500,000 from (i) the issuance of 10% notes in the aggregate principal amount of $1,000,000, (ii) the issuance of a 12% 2007 bridge note in the principal amount of $2,000,000, and (iii) bank financing in the aggregate principal amount of $1,500,000.

Total indebtedness incurred in the acquisition is as follows:

10% notes, interest payable monthly and principal payments of $166,667 in February, 2008 and $833,333 in February, 2009	$1,000,000

12% subordinated bridge note payable on June 30, 2007	2,000,000

Bank financing payable in monthly payments of interest and principal of $19,801 through March, 2010 and a final payment of $1,210,977 in April, 2010. Interest is at 9.75 percent.	1,500,000

Seller notes with interest payable monthly at 8% and principal payable quarterly through March, 2009	1,300,000

Total	$5,800,000

Current	$2,487,500
Long term	3,312,500
Total	$5,800,000

(5)
We issued warrants to (i) the sellers to acquire 700,000 shares of our common stock at $.05per share, (ii) the purchasers of the 10% notes to purchase 10,000,000 shares of common stock at an exercise price of $.02 per share, (iii) and the purchaser of the 12% 2007 bridge notes to purchase 4,000,000 shares of common stock at an exercise price of $.05 per share. In addition, we issued warrants to Northeast Securities, Inc. to purchase 18,483,750 shares of common stock at an exercise price of $.04 per share. Northeast Securities, Inc. was the exclusinve placement agent and was issued the warrants for their services in connection with the placement of the equity and certain of the notes.

Using the Black-Scholes option pricing model, the value of these warrants is determined to be an average $0.0589 per warrant. The value assigned to the warrants relating to the debt is recorded as a discount of the debt and an addition to additional paid in capital. The value of the warrants issued to Northeast Securities, Inc. is included in debt acquisition cost and additional paid in capital as a cost of raising the financing.

See also (6) below relating to warrants issued to purchasers of the Series I 8% cumulative convertible preferred stock.

(6)
In connection with the acquisition, we issued 104.3 units consisting of 5,000 shares per unit of Series I 8% cumulative convertible preferred stock, convertible into 1,250,000 shares of common stock at $.04 per share, and a five year warrant to purchase 250,000   shares at an exercise price of $.02 per share to a group of accredited investors. As part of the offering, $300,000 of our outstanding indebtedness was converted into shares of the Series I preferred stock.

(7)
Additional paid in capital includes the amounts received in excess of the par value of the common and preferred shares issued and the value of the warrants issued to certain note holders, the placement agent and the investors in the preferred stock. It is also being reduced for the costs incurred in connection with raising the equity.

The Company’s stock price has traded in range of $0.02 to $0.16 per share over the prior five year period and a range of $.04 to $.10 for February, March and April of 2007. These proforma statements value the common shares issued at $.05 per share which is management's estimate of an average value in the period around the time of the acquisition. The warrants are valued at $.07 per share which was the trading price on March 31, 2007, the effective date of the transaction.

These proforma financial statements present the proforma financial position of the combined entity assuming the transaction occurred on December 31, 2006 The acquisition closed on April 5, 2007, effective March 31, 2007. Management does not believe that the final purchase price will vary materially from the proforma purchase price.

For purposes of this pro forma presentation, it is assumed that there are no significant differences from the carrying value of tangible net assets of the sellers and the fair value of such net assets at the time of the acquisition.  At this time, we cannot estimate the allocation of the excess purchase price over the fair value of net assets acquired among amortizable intangibles and goodwill.  The actual allocation could be based on a third party valuation of the seller's net assets and such allocation could vary from that presented above.  However, we do not anticipate a material change in the final allocation of purchase price over the fair value as compared to the allocation presented above.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2006

	Historical
	Baywood	Nutritional	Pro Forma		Pro Forma
	International, Inc.	Specialties, Inc.	Adjustments		Combined

NET SALES	$1,077,929	$11,981,956	$-		$13,059,885

COST OF SALES	560,862	6,843,355	-		7,404,217
Gross profit	517,067	5,138,601	-		5,655,668

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
Marketing expenses	239,025	2,440,647	-		2,679,672
General and administrative expenses	625,820	1,359,455	-		1,985,275
Amortization	-		-	(1)	-
Depreciation	5,260	14,484	-		19,744
Total selling, general and administrative expenses	870,105	3,814,586	-		4,684,691
Operating income (loss)	(353,038)	1,324,015	-		970,977

OTHER INCOME (EXPENSE):
Interest income	272	-	-		272
Miscellaneous expense	-	-	-		-
Other Income	-	26,795	-		26,795
Interest expense	(271,744)	(42,225)	-	(2)	(313,969)
Total other expense	(271,472)	(15,430)	-		(286,902)

INCOME (LOSS) BEFORE INCOME TAXES	(624,510)	1,308,585	-		684,075

INCOME TAX PROVISION	-	-	-	(3)	-

NET INCOME (LOSS)	$(624,510)	$1,308,585	$-		$684,075

BASIC NET INCOME (LOSS) PER COMMON SHARE	$(0.01)	N/A (6)	$-	(4)	$0.01

DILUTED NET INCOME (LOSS) PER COMMON SHARE	$(0.01)	N/A	$-	(4)	$0.01

WEIGHTED AVERAGE OF COMMON SHARES OUTSTANDING	42,001,918	N/A	-		42,001,918

(1)
The excess of the purchase price over the fair value of the assets acquired is allocated between those intangible assets that have estimated useful lives and goodwill. For the purpose of these proforma financial statements the entire amount is being allocated to goodwill. Goodwill is not amortized but is tested for impairment in value annually. If determined to be impaired goodwill is written down to its estimated fair value. If there are any intangibles that have an estimated useful life those intangibles are amortized to expense over the estimated useful lives using the straight lone method. Amortization, if any, is a non cash charge to earnings and as such does not effect our cash flow.

(2)
We incurred various costs relating to the issuance of  the notes payable that are described as debt acquisition costs on the balance sheet. These costs will be amortized as additional interest costs over the terms of the related notes which range between 2007 and 2010. Amortization is a non cash charge to earnings and as such does not effect our cash flow.

(3)	Nutritional Specialties, Inc. files its federal and state income tax returns as a S Corporation. As such its stockholders include the Company's taxable income on their personal income tax returns.

(4)	An additional 22,000,000 shares have been added to the weighted average shares outstanding, representing shares issued to the sellers in connection with the acquisition.

Note:	We intend to eliminate certain general and administrative expenses related to reductions in rent and payroll as facilities are consolidated and duplicate positions are eliminated.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
3/31/2007
(UNAUDITED)

	Historical
	Baywood	Nutritional	Pro Forma		Pro Forma
	International, Inc.	Specialties, Inc.	Adjustments		Combined

ASSETS

CURRENT ASSETS

Cash and equivalents	$34,968	$509,441	$1,149,873		$1,694,282

Accounts receivable	43,605	1,086,912	-		1,130,517

Inventories	72,798	1,084,314	-		1,157,112

Prepaid expenses and other current assets	27,414	65,426	-		92,840

Total current assets	178,785	2,746,093	1,149,873		4,074,751

NON CURRENT ASSETS

Excess of purchase price over fair value of tangible assets	-	-	9,455,086	(2)	9,455,086

Other non-current assets	453,000	100,000	(423,000	)(3)	130,000

Property and equipment	26,685	15,646	-		42,331

Debt acquisition costs			952,053	(4)	952,053

				(5)

Total non-current assets	479,685	115,646	9,984,139		10,579,470

Total assets	$658,470	$2,861,739	$11,134,012		$14,654,221

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable	$903,649	$832,814	$-		$1,736,463

Interest payable	333,202	-	-		333,202

Accrued liabilities	748,787	246,756	-		995,543

Bank line of credit	-	101,506	-		101,506

Notes payable	1,661,727	102,057	(300,000	)(6)	1,463,784

Notes payable- Lifetime Acquisition	-	-	2,487,500	(4)	2,487,500

Total current liabilities	3,647,365	1,283,133	2,187,500		7,117,998

Notes payable	-	973,288	3,312,500	(4)	4,285,788

Less Discount	-	-	(867,890	)(5)	(867,890)

Net	-	973,288	2,444,610		3,417,898

STOCKHOLDERS' EQUITY
Preferred stock, $1.00 par value, 10,000,000 shares authorized

Class A, 35,000 shares issued and outstanding	35,000	-	-		35,000
Class F, 11,710 shares issued and outstanding; stated value of $936,800	11,710	-	-		11,710
Class G, 200,000 shares issued and outstanding	200,000	-	-		200,000
Class H, 350,000 shares issued and outstanding	350,000	-	-		350,000
Class I, 521,500 shares issued and outstanding, $.001 par value	-	-	521	(6)	521

Common stock, $.001 par value, 200,000,000 shares authorized, 66,762,887 shares issued and outstanding	42,667	-	22,000	(1)	64,667

Common stock		40,000	(40,000)		-

Additional paid-in capital	10,705,990	107,000	6,977,699	(5)	17,790,689
				(6)
				(7)
Accumulated other comprehensive loss	(7,500)	-	-		(7,500)

Accumulated deficit	(14,326,762)	-	-		(14,326,762)

Retained Earnings	-	1,658,318	(1,658,318)		-

Less: Treasury stock	-	(1,200,000)	1,200,000		-

Total stockholders' equity (deficit)	(2,988,895)	605,318	6,501,902		4,118,325

Total liabilities and stockholders' equity	$658,470	$2,861,739	$11,134,012		$14,654,221

(1)
We issue 22,000,000 shares of our common stock to sellers as part of the purchase price that is valued at current trading price of $0.05 per share. Common stock was increased for the par value of $.001per share with the balance of $1,078,000 included in additional paid in capital.

(2)	The total purchase price is as follows:

Cash	$7,660,404
Notes payable- sellers	1,300,000
Common stock	1,100,000
10,060,404
Estimated liabilities in excess of tangible assets acquired	(605,318)
Total	$9,455,086

The notes payable consist of 8% unsecured promissory notes in the aggregate amount of $700,000 and 8% unsecured convertible promissory notes in the aggregate amount of $600,000, and a five-year warrant to purchase 700,000 shares of our common stock at an exercise price of $.05 per share. The 8% convertible notes are convertible into shares of common stock at a conversion price of $.05 per share subject to various adjustments.

(3)
We paid various professional fees in connection with the Lifetime acquisition. These expenses are being allocated between costs of the investment in Lifetime, the raising of debt financing and the raising of equity.

(4)
In connection with the acquisition, we raised $4,500,000 from (i) the issuance of 10% notes in the aggregate principal amount of $1,000,000, (ii) the issuance of a 12% 2007 bridge note in the principal amount of $2,000,000, and (iii) bank financing in the aggregate principal amount of $1,500,000.

Total indebtedness incurred in the acquisition is as follows:

10% notes, interest payable monthly and principal payments of $166,667 in February, 2008 and $833,333 in February, 2009	$1,000,000

12% subordinated bridge note payable on June 30, 2007	2,000,000

Bank financing payable in monthly payments of interest and principal of $19,801 through March, 2010 and a final payment of $1,210,977 in April, 2010. Interest is at 9.75 percent.	1,500,000

Seller notes with interest payable monthly at 8% and principal payable quarterly through March, 2009	1,300,000

Total	$5,800,000

Current	$2,487,500
Long term	3,312,500
Total	$5,800,000

Fees paid to the placement agent and other  professional fees incurred in connection with the debt are recorded as debt acquisition costs. These costs will be amortized to expense over the terms of the related debt.

(5)
We issued warrants to (i) the sellers to acquire 700,000 shares of our common stock at $.05per share, (ii) the purchasers of the 10% notes to purchase 10,000,000 shares of common stock at an exercise price of $.02 per share, (iii) and the purchaser of the 12% 2007 bridge notes to purchase 4,000,000 shares of common stock at an exercise price of $.05 per share. In addition, we issued warrants to Northeast Securities, Inc. to purchase 18,483,750 shares of common stock at an exercise price of $.04 per share. Northeast Securities, Inc. was the exclusinve placement agent and was issued the warrants for their services in connection with the placement of the equity and certain of the notes.

Using the Black-Scholes option pricing model, the value of these warrants is determined to be an average $0.0589 per warrant. The value assigned to the warrants relating to the debt is recorded as a discount of the debt and an addition to additional paid in capital. The value of the warrants issued to Northeast Securities, Inc. is included in debt acquisition cost and additional paid in capital as a cost of raising the financing.

See also (6) below relating to warrants issued to purchasers of the Series I 8% cumulative convertible preferred stock.

(6)
In connection with the acquisition, we issued 104.3 units consisting of 5,000 shares per unit of Series I 8% cumulative convertible preferred stock, convertible into 1,250,000 shares of common stock at $.04 per share, and a five year warrant to purchase 250,000 shares at an exercise price of $.02 per share to a group of accredited investors. As part of the offering, $300,000 of our outstanding indebtedness was converted into shares of Series I preferred stock.

(7)
Aditional paid in capital includes the amounts received in excess of the par value of the common and preferred shares issued and the value of the warrants issued to certain note holders,  the placement agent and the investors in the preferred stock. It is also being reduced for the costs incurred in connection with raising the equity.

The Company’s stock price has traded in range of $0.02 to $0.16 per share over the prior five year period and a range of $.04 to $.10 for February, March and April of 2007. These proforma statements value the common shares issued at $.05 per share which is management's estimate of an average value in the period around the time of the acquisition. The warrants are valued at $.07 per share which was the trading price on March 31, 2007, the effective date of the transaction.

These proforma financial statements present the proforma financial position of the combined entity assuming the transaction occurred on December 31, 2006 The acquisition closed on April 5, 2007, effective March 31, 2007. Management does not believe that the final purchase price will vary materially from the proforma purchase price.

For purposes of this pro forma presentation, it is assumed that there are no significant differences from the carrying value of tangible net assets of the sellers and the fair value of such net assets at the time of the acquisition.  At this time, we cannot estimate the allocation of the excess purchase price over the fair value of net assets acquired among amortizable intangibles, if any, and goodwill.  The actual allocation could be based on a third party valuation of the seller's net assets and such allocation could vary from that presented above.  However, we do not anticipate a material change in the final allocation of purchase price over the fair value as compared to the allocation presented above.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Period Ended March 31, 2007

	Historical
	Baywood	Nutritional	Pro Forma		Pro Forma
	International, Inc.	Specialties, Inc.	Adjustments		Combined

NET SALES	$206,133	$3,234,803	$-		$3,440,936

COST OF SALES	97,357	1,713,110	-		1,810,467
Gross profit	108,776	1,521,693	-		1,630,469

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
Marketing expenses	49,031	595,836	-		644,867
General and administrative expenses	155,092	217,351	-		372,443
Amortization	-		-	(1)	-
Depreciation	898	3,621	-		4,519
Total selling, general and administrative expenses	205,021	816,808	-		1,021,829
Operating income (loss)	(96,245)	704,885	-		608,640

OTHER INCOME (EXPENSE):
Interest income	-	-	-		-
Miscellaneous expense	-	-	-		-
Other Income	-	25,219	-		25,219
Interest expense	(131,764)	(17,770)	-	(2)	(149,534)
Total other expense	(131,764)	7,449	-		(124,315)

INCOME (LOSS) BEFORE INCOME TAXES	(228,009)	712,334	-		484,325

INCOME TAX PROVISION	-	-	-	(3)	-

NET INCOME (LOSS)	$(228,009)	$712,334	$-		$484,325

BASIC NET INCOME (LOSS) PER COMMON SHARE	$(0.01)	N/A	$-	(4)	$0.01

DILUTED NET INCOME (LOSS) PER COMMON SHARE	$(0.01)	N/A	$-	(4)	$0.01

WEIGHTED AVERAGE OF COMMON SHARES OUTSTANDING	42,667,288	N/A	-		42,667,288

(1)
The excess of the purchase price over the fair value of the assets acquired is allocated between those intangible assets that have estimated useful lives and goodwill. For the purpose of these proforma financial statements the entire amount is being allocated to goodwill. Goodwill is not amortized but is tested for impairment in value annually. If determined to be impaired goodwill is written down to its estimated fair value. If there are any intangibles that have an estimated useful life those intangibles are amortized to expense over the estimated useful lives using the straight lone method. Amortization, if any, is a non cash charge to earnings and as such does not effect our cash flow.

(2)
We incurred various costs relating to the issuance of  the notes payable that are described as debt acquisition costs on the balance sheet. These costs will be amortized as additional interest costs over the terms of the related notes which range between 2007 and 2010. Amortization is a non cash charge to earnings and as such does not effect our cash flow.

(3)	Nutritional Specialties, Inc. files its federal and state income tax returns as a S Corporation. As such its stockholders include the Company's taxable income on their personal income tax returns.

(4)	An additional 22,000,000 shares have been added to the weighted average shares outstanding, representing shares issued to the sellers in connection with the acquisition.

Note:	We intend to eliminate certain general and administrative expenses related to reductions in rent and payroll as facilities are consolidated and duplicate positions are eliminated.